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SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
WORLDGATE COMMUNICATIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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	(1)	Title of each class of securities to which transaction applies:
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	(4)	Proposed maximum aggregate value of transaction: $2,400,000
	(5)	Total fee paid: $480
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

August 25, 2003

To the Stockholders of WorldGate Communications, Inc.:

        You are cordially invited to attend our Annual Meeting of Stockholders of WorldGate Communications, Inc., a Delaware corporation ("WorldGate" or the "Company"), to be held on September 22, 2003, at 9:00 AM EDT at the Holiday Inn Select, 4700 Street Road, Trevose, Pennsylvania.

        In addition to the routine matters for our annual meeting the Company intends to seek stockholder approval of two important proposals for the Company: (i) the sale of certain of the Company's assets relating to its interactive television business ("ITV Business"); and (ii) a reverse stock split. Our board of directors has unanimously approved each of these matters and is recommending that stockholders also approve both matters.

        On August 6, 2003, the Company entered into an asset purchase agreement (the "Agreement") to sell to TVGateway, LLC ("TVGateway") certain assets relating to the Company's ITV Business. These assets included the intellectual property relating to the ITV Business, certain software relating to the ITV Business and currently being used by TVGateway, and certain furniture and equipment currently being used by TVGateway. The aggregate purchase price for these assets is $2.4 million, which WorldGate will receive at closing. In addition, concurrently with the execution of the Agreement, WorldGate and TVGateway entered into a redemption agreement pursuant to which TVGateway redeemed WorldGate's equity interest in TVGateway for $600 thousand in cash.

        WorldGate is selling these assets of the ITV Business because of continuing losses, and a general market standstill for the ITV Business, declining revenues as well as our immediate cash need to maintain an ongoing entity. We believe the near term does not offer any significant upturn potential for the ITV Business. Rather than continuing to invest in our ITV Business and await a market upturn we have chosen to pursue other opportunities which we believe leverage both our expertise and our relationships with our customers, and which we believe offer greater growth potential.

        As previously indicated we have received notification from NASDAQ that we were not in compliance with their minimum bid price rule and accordingly we applied for and received permission to transfer our listing from the NASDAQ National Market to the NASDAQ Small Cap Market where we are currently traded. Although the NASDAQ Small Cap Market also has a $1.00 minimum bid price rule we have been granted a grace period to achieve compliance with this rule. Our stock price continues to trade in a range that is less than $1.00. Accordingly we are seeking your approval for a one-for-twenty reverse stock split of WorldGate's common stock with the goal of regaining compliance with this rule.

        The board recommends that you read this Proxy Statement carefully, including the section beginning on page 31 titled "Risks Related to the Asset Sale" describing risk factors relating to the Asset Sale.

        Your vote is very important to us, regardless of the number of shares that you own. Whether or not you plan to attend the Meeting, please vote as soon as possible to make sure your shares are represented at the meeting.

        I strongly support these transactions and join our board of directors in enthusiastically recommending that you vote in favor of these proposals. I hope that you will attend the Meeting. The board of directors and I look forward to seeing you there.

/s/  HAL KRISBERGH

Chairman and CEO
WorldGate

        This proxy statement is dated August 25, 2003 and is first being mailed to stockholders of the Company on or about August 25, 2003.

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Avenue
Trevose, PA 19053

NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS
AUGUST 25, 2003

        The Annual Meeting (the "Meeting") of stockholders of WorldGate Communications, Inc. ("WorldGate" or the "Company") will be held at the Holiday Inn Select at 4700 Street Road, Trevose, PA 19053, on September 22 at 9:00 AM, for the following purposes:

  1.
  To elect six directors;

  2.
  To approve the proposed sale to TVGateway, LLC, of certain of the Company's assets relating to its ITV Business;

  3.
  To approve a proposed plan of recapitalization that will result in a one-for-twenty reverse stock split of WorldGate's common stock; and

  4.
  To transact other such business as may properly come before the Meeting or any adjournment thereof.

        Holders of record of common stock of the Company at the close of business on August 5, 2003, are entitled to notice of and to vote at the Meeting or any adjournment thereof.

        YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. PROXIES ARE REVOCABLE, AND YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THE MEETING.

        The Proxy Statement contains a more detailed description of each of these matters. We encourage you to read the Proxy Statement and the Asset Purchase Agreement (attached as Exhibit A to the Proxy Statement).

                      By order of the board of directors
                      Randall J. Gort, Secretary

Proxy Statement	1
Questions and Answers Regarding this Meeting	2
Questions and Answers About The TVGateway Transaction	5
Questions and Answers About the Reverse Stock Split	5
Questions and Answers About The Company's Current Stockholders	7
Questions and Answers About The Company's Current Executive Officers	8
Forward-Looking Statements	9
PROPOSAL NO. 1—ELECTION OF DIRECTORS	9
Nominees For Election	10
General Information Concerning the Board of Directors and its Committees	11
Audit Committee Report	12
Vote Required and Board Recommendation	12
PROPOSAL NO. 2—THE TVGATEWAY TRANSACTION	13
Sale of Certain Assets of Our ITV Business	13
Background of the TVGateway Transaction	13
Exploration of Strategic Alternatives	14
Summary Of The TVGateway Transaction	16
Summary of the Asset Purchase Agreement	18
Vote Required and Board Recommendation	21
Board of Directors Approval	22
Information About the Company	25
WorldGate's Continuing Business Following the TVGateway Transaction	25
PROPOSAL 3—AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	28
Overview	28
Reasons for the Reverse Stock Split	28
Implementation and Effects of the Reverse Stock Split	29
Fractional Shares	29
Authorized Shares	29
Potential Anti-Takeover Effect	30
Other Effects on Outstanding Shares	30
Accounting Matters	30
Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates	30
Vote Required and Board Recommendation	31

Risks Related to the Asset Sale	31
Risks Related to WorldGate's Continuing Business Operations	32
Risks Associated with the Reverse Stock Split	37
Fairness Opinion of Boston Corporate Finance	38
Appraisal Rights	39
Regulatory Approvals	39
Income Tax Consequences of the Reverse Stock Split	39
Executive Compensation	40
Compensation of Directors	43
Compensation Committee Interlocks and Insider Participation	43
Report of Compensation and Stock Option Committee on Executive Compensation	43
Stock Option Repricing	45
Limitations on Deductibility of Compensation	45
Comparative Stock Performance Graph	46
Information Concerning Independent Accountants	47
Section 16(A) Beneficial Ownership Reporting Compliance	47
Stockholder's Proposals for 2004 Annual Meeting	47
Other Matters	48
Multiple Stockholders Sharing The Same Address	48
Annual Report On Form 10-K	48
Exhibit A—Asset Purchase Agreement	49
Exhibit B—Fairness Opinion for the TVGateway Transaction	91
Exhibit C—Reverse Stock Split Amendment	94
Exhibit D—Charter of the Audit Committee of the Board of Directors	96

WORLDGATE COMMUNICATIONS, INC.
3190 Tremont Ave.
Trevose, PA 19053

PROXY STATEMENT

        This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders and Proxy Card are being furnished in connection with the solicitation by WorldGate Communications, Inc., a Delaware corporation ("WorldGate", the "Company", "we" or "our"), of proxies to be voted at the Annual Meeting of Stockholders scheduled to be held on September 22, 2003, at 9:00 A.M. EDT, at the Holiday Inn Select at 4700 Street Road in Trevose, Pennsylvania, and any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the enclosed Proxy Card are being furnished on or about August 25, 2003, to all holders of record of shares of Common Stock, par value $.01 per share ("Common Stock") as of 5:00 P.M. EDT on August 5, 2003.

        The Board of Directors encourages you to complete and return the Proxy Card even if you plan to attend the Meeting. You may revoke your proxy at any time before it is voted at the Meeting by giving written notice of revocation to the Secretary of the Company, by submitting a proxy card bearing a later date or by attending the Meeting in person and casting a ballot.

        The proxy holders, Hal Krisbergh and Randall Gort, will vote all shares of Common Stock represented by Proxy Cards that are properly signed and returned by stockholders. The Proxy Card also authorizes the proxy holders to vote the shares represented with respect to any matters not known at the time this Proxy Statement was printed that may properly be presented for consideration at the Meeting. YOU MUST RETURN A SIGNED PROXY CARD IF YOU WANT THE PROXY HOLDERS TO VOTE YOUR SHARES OF COMMON STOCK. YOU MAY REVOKE THE PROXY AT ANY TIME PRIOR TO IT BEING VOTED BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY, BY SUBMITTING A PROXY CARD BEARING A LATER DATE OR BY ATTENDING THE MEETING AND VOTING IN PERSON.

        This solicitation of proxies is made by WorldGate, and all related costs will be borne by us. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers and regular employees, without additional compensation, may also solicit proxies personally or by telephone or other means of communication.

Questions and Answers Regarding this Meeting

Q.
Where and when is the Meeting of the stockholders?

A.    The Meeting of the stockholders of the Company will be held at the Holiday Inn Select located at 4700 Street Road, Trevose, PA 19053, at 9:00 A.M., September 22, 2003.

Q.
What is the purpose of the Meeting?

A.    At the Meeting, stockholders will act upon the matters outlined in the notice of Meeting on the cover page of this proxy statement, including election of directors, as well as the consideration of proposals to:

  •
  authorize the sale (the "TVGateway Transaction") by the Company to TVGateway, LLC ("TVGateway") of certain assets comprising the Company's ITV Business (the "ITV Business"); as well as

  •
  amend the Company's Certificate of Incorporation to effect a one-for-twenty reverse stock split of the Company's outstanding common stock, $0.01 par value per share (the "Common Stock") (the "Reverse Stock Split").

Q.
What is WorldGate's voting recommendation?

A.    Our board of directors recommends that you vote your shares "FOR" each of the proposed nominees for our board of directors,"FOR" the proposed Reverse Stock Split, and "FOR" the TVGateway Transaction.

Q.
Who can vote at the Meeting?

A.    The board of directors set August 5, 2003, as the record date for the Meeting. All stockholders who owned WorldGate common stock at the close of business on that date may attend and vote at the Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Meeting unless you request and obtain a valid proxy from your broker or other agent.

        On the record date, approximately 23,580,876 shares of our Common Stock were issued and outstanding and held of record by 342 stockholders, and all of these shares are entitled to vote at the Meeting. Each stockholder entitiled to vote shall have the right to one vote for each outstanding share of common stock held in such stockholder's name.

Q.
How many shares must be present to hold the Meeting?

A.    A majority of WorldGate's outstanding shares as of the record date must be present at the Meeting in order to hold the Meeting and conduct business. This is called a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Meeting for purposes of establishing a quorum. Your shares will be counted as present at the Meeting if you (i) are present and vote in person at the Meeting; (ii) have properly submitted a Proxy Card; or (iii) have voted by telephone or using the Internet, if such methods are available to you.

Q.
What is the voting requirement to elect a director or to approve the Reverse Stock Split and the TVGateway Transaction?

A.    The election of a director requires the affirmative "FOR" vote of a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting. To be approved, each of the Reverse Stock Split and the TVGateway Transaction matters requires the affirmative "FOR" vote of a majority of the outstanding shares of WorldGate entitled to vote on such proposal.

Q.
How are votes counted?

A.    You may vote "FOR," "AGAINST" or "ABSTAIN" in regard to each of (i) the election of each director, (ii) the Reverse Stock Split, and (iii) the TVGateway Transaction matters. If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote "FOR" each of the proposed matters. Brokerage firms may have authority to vote customers' unvoted shares on some "routine" matters. If you do not vote and you hold your shares in a brokerage account in your broker's name (this is called "street name"), your broker may exercise discretionary authority to vote your shares "FOR" or "AGAINST" each of the nominated directors, and each of the Reverse Stock Split and the TVGateway Transaction, or to leave your shares unvoted. If a brokerage firm entitled to vote your shares leaves those shares unvoted, it is called a "broker non-vote." Abstentions and broker non-votes will have no effect on the outcome of the votes with respect to the election of each director, but will have the same effect as a vote "AGAINST" with respect to each of the TVGateway Transaction and the Reverse Stock Split.

Q.
My shares are held in the "street name." Will my broker vote my shares?

A.    Unless your broker has discretionary authority to vote your shares, your broker will vote your shares only if you provide it with instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct it to vote the shares. Otherwise, your broker will not be permitted to vote your shares. IF YOU DO NOT INSTRUCT YOUR BROKER ON HOW TO VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

Q.
How can I vote my shares in person at the Meeting?

A.    Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to attend the Meeting, please bring the enclosed Proxy Card or proof of identification for entrance to the Meeting. If you hold your shares in "street name," you must request a legal proxy from your stockbroker or other agent in order to vote at the Meeting.

Q.
How can I vote my shares without attending the Meeting?

A.    Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Meeting. You may vote by granting a proxy or, for shares held in "street name," by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, your stockbroker or nominee will include a voting instruction card.

  •
  BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you hold your shares in "street name" and you are not a director or officer of WorldGate, you may submit your proxy by following the instructions on the Proxy Card.

  •
  BY MAIL—You may submit your proxy by mail by signing your Proxy Card or, for shares held in "street name," by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage-paid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q.
Who is soliciting my proxy?

A.    The officers of WorldGate at the direction of its board of directors.

Q.
How can I change my vote after I return my Proxy Card?

A.    You may revoke your proxy and change your vote at any time before the final vote at the Meeting. You may do this by signing and submitting a new Proxy Card with a later date, voting by telephone or using the Internet as instructed above and as applicable (your latest telephone or Internet proxy is counted) or by attending the Meeting and voting in person (as described above). Attending the Meeting will not revoke your proxy unless you specifically request it.

        Abstentions and broker non-votes may be counted as votes against the applicable proposal. A "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

Q.
Where can I find the results of the Meeting?

A.    The preliminary voting results will be announced at the Meeting. The final results will be published in a Current Report on a Form 8-K which the Company will file with the United States Securities and Exchange Commission (the "SEC") when the results are available.

        If any other matters are properly presented for consideration at the Meeting, the persons named in the enclosed proxy will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Meeting.

Q.
Where Can I Find More Information?

A.    WorldGate Communications, Inc. files annual, quarterly and special reports, proxy statements, and other information with the SEC. Our common stock is traded on the NASDAQ SmallCap Market under the symbol "WGAT." You may read and copy any document filed by the Company at the SEC's public reference facilities or on the SEC's website at http://www.sec.gov, as discussed in more detail below.

Q.
Who Can Help Answer Your Questions?

A.    If you have additional questions about the matters proposed for consideration at the Meeting, you should contact:

WorldGate Communications, Inc.
3190 Tremont Ave.
Trevose, PA 19053
Attention: Joel Boyarski, Chief Financial Officer
Phone Number: (215) 354-5312

Q.
What should I do now?

A.    Carefully read this document and indicate on the proxy card how you want to vote. Sign, date and mail your proxy card in the enclosed prepaid return envelope as soon as possible. You should indicate your vote now even if you expect to attend the Meeting and vote in person. Indicating your vote now will not prevent you from later canceling or revoking your proxy, right until the Meeting, and will ensure that your shares are voted if you later find you cannot attend the Meeting. IF YOU DO NOT VOTE, THIS MAY HAVE THE SAME EFFECT AS A VOTE AGAINST THE APPLICABLE PROPOSAL.

Questions and Answers About The TVGateway Transaction

Q.
Why should the Company sell its ITV Assets to TVGateway?

A.    As described in greater detail in this proxy statement, our board of directors believes that it is in the best interests of the Company and its stockholders to sell certain of the assets relating to the Company's ITV Business, including related intellectual property, software and equipment, because of the declining revenues and continuing losses associated with the ITV Business, and our immediate cash needs to maintain an ongoing entity. Furthermore this sale will allow the Company to focus its resources on other opportunities that our board believes have greater growth potential. See "The Asset Sale Proposal—Reasons for the Asset Sale" for more details.

Q.
How do I know if the Company is receiving fair value for the assets?

A.    WorldGate's board of directors' belief that the consideration to be received from TVGateway for the sale of the ITV assets is fair to the Company is based on a variety of factors, including but not limited to the current financial condition and future prospects for our ITV Business, the results of significant efforts by the Company to market its assets and/or otherwise seek investment options from third parties, an evaluation of possible alternatives to the transaction, and a fairness opinion delivered to our board of directors by Boston Corporate Finance, Inc. ("BCF"). BCF is a private investment banking firm which provides expertise on a broad range of financial disciplines to assist companies in achieving their strategic and financial objectives. See "Opinion of Financial Advisor" for more details.

Q.
How will WorldGate use the money received from the transaction?

A.    We intend to use the proceeds from the sale as working capital to fund the development of products that leverage our expertise and relationships in the broadband market. Although WorldGate intends to continue to support its current ITV Business and accordingly derive the associated revenues, WorldGate's management and technical team will focus their efforts in developing new business opportunities both in and outside of today's broadband cable market, including the development of products for video telephony.

Q.
Will stockholders have appraisal rights?

A.    No. Under Delaware law, appraisal rights are not available in a sale of a company's assets for cash unless the selling company's charter provides such rights. The Company's Certificate of Incorporation does not provide appraisal rights for a sale of the Company's assets.

Questions and Answers About the Reverse Stock Split

Q.
What happens when a one-for-twenty reverse stock split occurs?

A.    Every twenty shares of the Company's common stock owned by a stockholder will automatically be changed into and become one new share of common stock; and

  •
  the number of shares of our common stock issued and outstanding will be reduced proportionately;

  •
  proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid upon exercise of such options or warrants as would have been required immediately preceding the Reverse Stock Split; and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

        The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in WorldGate, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. No fractional shares will be issued as a result of the Reverse Stock Split. Instead, all fractional shares will be rounded, with fractional shares which are greater than or equal to 0.5 being rounded up to next higher whole number of shares, and fractional shares which are less than 0.5 being rounded down to the next lower whole number of shares. Our common stock will continue to be reported on NASDAQ under the symbol "WGAT" (although NASDAQ will likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Q.
What is the reason for implementing a reverse stock split?

A.    Our common stock is quoted on the NASDAQ Small Cap Market. To be quoted on the NASDAQ Small Cap Market, among other things, a Company's common stock must maintain a minimum bid price of $1.00 per share. We are not currently in compliance with this requirement since the recent trading range of our Common Stock has been less than $1.00. Our board of directors believes that the Reverse Stock Split will help to ensure that we will regain compliance with the NASDAQ minimum bid price listing requirement by causing an increase in the minimum bid price of our common stock to above the $1.00 per share minimum, although we cannot assure you that this will occur. If we do not regain compliance, our Common Stock may be de-listed and trading in our common stock, if any, would have to be conducted on the OTC Bulletin Board or in the non-NASDAQ over-the-counter market (or "pink sheet" market). This would likely significantly decrease the liquidity of our common stock.

Q.
What is the procedure for implementing a reverse stock split?

A.    The Reverse Stock Split would be implemented by filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time specified in the certificate of amendment, which will most likely be immediately after the filing of the certificate of amendment and which we refer to as the "effective time." Beginning at the effective time, each certificate representing a certain number of shares of our Common Stock before the Reverse Stock Split will be deemed for all corporate purposes to evidence ownership of one-twentieth of that number of shares of our Common Stock after the Reverse Stock Split. As soon as practicable after the effective time, our stockholders will be notified that the Reverse Stock Split has been effected, and Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Questions and Answers About The Company's Current Stockholders

Q.
How many shares of the Company's Common Stock are held by the largest stockholders and the Company's Officers and Directors?

A.    The following table sets forth information as of August 5, 2003 regarding beneficial ownership of our common stock by the following persons:

  •
  each person who is known to us to own beneficially more than 5% of the outstanding shares of common stock,

  •
  each director of WorldGate,

  •
  each executive officer of WorldGate named in the executive compensation table below, and

  •
  all directors and executive officers of WorldGate as a group.

        Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Beneficial ownership is determined in accordance with the rules of the SEC based on factors including voting and investment power with respect to shares, subject to applicable community property laws. Shares of common stock subject to options or warrants exercisable within 60 days of August 5, 2003 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated, the mailing address of the beneficial owners is 3190 Tremont Avenue, Suite 100, Trevose, Pennsylvania 19053.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent of Ownership
Hal M. Krisbergh (1)	5,999,704	25.4
Joseph E. Augenbraun (2)	364,541	1.6
Randall J. Gort (3)	315,961	1.3
Gerard K. Kunkel (4)	186,081	*
Richard Westerfer (5)	133,667	*
Clarence L. Irving, Jr. (6)	23,625	*
Jeff Morris (7)	14,292	*
Lemuel Tarshis (8)	30,491	*
Steven C. Davidson (9)	5,000	*
Martin Jaffe (10)	5,000	*
All directors and executive officers as a group (12 persons) (11)	7,157,885	30.4

*
Less than 1% of the outstanding common stock.

(1)
Includes (a) options to purchase 141,667 shares of common stock, (b) 15,237 shares of common stock held by Mr. Krisbergh as custodian for his minor child and (c) 15,237 shares of common stock held by Mr. Krisbergh's wife as custodian for their minor child. Mr. Krisbergh disclaims beneficial ownership of the shares owned by his minor child. Also includes (a) 486,104 shares of common stock held in two grantor retained annuity trusts of which Mr. Krisbergh is the trustee and (b) 486,104 shares of common stock held in two grantor retained annuity trusts of which Mrs. Krisbergh is the trustee. Also includes (1) 299,938 shares held by Mr. Krisbergh's spouse and (b) 300,000 shares held by the Krisbergh Family Foundation, with Mr. Krisbergh acting as the custodian for these shares.

(2)
Includes options to purchase 99,999 shares of common stock.

(3)
Includes 68,399 shares of common stock held by Mr. Gort as custodian for his four minor sons and daughters and options to purchase 101,499 shares of common stock.

(4)
Includes options to purchase 186,081 shares of common stock.

(5)
Includes options to purchase 131,667 shares of common stock

(6)
Includes options to purchase 23,625 shares of common stock.

(7)
Includes options to purchase 14,292 shares of common stock.

(8)
Includes 2,000 shares of common stock held by Dr.. Tarshis' spouse and options to purchase 28,291 shares of common stock.

(9)
Includes options to purchase 5,000 shares of common stock.

(10)
Includes options to purchase 5,000 shares of common stock.

(11)
Includes (a) options to purchase 807,273 shares of common stock, and (b) 1,673,019 shares of common stock owned by family members or affiliates of some members of the group.

Questions and Answers About The Company's Current Executive Officers

Q.

Q. Who are the Company's Current Executive Officers?

A.    The current executive officers of the Company are as follows:

Name	Age	Position

Hal M. Krisbergh	56	Chairman and Chief Executive Officer
Joel Boyarski	56	Chief Financial Officer
Randall J. Gort	54	Chief Legal Officer and Secretary
James E. McLoughlin	50	Vice President, Account Development and Marketing
Richard Westerfer	45	Chief Operations Officer

        Hal M. Krisbergh. For Mr. Krisbergh's business background, see "Election of Directors."

        Joel I. Boyarski joined our company in October 1999 and was named Chief Financial Officer in September 2002. Prior to becoming Chief Financial Officer, Mr. Boyarski served as General Manager of TVGateway, LLC from December 2001 until September 2002 and as Vice President of Business Development for TVGateway, LLC from June 2000 until December 2001. From October 1999 to June 2000, he served as a consultant for our company. Prior to joining us, Mr. Boyarski was a business and financial consultant from June 1998 to October 1999, and for 23 years prior to June 1998, he held a variety of management positions at Joseph E. Seagram and Sons, Inc., including Vice President of Finance and Business Planning for several of Seagram's Domestic and International divisions including North America, Asia Pacific and Global Duty Free.

        Randall J. Gort joined our company in August 1997 as Vice President, Legal and Corporate Affairs, General Counsel and Secretary. In January 2003 Mr. Gort became the Company's Chief Legal Officer. From July 1995 to August 1997, Mr. Gort was General Counsel, Secretary, and Director of Legal and Corporate Affairs for Integrated Circuit Systems, Inc. Mr. Gort was in private practice from August 1994 through June 1995. Prior to that time, from May 1987 through July 1994, he was an Associate General Counsel for Commodore International Ltd. Mr. Gort was with Schlumberger Ltd. from October 1982 through early 1987, originally as Senior Attorney and then as General Counsel, FACTRON Division. From April 1979 through October 1982, Mr. Gort was Counsel for various divisions of the 3M Company, including Medical and Surgical Products Divisions, Orthopedic Products Division, Electro Mechanical Resources Division and 3M's four tape divisions.

        James E. McLoughlin joined our company in February 2001 and in January 2002 was named Vice President, Marketing, Business and Account Development. Prior to this position, Mr. McLoughlin served as Vice President, Sales and Marketing. From February 1981 through February 2001, Mr. McLoughlin was Vice President, Affiliate Operations for Home Box Office, where he was responsible for sales and marketing of premium television services to affiliated cable television companies.

        Richard Westerfer joined our company in February 2000 as Vice President of Engineering. In December of 2000, Mr. Westerfer became Senior Vice President of Operations. He served in this position until April 2002, when he became Chief Operations Officer of WorldGate. Prior to joining us, from 1979 to February 2000, Mr. Westerfer served as the Senior Director of Engineering for General Instruments (now a part of Motorola, Inc.).

        Officers are elected or appointed by the Board of Directors to serve until the appointment or election and qualification of their successors or their earlier termination or resignation. Mr. Gerard Kunkel, previously the Company's President, resigned in August 2003.

Forward-Looking Statements

        This Proxy Statement contains forward-looking statements with respect to our plans and objectives, use of proceeds resulting from the sale of our assets, general economic conditions and other matters. Those statements include statements regarding our intent, belief, or current expectations, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to us that could cause the results to differ materially from those in forward-looking statements include, but are not limited to: (i) general economic conditions, (ii) the closing of the TVGateway Transaction, (iii) the fees and expenses associated with the TVGateway Transaction, (iv) the market value of our going forward business, and (v) our ability to fund our continuing operations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        The Board of Directors of the Company consists of such number of directors as is fixed from time to time by resolutions adopted by the board. At the Annual Meeting, six directors will be elected. The term of office for each director will expire at the 2004 annual meeting of stockholders, and each director will hold office until the election and qualification of the director's successor or until the director's earlier death, removal or resignation.

        The Board of Directors has nominated for election as directors of the Company Steven C. Davidson, Martin Jaffe, Clarence L. Irving, Jr., Hal M. Krisbergh, Jeff Morris and Lemuel Tarshis. All nominees are presently directors of the Company.

        All nominees have consented to be named and to serve if elected. Unless otherwise instructed by the stockholders, the persons named in the proxies will vote the shares represented thereby for the election of such nominees. The Board of Directors believes all nominees will be able to serve as directors; if this should not be the case, however, the proxies may be voted for one or more substitute nominees to be designated by the Board of Directors, or the board may decide to reduce the number of directors. The Board of Directors unanimously recommends a vote "FOR" each of the nominees named below.

NOMINEES FOR ELECTION

Name of Director	Age	Year First Became Director, Principal Occupations During Past Five Years and Certain Directorships
Hal M. Krisbergh	56
		Mr. Krisbergh has served as our Chairman and Chief Executive Officer since our inception in March 1995. From September 1981 to September 1994, Mr. Krisbergh was an executive officer of General Instrument (now a part of Motorola, Inc.). Mr. Krisbergh served as President of General Instrument's Communications Division and, for the past 18 years, has been a well-known figure in the cable industry. He is a recognized leader in the development of addressable cable boxes, impulse pay-per-view, opto-electronics and digital audio technologies. In 1991, Mr. Krisbergh received cable television's prestigious Vanguard award. Prior to joining General Instrument, Mr. Krisbergh was employed by W. R. Grace & Co., Deloitte & Touche and Raytheon Company.
Steven C. Davidson	54
		Mr. Davidson has been a member of our board of directors since April 2002. From 1979 until his retirement in April 2002, Mr. Davidson held various executive positions with HBO, Inc., most recently serving as senior vice president and general manager of affiliate operations.
Clarence L. Irving, Jr.	48
		Mr. Irving has been a member of our board of directors since July 2000. He has been President and Chief Executive Officer of Irving Information Group, a consulting services firm since October 1999 and has served as a director of Covad Communications Group, Inc. since April 1999. Mr. Irving served as Assistant Secretary of Commerce to the United States Department of Commerce from June 1993 to October 1999.
Martin Jaffe	56
		Mr. Jaffe has been a member of our board of directors since April 2002. Since January 2002, Mr. Jaffe has been the Chief Operating Officer, Managing Director and Founder of Silvercrest Asset Management Corporation. From November 2000 until September 2001, Mr. Jaffe was Chief Financial Officer of Credit Suisse Asset Management Corporation, and from 1981 until November 2000, Mr. Jaffe was Chief Operating Officer of Donaldson, Lufkin & Jenrette Asset Management Group.

Jeff Morris	51
		Jeff Morris has been a member of our board of directors since April 2001. Since April 2001, Mr. Morris has been the President of Digital Media Consulting, a new media consulting company. From July 2000 to April 2001, he was President and Chief Executive Officer of Yack, Inc., an Internet events and program guide. Mr. Morris is a veteran of the cable television industry, including a fifteen-year tenure from 1984 through 2000 at Showtime Networks, Inc., where his last position was Senior Vice President of New Media and Technology Development.
Lemuel Tarshis	62
		Dr. Tarshis has been a member of our board of directors since April 2001. Since August 1991, Dr. Tarshis has been a director for the Alliance for Technology Management at the Stevens Institute of Technology. In addition, he recently worked as a consultant for Lucent Technologies Inc., Tyco International (US) Inc., GTECH, Inc., AT&T Corporation, Aequus Technologies, LLC and Verizon Communications, Inc.

General Information Concerning the Board of Directors and its Committees

        The Board of Directors of the Company met on nine occasions in 2002. The Delaware General Corporation Law provides that the Board, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors. The Board has elected from its members a specially-designated standing Audit Committee in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, and a Compensation and Stock Option Committee. Each of the above directors attended at least 75% of the aggregate of the meetings of the Board held during the period for which he or she was a director and the meetings of the committee or committees on which he or she served during 2002. The board is currently composed of Messrs. Krisbergh, Davidson, Irving, Jaffe, Morris and Tarshis, each of whom, other than Mr. Krisbergh, is "independent" as such term is defined under the applicable Nasdaq rules. During 2002, David Wachob also served as a director of the Company, resigning in July of 2002. During his tenure as a director of the Company Mr. Wachob also served as Vice President and General Manager of the Company.

        Compensation and Stock Option Committee.    The Compensation and Stock Option Committee has general supervisory power over, and the power to grant options under, the Company's 1996 Stock Option Plan. In addition, the Compensation and Stock Option Committee recommends to the board the compensation of the Company's Chief Executive Officer, reviews and takes action on the recommendations of the Chief Executive Officer as to the compensation of the Company's other officers and key personnel, approves the grants of any bonuses to officers, and reviews other compensation matters generally. The Compensation and Stock Option Committee met three times in 2002. The Compensation and Stock Option Committee is currently composed of three directors, including Mr. Krisbergh and two directors that are not officers or employees of the Company, Mr. Irving and Mr. Morris. The 2002 Compensation and Stock Option Committee Report on executive compensation can be found on page 43 of this proxy statement.

        Audit Committee.    The Audit Committee is responsible for providing general oversight with respect to the accounting principles employed in WorldGate's financial reporting. The Board has adopted a written charter for the Audit Committee which has been attached as Exhibit D to this proxy statement. The Audit Committee monitors the Company's financial reporting process and internal control system, reviews and appraises the audit efforts of the Company's independent accountants and provides an avenue of communication among the independent accountants, financial and senior management and the Board of Directors. The Audit Committee meets at least three times annually, and meets at least once annually with the Company's management and independent public accountants to review the scope of auditing procedures, the Company's policies relating to internal auditing and accounting procedures and controls, and to discuss results of the annual audit of the Company's financial statements. The Audit Committee met five times in 2002. The Audit Committee is currently composed of Dr. Tarshis, Mr. Davidson and Mr. Jaffe, each of whom is "independent" as such term is defined under Rule 4200(a)(15) of the Nasdaq listing standards. The Audit Committee also complies with the financial sophistication requirement under the Nasdaq listing standards. The 2002 Audit Committee Report is set forth below.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee of the Board of Directors of WorldGate Communications, Inc. with respect to the fiscal year ended December 31, 2002.

Review with Management

        The Audit Committee has reviewed and discussed WorldGate's audited financial statements with WorldGate's management and internal auditors, including the overall quality of WorldGate's accounting policies.

Review and Discussion with Independent Accountants

        The Audit Committee has discussed with PricewaterhouseCoopers LLP, WorldGate's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards), which include, among other items, matters related to the conduct of the audit of WorldGate's financial statements.

        The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1, which relates to the accountants' independence from the Company and its related entities, and has discussed with PricewaterhouseCoopers LLP their independence from WorldGate.

Conclusion

        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors of WorldGate that the audited financial statements be included in WorldGate's Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

                      Submitted by the Audit Committee of the
                      Board of Directors of WorldGate
                      Communications, Inc.

                      Lemuel Tarshis
                      Steven C. Davidson
                      Martin Jaffe

VOTE REQUIRED AND BOARD RECOMMENDATION

        The election of a director requires the affirmative "FOR" vote of a plurality of the votes cast by stockholders present, in person or by proxy, and entitled to vote at the Meeting. The Board of Directors unanimously recommends to the stockholders that the stockholders vote "FOR" each of the proposed nominees.

PROPOSAL NO. 2

THE TVGATEWAY TRANSACTION

Sale of Certain Assets of Our ITV Business

        THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

        Under this proposal, WorldGate's stockholders are being asked to authorize the sale to TVGateway of certain of the assets of our ITV Business, namely, certain intellectual property rights, software currently being used by TVGateway and certain furniture and equipment currently being used by TVGateway. The Company has already executed an Asset Purchase Agreement with TVGateway to sell these assets of the Company on the terms described in this Proxy Statement. The Asset Purchase Agreement contains certain provisions that give TVGateway the unilateral ability to terminate the agreement in the event certain conditions are not met. If TVGateway attempts to exercise this right, the Company could seek to renegotiate the terms of the sale in lieu of termination. Approval of the TVGateway Transaction by the stockholders will authorize the board of directors to effect such a renegotiation if they believe it is in the best interest of the Company and to consummate the transaction without seeking further stockholder approval. Accordingly, stockholders should be aware that the terms of the transaction could change and could be materially less favorable to the Company. We recommend that you read carefully the complete Asset Purchase Agreement for the terms and conditions of the sale and other information that may be important to you. The Asset Purchase Agreement is included in this Proxy Statement as Exhibit A. Upon execution of the Asset Purchase Agreement providing for the sale of these assets to TVGateway the Company also entered into a separate agreement providing for the sale to TVGateway of WorldGate's equity interest in TVGateway in exchange for a cash payment of $600,000, and the exchange of mutual releases between TVGateway and WorldGate regarding certain outstanding disputes between them. This sale of equity has been completed and the Company is not seeking shareholder approval for this equity sale although it is included as part of the TVGateway Transaction as described herein.

Background of the TVGateway Transaction

Decline of ITV Market and Efforts to Broaden Revenue Opportunities.

        During 2002 we became increasingly concerned by the apparent stagnation and potential decline of overall demand for ITV products; uncertainties as to the volume and consistency of sales that might be generated by our ITV products and services; and the ultimate success of our ITV products. Early indications were that cable operators were focusing their attention away from ITV and onto other business areas such as video on demand and high definition TV. As a result, we initiated several efforts to broaden and augment our revenue base and to refocus our product strategy. While very few cable operators showed interest in deploying an ITV system for e-mail or Web surfing we did find significantly more interest in our content and applications. Our initial content and application effort produced a "walled garden" of dynamically updated information. Various providers provided dynamic content in the form of electronic data feeds to us. We filtered, processed, formatted and automatically delivered the resulting content packages to WorldGate's field systems located at our cable operator partner locations. As new data became available, our content packages were updated and managed by our Network Operations Center. We also found additional uses for this platform in the area of network based games and leader-boards, customer care applications, and Video On Demand ("VOD")

navigation. WorldGate's content and applications business became a stronger focal point for the Company as well as a tool used to open many new doors to prospective business.

        By the end of 2002, however, it became evident that the gradual decline in our revenues was accelerating as a result of the severe global economic recession as well as the further decline in interest in ITV. In 2002, WorldGate reported revenues of $13.9 million, reflecting a $3 million decline, or 18%, from the $16.8 million in revenues reported in 2001. This decline in revenues was primarily the result of a significant reduction in equipment revenues of $4.8 million, or 87%, from the nearly $5.5 million reported for 2001. Subscriber service fee revenues, also reflecting the lack of growth in WorldGate ITV deployments, were essentially unchanged in 2002 from the $1.3 million reported in 2001. However, WorldGate's consulting fee revenues with TVGateway increased by $1.8 million, or 18%, from the $10 million reported in 2001 to $11.9 million in 2002. This increase only partially offset the decline in equipment revenues realized in 2002. During the first half of 2003 the decline in our revenues continued, with total revenues of $2.6 million reflecting a $4.5 million, or 64%, decline from the $7.1 million in revenues reported for the first half of 2002. This decline was primarily the result of a 87% reduction in consulting fees with TVGateway during the first half of 2003, when compared to the first half in 2002.

        In the first quarter of 2003, TVGateway completed the previously announced process of transferring various services and personnel from WorldGate to TVGateway, which resulted in a further decline in WorldGate's revenue. To respond to this decline, management instituted various programs and initiatives, beginning late in 2001, for spending and staffing reductions. As a result, total operating expenses were reduced in 2002, when compared to 2001, by 51%, or $13.9 million. Marketing and engineering development expenditures were reduced by nearly $6 million in 2002, while staffing levels were reduced by 49%, from 184 employees at December 31, 2001 to 93 employees at December 31, 2002. The resulting reduction in compensation costs realized in 2002 was nearly $8 million. These saving initiatives continued into 2003, with overall expenses reduced from $8.3 million in the first half of 2002 to $4.7 million for the first half of 2003. This $3.5 million savings, or 43%, is essentially the result of further staffing reductions.

Exploration of Strategic Alternatives

        Despite our initiatives to broaden and augment revenues, our board of directors recognized that we should also be open to strategic discussions that may involve a potential business combination with other industry participants. In light of a trend toward consolidation among our competitors, such a combination held some potential for optimizing long-term value for our stockholders.

        Our continuing revenue declines, coupled with the onset of a general economic downturn, prompted management to seek board approval to proactively contact the most likely candidates for a potential combination to determine whether there would be interest in discussing such a transaction. As part of this effort, Company representatives contacted all of the major companies operating in or near the ITV marketplace, including TVGateway.

        Early in February 2003, the Company arranged for meetings with several West Coast companies that have interests in the ITV Business. A series of meetings held with numerous companies showed a general interest in continuing a dialog regarding the possible sale or merger of WorldGate.

        Late in January 2003, we engaged Boston Corporate Finance ("BCF") as a financial advisor relative to fundraising or potential business combinations. BCF is a private investment banking firm which provides expertise on a broad range of financial disciplines to assist corporations in achieving their most critical strategic and financial objectives. Their staff includes seasoned professionals with extensive global and regional transaction experience with mergers and acquisitions, divestitures, private placements of debt and equity, and public offering planning. BCF was recommended to the Company as being particularly focused on serving small and mid cap companies. BCF was ultimately selected as part of an interview process which included several other private banking firms. As part of their engagement the Company agreed to pay to BCF a fee of $230,000 for their services in advising the Company and preparing associated analysis and a fairness opinion.

        Both BCF and Company representatives continued to contact executives from both financial institutions and possible strategic partners. At the same time, we entered into discussions with various cable operators about the possibility of creating a funding package that included distribution of WorldGate's products. Numerous interested parties visited WorldGate facilities in Trevose to perform certain aspects of due diligence.

        On May 15, 2003, we sent a solicitation letter to more than 50 companies that had either expressed interest in, or we believed would be interested in, a potential combination or acquisition of assets. This letter indicated that we had imposed a deadline of June 2, 2003 for any proposals for a deal. During the subsequent two-week period numerous companies made inquiries and requested detailed information as part of their preliminary consideration.

        During this same time period BCF conducted a thorough search of potential investors, reviewed our combination candidates, recommended additional combination candidates and, between April and June 2003, contacted over fifty potential investors to assess their possible interest in such a transaction.

        On June 2, 2003 we had received two written non-binding letters of intent and a handful of other companies expressed interest but were unable to provide a written intention. During the remainder of June we negotiated each of the deals as proposed by the interested parties. We also continued to solicit further written proposals.

        During June and July our board of directors held several meetings to discuss the terms and conditions contained in the various proposals received by the Company, including without limitation the proposed Asset Purchase Agreement with TVGateway and the Company's strategies and negotiations. The board also met with its independent advisors and discussed the terms of the proposed transactions. The board also requested BCF to independently analyze the proposed transactions and the Company's efforts in locating potential investment opportunities, and to provide a formal fairness opinion with respect to the TVGateway Transaction.

        On July 31, 2003, WorldGate's board of directors held a meeting to consider the terms of the proposed TVGateway Transaction. The board considered the break-up fee provisions designed to protect the proposed transaction and the exercise by the board of their fiduciary duties in the event that a competing offer was received prior to closing the proposed transaction. The board also considered BCF's oral representations to the Company that, based upon BCF's analysis and understandings to date, including its knowledge of the processes followed by Company representatives and the proposals received by the Company, it believed the TVGateway Transaction to be fair from a financial point of view to the Company's stockholders (see "Fairness Opinion of Boston Corporate Finance") and that it was in the process of providing a formal fairness opinion with respect to the TVGateway Transaction. At the conclusion of these discussions and presentation, our board of directors concluded that the TVGateway Transaction and the other documents and instruments contemplated by the Asset Purchase Agreement were advisable and in the best interests of WorldGate's stockholders, were on terms that provide the greatest available value for the assets, and were on terms that are fair to the stockholders of WorldGate. The board then voted to approve, and to recommend to the stockholders that they also approve, the TVGateway Transaction and the other documents and instruments contemplated by the Asset Purchase Agreement.

        On August 6, 2003, WorldGate and TVGateway executed and entered into the Asset Purchase Agreement. At approximately 7:00 a.m., EST, on August 7, 2003, WorldGate issued a press release announcing the TVGateway Transaction.

Summary Of The TVGateway Transaction

        The following is a brief summary of the material terms of the TVGateway Transaction. This summary highlights selected information in this Proxy Statement and may not contain all of the information that may be important to you. You should carefully read this entire Proxy Statement and the other documents referenced herein for a more complete understanding of the matters being considered at the Meeting.

The Parties
WorldGate Communications, Inc.	TVGateway, LLC
3190 Tremont Ave	3190 Tremont Avenue
Trevose, PA 19053	Trevose, PA 19053
215-354-5100	267-989-7000

        WorldGate, founded in 1995, has been in the business of developing and selling ITV technology, products and services for use in conjunction with cable TV broadband networks

        TVGateway is a joint venture founded in 2000 by ACC Operations, Inc., Charter Communications Holdings Company, LLC, Comcast Programming Ventures, Inc., Cox Consumer Information Network, Inc. and WorldGate. TVGateway's products and services are focused upon addressing the changing requirements for the current and future generations of interactive program guides. The investors of TVGateway, other than WorldGate, are subsidiaries of leading cable multiple system operators.

        Prior to the first quarter of 2003, WorldGate provided development, support, sales and management services to TVGateway pursuant to a Management Agreement between TVGateway and WorldGate (the "Management Agreement"). In 2002, approximately 83% of our revenues were attributable to fees from TVGateway for services provided under the Management Agreement. During 2002, WorldGate and TVGateway negotiated an agreement to transition the services to TVGateway. During the first quarter 2003 the agreed transition was completed. WorldGate also provided certain headend equipment for TVGateway. WorldGate also received licensing fee revenue for providing certain technology to TVGateway. This technology is being transferred to TVGateway and we no longer expect to receive any revenue from TVGateway.

Assets to be Sold Pursuant to the TVGateway Transaction

        The assets to be sold to TVGateway consist of the Company's issued and pending patents, copyrights and trademarks related to the Company's ITV Business certain software related to the ITV Business and currently being used by TVGateway, and certain furniture and equipment currently being used by TVGateway (See "Summary of the Asset Purchase Agreement.") In addition, concurrently with the execution of the Asset Purchase Agreement, WorldGate and TVGateway entered into a redemption agreement pursuant to which TVGateway redeemed WorldGate's equity interest in TVGateway for $600 thousand in cash. The redemption has been completed and is not part of the TVGateway Transaction that stockholders are being asked to authorize. In connection with the redemption, TVGateway and WorldGate also provided each other with releases of certain accounting claims related to services provided under the Management Agreement.

Assets Remaining Following the TVGateway Transaction

        Following the TVGateway Transaction, the Company will have certain assets remaining from the ITV Business including: inventory related to field equipment, distribution and affiliate contracts, and accounts receivable. In addition, the Company will have certain general business related assets including: cash and cash equivalents, and physical property assets. Furthermore, as part of the TVGateway transaction the Company will receive from TVGateway a royalty-free license under the intellectual property rights sold to TVGateway, to continue to provide and support the Company's current ITV Business. The license is limited to WorldGate's existing customers and terminates after five years. Finally, the Company will retain all assets related to its videophone development efforts including related intellectual property rights and physical assets. (See "Summary of the Asset Purchase Agreement.")

Purchase Price in the TVGateway Transaction

        TVGateway paid $600 thousand in cash to WorldGate in exchange for the transfer to TVGateway of our equity interest in TVGateway. Also in connection with the redemption and transfer of this equity interest, TVGateway and WorldGate provided each other with releases of certain accounting claims related to the services provided under the Management Agreement. An additional $2.4 million will be paid for the specified ITV assets at closing of transactions contemplated by the Asset Purchase Agreement. No portion of the purchase price will be paid directly to the Company's stockholders and the Company does not anticipate making any dividend payments from the proceeds of the TVGateway Transaction. We expect the closing to occur on or about September 25, 2003.

Fairness Opinion Relating to the TVGateway Transaction

        In arriving at its determination that the TVGateway Transaction is fair to, and in the best interests of, the Company, the Board of Directors has considered a number of factors, including an opinion of our financial advisor, BCF, as to the fairness, from a financial point of view, to the Company, of the consideration to be received by the Company in the TVGateway Transaction. The opinion is addressed to our Board of Directors and does not constitute a recommendation to any stockholder as to how to vote with respect to matters relating to the TVGateway Transaction. For a full description of the opinion of BCF see "Fairness Opinion of Boston Corporate Finance" below. To review the full text of BCF's written opinion, see Exhibit B to this Proxy Statement. We encourage you to read the opinion in its entirety for a description of the assumptions made, matters considered and limitations on the review undertaken.

        This summary may not contain all of the information that may be important to you. You should read carefully this entire document and the other documents referred to for a complete understanding of the TVGateway Transaction. In particular, you should read the documents attached to this Proxy Statement, including the Asset Purchase Agreement, which is attached as Exhibit A and the opinion of Boston Corporate Finance, which is attached as Exhibit B.

Summary of the Asset Purchase Agreement

        The Asset Purchase Agreement is attached to this Proxy Statement as Exhibit A. We encourage you to read the Asset Purchase Agreement in its entirety, as it is the legal document that governs the TVGateway Transaction.

        We believe this summary describes the material terms of the Asset Purchase Agreement, whereby WorldGate Communications, Inc. agrees to sell certain assets of its ITV Business to TVGateway, LLC. This summary should not, however, replace a reading of the actual agreement and we recommend that you read carefully the Asset Purchase Agreement for the terms of the TVGateway Transaction and other information that may be important to you.

Consideration

        TVGateway has agreed to purchase the specified ITV assets of WorldGate for a purchase price of $2.4 million, to be paid at closing. No portion of the purchase price will be paid directly to the Company's stockholders and the Company does not anticipate making any dividend payments from the proceeds of the TVGateway Transaction.

        TVGateway has previously redeemed WorldGate's equity interest in TVGateway for $600 thousand in cash. The transaction was not pursuant to the Asset Purchase Agreement. In connection with the redemption, TVGateway and WorldGate provided each other with releases of certain accounting claims related to the services provided under the Management Agreement.

Assets Sold

        Subject to, and upon the terms and conditions of, the Asset Purchase Agreement, the Company and certain of its subsidiaries will sell to TVGateway, the Company's issued and pending patents, copyrights and trademarks related to the Company's ITV Business, certain software related to the ITV Business and currently being used by TVGateway, and certain furniture and equipment currently being used by TVGateway.

Excluded Assets

        Under the terms of the Asset Purchase Agreement, the Company has specifically excluded, and will retain, various assets, including intellectual property not related to the ITV Business. Also excluded were the Company's current cash and cash equivalents, inventory, receivables, certain contractual rights, and certain other tangible assets.

License Back

        As part of the Asset Purchase Agreement, WorldGate retains a worldwide, royalty-free, non-exclusive license under the intellectual property sold to TVGateway, to continue to support the ITV Business for WorldGate's current customers. The license is limited to WorldGate's existing customers and terminates after five years.

Buyer Assumed Liabilities

        At the closing, TVGateway will assume all post closing liabilities associated with the purchased assets.

Excluded Liabilities

        Under the terms of the Asset Purchase Agreement, except for the liabilities explicitly assumed by TVGateway, the Company and its subsidiaries will retain, and TVGateway will not have any responsibility for, all other liabilities.

Mutual Releases

        In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, TVGateway and WorldGate will provide each other with general releases. In addition, at the election of any of TVGateway's members, such member shall receive from WorldGate, and shall provide to WorldGate, a general release.

Closing

        The closing of the TVGateway Transaction will be held on the third business day after stockholder approval is obtained. The Asset Purchase Agreement will terminate if closing does not occur prior to November 5, 2003.

Representations and Warranties of Seller

        In the Asset Purchase Agreement, WorldGate makes certain representations and warranties to TVGateway with respect to the matters set forth below and, subject to certain limitations, we have agreed to indemnify TVGateway for any breach of the representations and warranties: due organization, existence and good standing; authority and validity of the Asset Purchase Agreement; conflicts with the Asset Purchase Agreement; absence of undisclosed liabilities; title to assets; intellectual property rights and non-infringement; compliance with applicable law; litigation matters; SEC compliance; brokers' fees; and the accuracy of information provided by us or on our behalf in connection with this transaction.

        For a complete text of the representations and warranties made by us, refer to Article 5 of the Asset Purchase Agreement.

Representations and Warranties of Buyer

        In the Asset Purchase Agreement, TVGateway makes certain representations and warranties to us with respect to the matters set forth below and, subject to certain limitations, TVGateway has agreed to indemnify us for any breach of the representations and warranties: due organization, existence and good standing; authority and validity of the Asset Purchase Agreement; conflicts with the Asset Purchase Agreement; litigation matters; brokers' fees and the ability to perform.

        For a complete text of the representations and warranties made by TVGateway, refer to Article 6 of the Asset Purchase Agreement.

Covenants

        The Company covenants not to engage in certain prohibited transactions during that time period between executing the Asset Purchase Agreement and closing, and to take such actions as are appropriate to obtain the requisite approval and to make the requisite filings to close the transaction.

WorldGate and the TVGateway each covenant to use their commercially reasonable efforts to cause the closing conditions in the Asset Purchase Agreement to be satisfied.

        WorldGate agrees not to solicit other proposals for sale of the assets related to its ITV Business which are being sold to TVGateway, and to terminate all other current negotiations regarding such sale, provided that, WorldGate may withdraw its recommendation that the Company's stockholders approve the TVGateway Transaction if the Company's Board of Directors determines, after consultation with outside counsel, that the board's fiduciary responsibilities under applicable law require that such negotiations be held to avoid a breach of such responsibilities and, prior to entering into such other negotiations, the Company informs TVGateway of such event. If the Asset Purchase Agreement is subsequently terminated, WorldGate may enter into discussions with other parties. See "Termination" for additional details.

Conditions to WorldGate's Obligations

        Our obligation to effect the TVGateway Transaction is subject to the following additional conditions, any of which may be waived by us:

  •
  TVGateway performing in all material respects all of its covenants in the Asset Purchase Agreement;

  •
  all representations and warranties made by TVGateway must be true and correct in all material respects as of the closing;

  •
  TVGateway must have delivered all items required to be delivered; and

  •
  we must have obtained the approval of the TVGateway Transaction from stockholders holding a majority of the outstanding shares of our common stock.

Conditions to Obligations of TVGateway

        The obligation of TVGateway to effect the TVGateway Transaction is subject to the following additional conditions, any of which may be waived by TVGateway:

  •
  we must have performed in all material respects all of our covenants in the Asset Purchase Agreement;

  •
  all representations and warranties made by us must be true and correct in all material respects as of the closing or as of any prior specific date;

  •
  we must have delivered all items required to be delivered;

  •
  we must have obtained the approval of the TVGateway Transaction from stockholders holding a majority of the outstanding shares of our common stock.

Indemnification

        Under Article 10 of the Asset Purchase Agreement, the Company is obligated to indemnify and hold TVGateway harmless from and against all losses TVGateway incurs, subject to certain limitations, in respect of any breach of our representations, warranties, covenants or agreements or from any obligations or liabilities arising before closing with respect to the assets being sold, or before and after closing with respect to any assets not being sold or liabilities not being assumed. TVGateway is obligated to indemnify and hold us harmless from and against all losses we incur, subject to certain limitations, in respect of any breach by them of their representations, warranties, covenants or agreements or from any obligations or liabilities arising after closing with respect to the assets being sold and any liabilities being assumed. Neither WorldGate nor TVGateway have any liability for indemnification until the aggregate amount of all losses exceeds $50,000, at which point the indemnification obligation extends to all losses. The aggregate indemnification obligation assumed by either party is limited to $500,000.

Termination

        The Asset Purchase Agreement may be terminated, and the sale of the ITV Business may be abandoned, at any time prior to closing in any of the following ways:

  •
  by the mutual written consent of WorldGate and TVGateway;

  •
  by either TVGateway or WorldGate if the closing does not occur on or before November 5, 2003;

  •
  by either TVGateway or WorldGate if their required conditions have not been satisfied or waived on or prior to the closing date, and such terminating party is not in material breach of its representations, warranties, covenants or agreements;

  •
  by TVGateway, if our board of directors shall have failed to recommend or have withdrawn, or modified in a manner adverse to TVGateway, the board's approval or recommendation of the Asset Purchase Agreement or this transaction, or shall have failed to call the requisite stockholders meeting; and

  •
  by TVGateway upon the institution of a proceeding in bankruptcy, receivership or insolvency by or against WorldGate, or an assignment of all or substantially all of WorldGate's assets.

        The Asset Purchase Agreement shall automatically terminate if an order of any Bankruptcy Court is entered that requires WorldGate to enter into or consummate a sale of the ITV assets to a third party.

        Upon termination of the agreement without consummation of the TVGateway Transaction there shall be no liability, except that in the event the Asset Purchase Agreement has been terminated:

  (i)
  by TVGateway because (1) the Company has instituted bankruptcy, receivership or insolvency proceedings, or (2) the Company's board of directors shall have failed to recommend or withdrawn, or modified in a manner adverse to TVGateway, the board's approval or recommendation of the Asset Purchase Agreement or this transaction, or shall have failed to call the requisite stockholders meeting, the Company must pay to TVGateway a fee equal to $200,000; or

  (ii)
  (ii) by WorldGate because TVGateway has failed to perform, in all material respects, its covenants and agreements required to be performed or complied with by or prior to closing, TVGateway must pay to WorldGate a fee equal to $200,000, if WorldGate elects to receive the fee..

Vote Required and Board Recommendation

        The Board of Directors unanimously recommends to the stockholders that the stockholders vote "FOR" approval of the proposed TVGateway Transaction. The Board of Directors has determined that the TVGateway Transaction proposal is in the best interests of the Company.

        In order to approve the TVGateway Transaction, we will need the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. Hal Krisbergh, Chairman and CEO of the Company, who holds approximately 25% (on the Record Date) of the shares outstanding, is contractually obligated to vote all shares over which he has voting power to approve the TVGateway Transaction.

        Rich Westerfer, Joseph E. Augenbraun, Joel I. Boyarski and Randall J. Gort, all executive officers of WorldGate, who hold approximately an aggregate of 2% (on the Record Date) of the shares outstanding, are contractually obligated to vote all shares over which they have voting power to approve the TVGateway Transaction.

Board of Directors Approval

        In arriving at the determination that the TVGateway Transaction is fair to, and in the best interests of, the Company, the board of directors considered a number of factors, including, without limitation, the following:

    Reduction of Losses and Drain of Capital Resources Resulting From Existing ITV Business—the TVGateway Transaction will reduce our exposure to continuing losses resulting from our existing ITV Business, and will permit our existing capital resources to be devoted primarily toward development of the videophone business. Following the TVGateway Transaction the Company intends to continue to operate its ITV Business with respect to its existing customers. This will permit the opportunity to derive continued revenue from these deployments. Certain obligations of the existing business will also remain, such as any contractual obligations which are not assumed by TVGateway and which the Company is not able to resolve in a satisfactory manner.

    Increase of Capital Available for Videophone Opportunity—in addition to allowing our existing capital resources to be focused primarily on the videophone business, the TVGateway Transaction will result in an initial infusion of additional cash to further support pursuit of the videophone opportunity.

    Freedom to Focus on a Business Opportunity With Greater Perceived Growth Potential—the TVGateway Transaction will enable WorldGate to focus primarily on developing the videophone business; our board of directors believes that this business opportunity represents a superior opportunity for rapid growth and significant revenues when compared to the Company's existing products.

    Improved Ability to Raise Equity Capital—we will need to raise additional equity capital in order to continue as a viable business whether or not the TVGateway Transaction is consummated; our board of directors believes that, based upon recent venture capital investments reported within the broadband communications sector, we are likely to have a better chance of obtaining equity financing if we are focused primarily on the videophone business.

    Better Competitive Environment—the market for broadband communications solutions for cable operators is relatively immature, and is not yet dominated by any large or small competitors; we will have a better opportunity to gain market share in this market than in the ITV market.

        In evaluating the TVGateway Transaction, WorldGate's board of directors considered the following factors, among others:

    The general decline in WorldGate service fees from our existing business over the past several quarters, the lack of overall customer demand from our cable operator customers, and a lack of meaningful growth in our subscriber base.

    The significant decline in revenues from our ITV equipment sales as a result of changing market demand and the current economic recession, and substantial uncertainties as to when or whether demand for such products will return.

    The degree of market penetration achieved by our ITV service solutions, and the decline in sales of such solutions during 2002 due largely to the economic downturn in the high-technology market and the uncertainty of ITV product deployments in the cable sector.

    Expected stagnant or lower revenues on a worldwide basis for the entire ITV industry in the near term.

    The increasing difficulties experienced by us in competing against other companies in the ITV market, many of whom are larger than us and have greater financial and technical resources, broader distribution capabilities, and larger installed bases of customers.

    The substantial investments required in order to keep our ITV technology current and competitive in light of changing technologies and standards in the cable set-top box and related cable infrastructure areas, including the need to certify products through expensive certification laboratories.

    The lack of profitability and continuing cash drain of our existing ITV Business despite significant restructurings within the past 12 months intended to bring costs into line with reduced revenues.

    Our determination that we may not have sufficient financial resources to continue operations in our existing ITV Business.

    Our belief that we would have to raise additional capital to continue operations in our existing ITV Business, even without videophone's business expenses, and that raising money with a primary focus on the videophone business has a higher probability of success than raising money based on our historic business, especially in light of our financial performance over the last several years.

    Our belief that a change in our focus to the videophone business, which has a greater upside potential for stockholders, will enhance our chances of remaining listed on the NASDAQ SmallCap Market, and will decrease the chances that the price of our common stock will fall following the proposed Reverse Stock Split.

    The difficulties in attempting to increase our share of the ITV market by acquiring other companies or product categories, and the disadvantages of attempting to use our common stock as consideration for any such acquisitions.

    Estimates by industry observers that the worldwide market for videophone products and technologies will grow more rapidly than, and will substantially exceed the market for, ITV over the next several years.

    The fact that the videophone business will leverage our key technical competencies relating to broadband communications, as well as the broadband communications backgrounds of certain of our officers, directors, and technologists.

    Our belief that our planned videophone product will have meaningful technological advantages over products that may be offered by competitors.

    Our belief that there is no clear leader in the market for videophone devices for broadband communications, and that all of the known competitors are in a relatively early development stage and focused on traditional wireline technology and non-broadband Internet.

    The lack of any parties interested in acquiring or combining with WorldGate.

    Our substantial facilities lease exposure.

    The fact that we received a limited number of offers for our existing product categories, which our board of directors determined were not financially superior to the proposed TVGateway Transaction, contained other terms less favorable to us, and involved greater risk, uncertainty and added costs associated with delay.

    The likelihood that, since there were a limited number of offers for our existing product categories, if the TVGateway Transaction is not completed we will be in a much weaker negotiating position with respect to any other transaction involving our assets.

    The judgment of our board of directors, after consulting with our financial and legal advisors, that the terms of the Asset Purchase Agreement (and related agreements), and the parties' representations, warranties and covenants, as well as the conditions to their respective obligations, are fair and reasonable.

    Financial analysis and historical trend analysis and other information concerning WorldGate and our existing product category.

    Financial analysis of the costs of simply discontinuing our existing product category, and of the substantial creditor exposures that would stand in the way of any returns to our stockholders.

    Financial analysis and other information concerning WorldGate prepared by BCF; as well as the analysis and opinion of BCF, as an independent nationally recognized financial advisor, that the terms of the TVGateway Transaction are fair to WorldGate and its stockholders from a financial point of view.

    The expected tax consequences of the TVGateway Transaction.

    The expected impact of the TVGateway Transaction on our customers and employees.

    Our continuing liability exposures under the indemnification provisions of the Asset Purchase Agreement and as to the liabilities retained by us thereunder.

    The provisions in the Asset Purchase Agreement that prohibit solicitation of third party bids or a change of our board of directors' recommendation, with certain exceptions permitting our board of directors to act as required in its fiduciary duty, and which permit termination of the Asset Purchase Agreement in certain circumstances do not involve excessive fees or encumbrance of any of our technologies in the event of termination; all of which, taken together, our board of directors considered reasonably protected the interests of WorldGate and its stockholders.

        In considering the TVGateway Transaction, our board of directors also investigated and considered potential risks or other negative factors, such as:

    The risk that our existing capital resources, augmented by the proceeds of the TVGateway Transaction, will be consumed more quickly than anticipated or will be consumed before we are able to raise sufficient equity capital to continue pursuit of the videophone business.

    The risk that, even if we are able to raise additional equity capital, the pricing or other terms of such financing will severely dilute the ownership of our existing stockholders or otherwise be burdensome to our existing stockholders.

    The risk that videophone efforts will not develop into a product having all of the planned technological characteristics, or will not be able to do so within planned budgets or timeframes.

    The risk that the technologies that the videophone product plans to include will not gain widespread acceptance, or will be superseded by other superior or more widely adopted technologies.

    The risk that the new group of competitors against whom WorldGate will be competing will adopt product features or technologies that are similar to those proposed to be used in the videophone product, thus diminishing WorldGate's videophone technology advantage.

    The risk that, following the TVGateway Transaction, we will realize less than is currently expected from our retained receivables and inventories, or will have greater liabilities than are currently expected in connection with severance of employees, termination of leases or other contracts, or under the indemnification provisions of the asset purchase agreement.

    The risk that the TVGateway Transaction might not be consummated.

    The risk that public announcement of the proposed TVGateway Transaction might adversely affect collection of receivables.

    The risk that the TVGateway Transaction might hamper our ability to attract and retain key management, technical and sales personnel.

    The risk that our transition to the videophone business could have unforeseen negative effects on the value accorded to our common stock in the public markets, and could further jeopardize our qualifications for continued listing on The NASDAQ SmallCap Market.

    The various other risks described below under "Risks Related to the Asset Sale" beginning on page 31 of this proxy statement.

Information About the Company

WORLDGATE COMMUNICATIONS, INC.

        Since our formation in 1995 the Company has been in the business of developing and selling ITV technology, products and services for use in conjunction with cable TV broadband networks (the "ITV Business"). Using our solutions, cable TV operators brand, market, and offer a wide variety of ITV packages to consumers. These packages include walled gardens of information, communications solutions complete with Internet-based e-mail and chat, and Web surfing, all presented and engaged on the TV set.

        We have also been engaged in the development of products that leverage our relationships within the cable TV marketplace and technical know-how of cable's broadband networks. Specifically, we have spent time and resources developing solutions for video telephony for the broadband marketplace.

  Evolution of WorldGate's Business

        Our business has for over 7 years been focused primarily on the development, manufacture and sale of technology, products, and services for ITV. We have developed significant expertise relating to broadband cable infrastructure, 2-way real-time networking, and thin-client computing. Using our ITV solutions, cable TV operators brand, market, and offer a wide variety of ITV packages to consumers. These packages include walled gardens of information, communications solutions complete with Internet-based e-mail and chat, and Web surfing, all presented and engaged on the TV set.

  WorldGate's Products and Services

        Our products generally enable cable operators to enhance their existing business by offering additional features to their existing video services business. These added features are often packaged with their basic digital cable TV offering at no extra cost to the consumer. In addition, operators have offered additional WorldGate products for an extra monthly fee as an a la carte offering to consumers. These ITV products can be classified into three product categories:

  •
  Information Walled Gardens—

        WorldGate basic product offering consists of a broad, yet deep, walled garden of information, and some additional ITV features, such as Channel HyperLinking. This basic package has been offered to cable operators for a small monthly fee. The cable operator purchases hardware required to operate the service from WorldGate. The walled garden contains content in the following categories: news, sports, weather, finance, entertainment, lifestyle, customer care, and more. In addition, consumers can access the premium products offered by cable operators by navigating from the walled garden.

  •
  Communications—

        One of WorldGate's premium packages is its communications tier. This package combines e-mail, chat, messaging, and a premium level of interactive games. This level of ITV service is licensed to cable operators at a higher rate than the basic walled garden. It is generally offered to the cable operator's subscribers for an additional monthly charge. Most of our cable operator partners have offered WorldGate's wireless keyboard to these subscribers for a one-time additional charge.

  •
  Web surfing—

        In addition to the aforementioned packages, WorldGate's foundation technology of thin-client Web browsing is used to offer a Web surfing package that can be marketed by cable operators. This level of ITV service is licensed to cable operators at a higher rate than the walled garden and communications tiers. Many cable operator partners have combined the Web surfing and communications packages into a single premium offering to consumers. It is generally offered to the cable operator's subscribers for an additional monthly charge. Most of our cable operator partners have offered WorldGate's wireless keyboard to these subscribers for a one-time additional charge.

WorldGate's Continuing Business Following the TVGateway Transaction

The Creation of a Videophone Product and Associated Business

        Over the course of the past year, various staff members of WorldGate have worked to investigate and help define new products and services which could leverage the Company's expertise and resources and potentially provide value beyond the ITV Business. During this period the parameters for a video telephone were developed. Although other companies have, over the past 35 years, expended significant, and unsuccessful efforts to develop a commercially viable videophone product, WorldGate believed that the emergence of technical advances and the evolution of consumer tastes have sufficiently come together to permit the development of a successful product. Web cameras, picture cell phones and high-speed data connections to the Internet are viable products in the market today. Furthermore, the emergence of H.264 video compression, camera technology, DOCSIS 1.1, and DSL high-speed modems pave the way for "true-to-life" video to be delivered efficiently by high-speed data providers.

        WorldGate has developed a personal videophone which it plans to market under the trademark Ojo. We believe this product changes the technology approach and advances video telephony to economic reality. Ojo employs proprietary image processing and system designs to deliver "true to life" synchronized images and sound at an affordable price to consumers. Ojo takes a unique approach to video telephony and redefines the product and the perception of video telephony in an effort to overcome past constraints. We believe Ojo will generate customer excitement and acceptance when it is introduced into the marketplace.

        Through an assembled team of engineers and management chosen from the cable, telecommunications, high-definition television and computer industries, WorldGate has developed an affordable wireless videophone, ergonomically designed specifically for in-home and business, personal video communication. WorldGate identified several past issues that have interfered with commercial success and consumer acceptance of videophones and addressed each of these issues within Ojo. We believe that Ojo is differentiated, both from competitors and from previous efforts at personal video telephony by providing: true to life communication, interoperation with the PSTN (public switched telephone network), wireless implementation, easy deployment by cable and DSL operators as well as businesses, and all packaged in a highly styled ergonomic design. In addition, Ojo is further differentiated by the development of a state of the art connectivity infrastructure, which leverages the convergence of latest compression technology, processing power and increased bandwidth availability to help ensure, enable and maintain dedicated high quality end-to-end connections.

        We are currently in the process of completing the final design for the Ojo videophone product, and have commenced manufacturing field-able prototypes for end-user trials which we expect to commence in the first quarter of 2004. We expect to use third party contract manufacturers to manufacture the product for us, and anticipate a commercial launch for the product in the Fall of 2004.

The Business of Videotelephony

        The WorldGate Board of Directors, in evaluating its options, has concluded that investing the proceeds from the TVGateway Transaction in the continued development and distribution of products and services for the broadband market, including our new videophone business, will create the best value for stockholders. The revenue potential provides an opportunity to realize returns on our assembled technology and ideas for this product. This opportunity provides stockholders with potential returns that have the potential of significantly exceeding those projected from just the sale of the current under-performing assets.

        The initial market for videophones is expected to be comprised of existing high-speed data customers, including both existing DSL and cable modem subscribers. Kagan Worldwide Media estimates that by the end of 2008 there will be almost 45 million modem subscribers in the United States while the international market is projected to approach 170 million DSL and DOCSIS modems by 2008. These modem users provide a fertile and large target market for a quality, low cost videophone offering. Additional videophone growth is expected to be derived from new technology adopters and regular long distance communicators such as families and close friends. We also expect that the business-to-business opportunity will be attractive as a means to improve interpersonal communication and multi-location productivity.

        Our business model is based solely on the sale of Ojo videophones, similar to the business model for other providers of consumer electronic products. We do not expect to receive any service fees or other forms of recurring revenue. We believe that cable and DSL operators could realize significant recurring revenue streams associated with offering this product. We have also developed this product to require very minimal capital investment or incremental costs, and accordingly we envision that these operators represent viable and interested parties for partnering in this venture and realizing the potential of the videophone opportunity. We expect to market and sell our products to cable and DSL operators as well as to consumers through traditional consumer electronics distribution channels.

PROPOSAL 3

AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Overview

        Our board of directors has unanimously adopted a resolution declaring the advisability of, and submitting to the stockholders for approval, a proposal to amend the Company's Amended and Restated Certificate of Incorporation to effect a recapitalization pursuant to which each twenty shares of common stock will be automatically converted into one new share of common stock. If for any reason our board of directors deems it advisable, we may abandon the Reverse Stock Split at any time before we file the amendment to our Amended and Restated Certificate of Incorporation, whether before or after the Meeting (even if such proposal has been approved by our stockholders).

        The text of the proposed amendment to our Amended and Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A; however, the text of the certificate of amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as our board of directors deems necessary and advisable to effect the Reverse Stock Split.

Reasons for the Reverse Stock Split

        Our common stock is quoted on the Nasdaq SmallCap Market. To be quoted on the Nasdaq SmallCap Market, among other things, a Company's common stock must maintain a minimum bid price of $1.00 per share. Our common stock continues to trade below that range. To regain compliance, our stock price must trade above $1.00 for at least ten consecutive trading days. Our board of directors believes that the Reverse Stock Split will help to ensure that we will regain compliance with the Nasdaq minimum bid price listing requirement by causing an increase in the minimum bid price of our common stock to above the $1.00 per share minimum, although we cannot assure you that this will occur. If we do not regain compliance, our common stock may be delisted and trading in our common stock, if any, would have to be conducted on the OTC Bulletin Board or in the non-Nasdaq over-the-counter market (or "pink sheet" market). This would likely significantly decrease the liquidity of our common stock.

        Our board of directors believes that the current market price of our common stock may impair its acceptability to institutional investors, professional investors and other members of the investing public. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their own portfolios, which reduces the number of potential buyers of our common stock. In addition, analysts at many leading brokerage firms are reluctant to recommend lower-priced stocks to their clients or monitor the activity of lower-priced stocks. A variety of brokerage house policies and practices also tend to discourage individual brokers within those firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. Our board of directors believes that if the Reverse Stock Split has the effect of raising the trading price of our common stock, this will increase the attractiveness of our common stock to the investment community and possibly promote greater liquidity for our existing stockholders.

Implementation and Effects of the Reverse Stock Split

        If our stockholders approve the Reverse Stock Split and our board of directors proceeds with the Reverse Stock Split, the Reverse Stock Split would have the following effects:

  •
  Every twenty shares of the Company's common stock owned by a stockholder will automatically be changed into and become one new share of common stock;

  •
  the number of shares of our common stock issued and outstanding will be reduced proportionately;

  •
  proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding options and warrants entitling the holders thereof to purchase shares of our common stock, which will result in approximately the same aggregate price being required to be paid upon exercise of such options or warrants as would have been required immediately preceding the Reverse Stock Split; and

  •
  the number of shares reserved for issuance under our existing stock option plans and employee stock purchase plans will be reduced proportionately.

        The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in WorldGate, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. As described below no fractional shares will be issued in connection with the Reverse Stock Split. Instead, fractional share amounts will be rounded to the nearest whole number of shares. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

        Our common stock will continue to be reported on Nasdaq under the symbol "WGAT" (although Nasdaq will likely add the letter "D" to the end of the trading symbol for a period of 20 trading days to indicate that the Reverse Stock Split has occurred).

Fractional Shares

        No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Instead, all fractional shares will be rounded, with fractional shares equal to or greater than 0.5 being rounded up to the next whole number of shares, and fractional shares which are less than 0.5 being rounded down to the next lower whole number of shares.

Authorized Shares

        The Reverse Stock Split would not change the number of authorized shares of our common stock designated in our Amended and Restated Certificate of Incorporation. Therefore, because the number of issued and outstanding shares of our common stock would decrease, the number of shares remaining available for issuance under our authorized pool of common stock would increase. In addition, the Company will continue to have 13,500,000 authorized but unissued and undesignated shares of preferred stock.

        These additional shares would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets and sales of stock or securities convertible into common stock. The Company believes that the availability of the additional shares will provide it with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond to a changing corporate environment. If the Company issues additional shares, the ownership interests of holders of its common stock may be diluted. Also, if WorldGate issues shares of its preferred stock, the issued shares may have rights, preferences and privileges senior to those of its common stock. The Company has no current plan to issue additional shares. Although the Company has previously announced a stockholder rights offering, as to which it has filed a registration statement with the Securities and Exchange Commission, we continue to delay proceeding with this offering and have not requested the Securities and Exchange Commission to declare our registration statement effective.

Potential Anti-Takeover Effect

        The additional shares of common stock that would become available for issuance if the Reverse Stock Split is approved could also be used by us to oppose a hostile takeover attempt or delay or prevent changes of our control or changes in or removal of our management, including transactions that are favored by a majority of the independent stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. For example, without further stockholder approval, our board of directors could strategically sell shares of our common stock in a private transaction to purchasers who would oppose a takeover or favor our current board of directors. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate our shares of common stock or obtain control of WorldGate, and it is not part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders. Other than the Reverse Stock Split proposal, our board of directors does not currently contemplate recommending the adoption of any other amendments to our Amended and Restated Certificate of Incorporation that could be construed as affecting the ability of third parties to take over or change the control of WorldGate.

Other Effects on Outstanding Shares

        If a Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of our common stock would remain the same after the Reverse Stock Split. Each share of common stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable.

        In addition, the Reverse Stock Split would result in some stockholders owing "odd-lots" of fewer than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

Accounting Matters

        The Reverse Stock Split will not affect the par value of our common stock. On the effective date of the Reverse Stock Split, the stated capital on WorldGate's balance sheet attributable to WorldGate's common stock will be reduced proportionately, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of WorldGate's common stock will be increased because there will be fewer shares of WorldGate's common stock outstanding.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

        If the stockholders approve the Reverse Stock Split proposal, and we implement the Reverse Stock Split, it would be implemented by filing a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The Reverse Stock Split will become effective at the time specified in the certificate of amendment, which will most likely be immediately after the filing of the certificate of amendment and which we refer to as the "effective time." Beginning at the effective time, each certificate representing a certain number of shares of our common stock before the Reverse Stock Split will be deemed for all corporate purposes to evidence ownership of one-twentieth of that number of shares of our common stock after the Reverse Stock

Split. All shares issuable upon exercise or conversion of outstanding options, warrants or other securities will automatically be adjusted.

        As soon as practicable after the effective time, stockholders will be notified that the Reverse Stock Split has been affected. WorldGate expects that its transfer agent, American Stock Transfer & Trust Company, will act as exchange agent for purposes of implementing the exchange of stock certificates. Stockholders of record will receive a letter of transmittal requesting that they surrender the stock certificates they currently hold for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or "street name" will not be required to take any further actions to effect the exchange of their certificates. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split will continue to be valid and will represent the adjusted number of shares rounded down to the nearest whole share. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Vote Required and Board Recommendation

        In order to approve the Reverse Stock Split, we will need the affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date. The Board of Directors unanimously recommends to the stockholders that the stockholders vote "FOR" approval of the proposed Reverse Stock Split.

Risks Related to the Asset Sale

        If our stockholders do not approve the TVGateway Transaction, we may not have the resources to continue operations without seeking additional capital, which may be difficult to obtain.

        We have limited cash resources, and these resources continue to diminish. We recorded net losses of $4.9 million and consumed $3.0 million of our cash in operating activities during the first half of 2003. We have substantially reduced our expenses over the past two years, but these reductions have not enabled us to achieve profitability, and further expense reductions would not improve our overall financial position due to the likely negative impact on future revenue. Absent a sudden and unforeseen improvement in demand for ITV solutions, we expect that our cash resources will continue to diminish and that we will not have sufficient funds to operate beyond the closing period allocated for this TVGateway Transaction. If our stockholders do not approve the TVGateway Transaction, we will be forced to seek additional capital in order to continue our operations. Considering the current market for capital, and the market for ITV products and solutions, it is likely to be very difficult for us to obtain additional equity or debt financing. If we were to be unable to obtain sufficient capital, we would be required to discontinue operations of our existing ITV Business and file for bankruptcy protection.

        If our stockholders do not approve the TVGateway Transaction, there may not be any other offers from potential acquirers of our ITV Business.

        If our stockholders do not approve the TVGateway Transaction, we may need to find another purchaser for WorldGate, or some portion of our assets. While we have had discussions with various companies concerning such a purchase in the past, we cannot assure you that any of these companies would have any interest, or would be willing to offer a reasonable purchase price, or that any price so offered would not be less than that agreed to in the TVGateway Transaction.

        We may be required to pay up to $0.5 million to TVGateway for breaches of our representations in the Asset Purchase Agreement.

        We have an obligation to indemnify TVGateway for any losses from breaches of our representations or warranties in the Asset Purchase Agreement that occur within 12 months after the closing date of the TVGateway Transaction or within the applicable statute of limitations period for claims relating to our ownership of our assets, payment of our taxes, and our compliance with applicable laws, if longer. Our indemnification obligations are limited by an overall cap of $0.5 million on the amount of the indemnification. Although we know of no breaches of our representations or warranties, the payment of any such indemnification obligations would adversely impact our cash resources and our ability to pursue our videophone business.

        The public announcement of the proposed TVGateway Transaction might adversely affect our sales, operating results and ability to retain key management, and other personnel.

        Our August 7, 2003 public announcement of the proposed TVGateway Transaction may cause our customers to discontinue our services, and may also adversely impact our ability to retain key management, and other personnel who are primarily involved in our ITV Business. Even if the TVGateway Transaction is consummated, these negative effects could continue indefinitely and impact our continuing business and the efforts associated with the introduction of the videophone product.

Risks Related to WorldGate's Continuing Business Operations

        Our cash resources after the TVGateway Transaction will be limited and could be diminished due to the payment of fair value to dissenting stockholders and our inability to collect on our accounts receivable and utilize or liquidate inventory not sold to TVGateway, LLC.

        The proceeds from the TVGateway Transaction along with our current working capital will not be sufficient to completely fund our continuing business. After closing of the TVGateway Transaction, we will have limited cash resources, which we will need to manage carefully until our videophone business has progressed sufficiently to enable us to raise additional capital. In addition, after the TVGateway Transaction, we expect to collect cash from certain accounts receivable that we will retain pursuant to the Asset Purchase Agreement. If we are unable to collect upon these accounts our cash resources will be less than we anticipate. Our debtors may not pay us due to their insolvency, bankruptcy, lack of funds, or refusal to pay. Following the TVGateway Transaction, our business relationship with many of our debtors will be terminated, and some of our debtors may be more likely to delay payments or attempt to renegotiate amounts owing. Furthermore, the transition from our historical business of ITV to our videophone business may prevent us from utilizing certain inventories that could otherwise have been revenue-producing, and we may be unable to sell such inventories to third parties, or such sales may be at distressed prices.

        Our ITV Business has accounted for all of our revenues to date; after the TVGateway Transaction, we cannot reliably project our continued revenues, and we expect to incur significant losses for an indefinite period of time.

        The ITV Business, including the assets we are selling in the TVGateway Transaction, has historically accounted for significant portion of our revenue. As a result of the TVGateway Transaction as well as our continued going concern considerations no assurances can be provided as to amount of ongoing revenues or to the period such revenues will continue to be received. Our videophone business involves the development of a new and as yet unreleased product line with no market penetration in an undeveloped market sector. We do not expect our videophone business to produce any significant revenues in the near term, and we plan to operate at a loss until at least 2005. We cannot predict when or to what extent our videophone product will begin to produce revenues, or whether we will ever reach profitability. If we are unable to achieve significant levels of recurring revenue from our interactive television business or our videophone business, our losses will likely continue indefinitely. If this occurs, the market price of our common stock could suffer as well as our viability as a going concern.

        In addition, we have incurred significant obligations in connection with our ITV Business that are not needed for our videophone business, including facilities and capital lease obligations through 2010. These obligations will not be transferred in the TVGateway Transaction, and we will continue to bear the costs of these commitments even though the development of the videophone business will not benefit from such commitments. Although we will undertake efforts to renegotiate these commitments and reduce expenses, there is no guarantee that we will be able to do so. We will also incur severance expenses related to management personnel who are not to be employed by TVGateway, LLC and not required for the videophone business. Our obligations for these lease commitments and other severance-related expenditures will cause us to use more of our cash resources than we need to for the conduct of the videophone product and business development activities.

        We will not have sufficient working capital to fund our continuing videophone business, and we may be unable to obtain additional capital. If we obtain additional financing, you may suffer significant dilution.

        We anticipate that we will need to seek and obtain a third party investment prior to the first quarter of 2004 in order to provide sufficient working capital for our videophone business. We cannot be certain that financing from third parties will be available on acceptable terms to us or at all. The extent and timing of our future capital requirements will depend upon several factors, including the rate of market acceptance of our products, the degree of competition for our products, and our level of expenditures for product development, sales and marketing. In addition, we currently have a lease obligation for space that substantially exceeds our needs. If our capital requirements vary materially from those currently planned, we may require additional financing sooner than anticipated. The levels of funding of pre-revenue-stage companies generally by both venture funds and strategic investors have fallen dramatically in the past few years. If we cannot raise funds on acceptable terms, we may not be able to develop our products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements, any of which could have a material adverse effect on our ability to grow our business. Further, if we issue equity securities, you may experience severe dilution of your ownership percentage, and the new equity securities may have rights, preferences or privileges senior to those of our common stock. If our common stock is listed on The NASDAQ National Market or The NASDAQ SmallCap Market at the time of a proposed equity financing resulting in the sale and issuance of twenty percent or more of the outstanding shares of our capital stock, we will be required to obtain stockholder approval of such issuance. There can be no assurance that we will be able to obtain any necessary stockholder approval, and the failure to obtain such approval could limit our ability to obtain needed capital.

        After the TVGateway Transaction, we expect to be increasingly dependent on a single line of business that currently has no products or revenues. We cannot predict our future results because our videophone business has no operating history.

        Following the TVGateway Transaction, our primary line of business will be the development of the videophone products and technology. We are still in the process of completing our design for a commercially releasable product based on this technology and consequently there are currently no revenues from this line of business. Given the lack of operating history in the videophone business it is difficult to predict our future results. You should consider the risks and uncertainties that we may encounter as a pre-revenue-stage Company in a new and unproven market. These uncertainties include:

  •
  our ability to design and engineer products having the technological features planned for the videophone product line;

  •
  consumer demand for, and acceptance of, the videophone business products;

  •
  our ability to utilize relationships with cable operators, and other distributors, to drive sales;

  •
  our ability to demonstrate the benefits of our products and services to end users;

  •
  our unproven and evolving business model;

  •
  unfavorable economic conditions in the technology industry;

  •
  decreased capital spending on technology due to adverse economic conditions; and

  •
  global economic conditions.

        Our videophone technology and products are not fully developed, are untested, and remain subject to significant uncertainty.

        Our videophone technology and products are in the development stage and have not been completed or proven. The market for products related to video telephony is characterized by uncertain user and customer requirements, and the emergence of new communications standards and practices. Each of these characteristics could impact our videophone products, intellectual property and system designs. The successful development of our products is subject to the risks that:

  •
  our proposed product is found to be ineffective for the intended purposes;

  •
  the proposed product is uneconomical to manufacture or market or does not achieve broad market acceptance;

  •
  third parties hold proprietary rights that preclude us from marketing the product.

        Significant undetected errors or delays in new products or releases may affect market acceptance of our product. There can be no assurance that, despite our testing, errors will not be found in the initial product or subsequent releases after the commencement of commercial shipments, resulting in loss of customers or failure to achieve market acceptance.

        In addition, our videophone technology and product will need to be compatible with a broad array of disparate technologies in order to be interoperable with other products routinely used in cable operations such as routers, switches, operating systems and billing systems software. Without compatibility, we may not achieve market acceptance or demand for our products within our target base of customers, because our products will not operate with many of the applications they currently use.

        We will rely on third parties to provide certain components for our videophone products. If our vendors fail to deliver their products in a reliable, timely and cost-efficient manner, our business will suffer.

        We expect to depend on relationships with third parties such as contract manufacturing companies, chip design companies and others who may be sole source providers of key, leading edge technology components critical for the product we are developing in our videophone business. If these providers of exclusive proprietary technology do not produce these components on a timely basis or if the components do not meet our specifications or are otherwise flawed, we may have to delay product delivery, recall or replace unacceptable products. As a result, we could lose potential customers and any revenues that we may have at that time may decline dramatically.

        We may not be able to meet our product development objectives or market expectations.

        Our videophone product development efforts are inherently difficult to manage and keep on schedule and there can be no assurance that we will be able to meet our development objectives or to meet market expectations. In addition to development delays, we may experience substantial cost overruns in completing development of our product. The technological feasibility for some aspects of the product that we envision is not completely established. The product being developed by us may contain undetected flaws when introduced. There can be no assurance that, despite testing by us and by potential customers, flaws will not be found in the product, resulting in loss of or delay in market acceptance. We may be unable, for technological or other reasons, to develop and introduce the product in a timely manner in response to changing customer requirements. Further, there can be no assurance that while we are attempting to finish development of our product, a competitor will not introduce a similar product thus diminishing our technological advantage, or a superior alternative to ours, rendering our product and technologies partially or wholly obsolete, or at least requiring substantial re-engineering in order to become commercially acceptable. Our failure to maintain our product development schedules, avoid cost overruns and undetected errors or introduce a product that is superior to competing products would have a materially adverse effect on our business, financial condition and results of operations.

        We are highly dependent on our key personnel to manage our business, and because of competition for qualified personnel we may not be able to recruit or retain necessary personnel.

        Our continued growth and success depend to a significant degree on the continued services of our senior management and other key employees and our ability to attract and retain highly skilled and experienced technical, managerial, sales and marketing personnel. We have historically been a developer of products related to ITV. Our videophone business represents an expansion into the development of broadband communications hardware and software products in which we have limited experience. As we enter this new line of business, we also expect to encounter new product development challenges, new customer requirements, new competitors and other new business challenges, with which our existing management may be unfamiliar. There can be no assurance that we will be successful in recruiting new personnel or in retaining existing personnel. None of our employees is subject to a long-term employment agreement. The loss of one or more key employees or our inability to attract additional qualified employees could have a material adverse effect on our business, results of operations and financial condition. In addition, we may experience increased compensation costs in order to attract and retain skilled employees.

        We may not be able to successfully compete in the highly competitive and rapidly evolving broadband communications market.

        The market for products that utilize broadband communications is still developing and there can be no assurance that our product will ever achieve market acceptance. Since we have no existing customers with respect to the videophone business, we must convince cable operators and other broadband network providers to buy our videophone product. To the extent we do not achieve growth, it will be difficult for us to generate meaningful revenue or to achieve profitability.

        We may not be successful in developing or maintaining strong distribution channels for our videophone products.

        The success of the videophone business depends on developing strong relationships with cable operators and other broadband communications providers who are selling services to end-users. We plan to rely primarily on our US cable operator relationships to initially market our videophone products, although we expected these sales to be augmented by additional distributors operating in international markets. Although we have developed strong distribution channels in the past, we will need to develop new and unrelated distribution relationships in the broadband communications market. If we are not successful in creating a strong distribution channel in a timely manner, we may not gain significant sales.

        We may not be able to protect intellectual property of our videophone business against third-party infringements or claims of infringement.

        Failure to protect our intellectual property rights may result in a loss of our exclusivity or the right to use our videophone technology. We plan to rely on patent, trade secret, trademark and copyright law to protect our videophone intellectual property. Our patent position is subject to complex factual and legal issues that may give rise to uncertainty as to the validity, scope and enforceability of a particular patent. Accordingly, there can be no assurance that any patents will be issued pursuant to our current or future patent applications or that patents issued pursuant to such applications will not be invalidated, circumvented or challenged. Moreover, there can be no assurance that the rights granted under any such patents will provide competitive advantages to us or be adequate to safeguard and maintain our proprietary rights. In addition, effective patent, trademark, copyright and trade secret protection may be unavailable, limited or not applied for in certain foreign countries.

        Since this is a new effort by WorldGate, patent applications have not yet been filed for our videophone technology. We also seek to protect our proprietary intellectual property, including intellectual property that may not be patented or patentable, in part by confidentiality agreements and, if applicable, inventor's rights agreements with our current and future strategic partners and employees. We cannot assure you that these agreements will not be breached, that we will have adequate remedies for any breach or that such persons or institutions will not assert rights to intellectual property arising out of these relationships.

        Some of our videophone intellectual property includes technologies and processes that may be similar to the patented technologies and processes of third parties. If we do not adequately assure our freedom to use our videophone technology, we may have to pay others for rights to use their intellectual property, pay damages for infringement or misappropriation or be enjoined from using such intellectual property. If we are found to be infringing third-party patents, we do not know whether we will be able to obtain licenses to use such patents on acceptable terms, if at all. While we are not currently engaged in any material intellectual property disputes or litigation, we could become subject to lawsuits in which it is alleged that we have infringed the intellectual property rights of others or commence lawsuits against others who we believe are infringing upon our rights. Our involvement in intellectual property litigation could result in significant expense to us, adversely affecting the development of the challenged product or intellectual property and diverting the efforts of our technical and management personnel, whether or not such litigation is a result in our favor.

        We will be dependent on third parties for manufacturing our videophone products.

        We expect to rely on one or more third party manufacturers for our manufacturing needs. We may be unable to engage a third party manufacturer on a timely basis or on terms favorable to us which could limit our ability to sell our products and could cause our revenues to decline. Furthermore, the failure of such third party manufacturers to deliver products to us in a timely manner or in accordance with our quality control standards could damage our reputation and could adversely affect our operating results.

        In the event that our common stock is delisted from NASDAQ SmallCap Market and trades below $1.00, it may be subject to the requirements of the rules relating to "penny stocks."

        The NASDAQ Stock Market, Inc. has notified us that it may delist our common stock from the NASDAQ SmallCap Market if we fail to meet certain requirements. If our common stock is delisted from the NASDAQ SmallCap Market, our common stock would trade on the non-NASDAQ over-the-counter market. In such event, you would have to trade our common stock on the so-called "pink sheets" or the "Electronic Bulletin Board" of the National Association of Securities Dealers, Inc. Consequently, you likely would find it more difficult to trade in or obtain accurate quotations as to the market price of our common stock. In addition, if our common stock were not listed on the NASDAQ SmallCap Market and the trading price of the common stock was less than $1 per share, our common stock could be subject to certain federal securities laws, which, among other things, require that broker/dealers satisfy special sales practice requirements, including making individualized written suitability determinations and receiving a purchaser's written consent prior to any transaction. In such case, our common stock could also be deemed to be a "penny stock" under the Securities Enforcement and Penny Stock Reform Act of 1990, which would require additional disclosure in connection with trades in the common stock, including the delivery of a disclosure schedule explaining the nature and risks of the penny stock market. The additional burdens imposed upon broker-dealers could affect their willingness or ability to effect transactions in our common stock.

Risks Associated with the Reverse Stock Split

        This Proxy Statement includes forward-looking statements including statements regarding our intent to solicit approval of a Reverse Stock Split, the timing of the proposed Reverse Stock Split, and the potential benefits of a Reverse Stock Split, including but not limited to increased investor interest, continued listing on the Nasdaq National Market and the potential for a higher stock price. The words "believe," "expect," "will," "may" and similar phrases are intended to identify such forward-looking statements. Such statements reflect the current views and assumptions of WorldGate, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These risks include but are not limited to risks relating to the volatility of our stock price, general market and economic conditions and risks related to the development of our business model.

        If our stockholders do not approve the Reverse Stock Split, we may be unable to maintain our listing on NASDAQ, which would decrease the liquidity of our common stock.

        The NASDAQ Stock Market, Inc. has notified us that it may delist our common stock from the NASDAQ SmallCap Market if we fail to meet the $1.00 per share minimum bid price for 10 consecutive trading days prior to October 3, 2003. We currently do not comply with this requirement, however, we have been informed by NASDAQ that as long as we comply with the NASDAQ SmallCap Market's initial listing criteria on that date, we will be granted a ninety day extension to demonstrate compliance with the minimum bid price requirement. If we are unable to meet this requirement by the extended deadline or are not otherwise compliant with the initial listing criteria on October 3, 2003, we may still be delisted. In addition, in order for our common stock to continue to be listed on the NASDAQ SmallCap Market, we must demonstrate compliance with the continued listing criteria of the SmallCap Market, which include stockholders' equity of $2.5 million and a minimum market value of public float of $1 million.

        If our stockholders do not approve the Reverse Stock Split, it is unlikely that we will be able to meet these NASDAQ Small Cap Market requirements, and it is highly likely that our common stock will be removed from listing on the NASDAQ SmallCap Market.

        Delisting of our common stock would result in limited release of the market price of our common stock and limited news coverage of our business and could restrict investors' interest in our common stock, making information on prevailing trading prices more difficult to obtain. Also, a delisting could materially and adversely affect our ability to issue additional securities or to secure additional financing because the trading market and prices for our common stock may be suppressed.

        There can be no assurance that the market price of our common stock immediately after the effective date of the proposed Reverse Stock Split would be maintained for any period of time.

        There can be no assurance that the Reverse Stock Split will result in the benefits described above under the heading "Reasons for the Reverse Stock Split." Specifically, there can be no assurance that the market price of our common stock immediately after the effective date of the proposed Reverse Stock Split would be maintained for any period of time. In many cases, the total market capitalization of a Company following a Reverse Stock Split is lower than the total market capitalization before the Reverse Stock Split. We cannot assure you that the Reverse Stock Split will not adversely impact the market price of WorldGate's common stock. The market price for the common stock may not remain over $1.00 per share after the Reverse Stock Split. While the board of directors believes that the common stock would trade at higher prices after the consummation of the Reverse Stock Split, there can be no assurance that the increase in the trading price will occur, or, if it does occur, that it will equal or exceed the price that is the product of the market price of the common stock prior to the

Reverse Stock Split times the Reverse Stock Split ratio. In addition, the fewer number of shares that will be available to trade will possibly cause the trading market of the common stock to become less liquid, which could have an adverse effect on the price of the common stock.

        The Company cannot predict what action, if any, Nasdaq may take with respect to extending the period of time that the closing bid price of the common stock must exceed $1.00.

        Even if the closing bid price of the common stock exceeds $1.00 for ten consecutive trading days, Nasdaq has retained discretion to require a longer period before determining that the Company is in compliance with the $1.00 minimum bid requirement for continued listing. Because the Company cannot predict what action, if any, Nasdaq may take with respect to extending the period of time that the closing bid price of the common stock must exceed $1.00, there can be no assurance that the Reverse Stock Split will result in the Company complying with the $1.00 minimum bid requirement for continued listing.

        We cannot offer any assurance that the common stock will continue to meet the continued Nasdaq listing requirements.

        Even if the Company satisfies Nasdaq's $1.00 minimum bid price requirement, the Company must continue to satisfy other Nasdaq maintenance standards to remain on the Nasdaq National Market. In order for our common stock to continue to be quoted on the Nasdaq Small Cap Market, in addition to a minimum bid price of at least $1.00 per share, the Company is required to have (a) at least 500,000 shares publicly held by persons other than officers, directors and beneficial owners of greater than 10% of the Company's total outstanding shares; (b) a market value of publicly held shares of at least $1 million; (c) at least 300 stockholders who own at least 100 shares; and (d) stockholders' equity of at least $2.5 million. We cannot offer any assurance that the common stock will continue to meet the continued Nasdaq listing requirements.

        We cannot assure you that the Reverse Stock Split will result in a per share price that will attract institutional investors and brokers.

        While WorldGate's board of directors believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors and brokers.

Fairness Opinion of Boston Corporate Finance

        By letter agreement dated January 21, 2003 (the "Engagement Agreement"), WorldGate engaged BCF to, among other things, provide financial advice to WorldGate and its board of directors in connection with its consideration of financing and strategic alternatives for maximizing shareholder value. As part of our engagement, BCF solicited expressions of interest from: i) potential equity investors; and ii) potential purchasers of either the Company or its intellectual property and other operating assets. In addition, BCF assisted the Company's management and advised the board of directors regarding the relative financial merits of the expressions of interest received by the Company as part of that process. Pursuant to the Engagement Agreement, the board of directors requested that BCF prepare and deliver an opinion (the "Opinion") as to the fairness, from a financial point of view, of the consideration to be offered by TVGateway to WorldGate pursuant to the Asset Purchase Agreement.

        In connection with BCF's rendering their Opinion, they reviewed and relied upon, among other things, the following:

  •
  the Asset Purchase Agreement dated August 6, 2003 between WorldGate and TVGateway;

  •
  the reports WorldGate has filed with the SEC;

  •
  WorldGate's internal budget for the remainder of 2003;

  •
  WorldGate's financial condition as of June 30, 2003 and its projection for the remainder of 2003 through 2005;

  •
  certain information on TVGateway and its relationship to WorldGate;

  •
  public information and analysis on other companies, including data relating to the public market for ITV, software and cable industry companies and implied multiplies for comparable transactions; and

  •
  other information and materials referenced in the Opinion.

        Based upon and subject to the foregoing and such other matters as BCF considered relevant, it is BCF's opinion, that as of the date of the Opinion, the consideration offered by TVGateway pursuant to the Agreement is fair, from a financial point of view, to the holders of WorldGate's common shares.

        The Opinion is included in its entirety as Exhibit B to this proxy statement.

Appraisal Rights

        Under Delaware law, appraisal rights are not available in a sale of a company's assets for cash unless the selling company's charter provides such rights. The Company's charter does not provide appraisal rights for a sale of the Company's assets and, accordingly, holders of common stock will not be entitled to appraisal rights.

Regulatory Approvals

        The TVGateway Transaction is not subject to any federal or state regulatory requirements or approvals.

Income Tax Consequences of the Reverse Stock Split

        The following is a summary of certain material United States federal income tax consequences of the Reverse Stock Split. It does not purport to be a complete discussion of all possible United States federal income tax consequences of the Reverse Stock Split and is included for general information only. It is not binding on the Internal Revenue Service or the courts. Further, it does not address any state, local or foreign income or other tax consequences. This summary does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. It is based on the provisions of the United States federal income tax law as of the date hereof, which are subject to change retroactively as well as prospectively. This summary also assumes that the shares of our common stock held by our stockholders before the Reverse Stock Split were, and the shares of our common stock held after the Reverse Stock Split will be, held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended, or the "Code" (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

        Each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

        No gain or loss will be recognized by a stockholder upon the stockholder's exchange of shares held before the Reverse Stock Split for shares after the Reverse Stock Split. The aggregate tax basis of the shares of our common stock received in the Reverse Stock Split (including any fraction of a share deemed to have been received) will be the same as the stockholder's aggregate tax basis in the shares of our common stock exchanged therefor. The stockholder's holding period for the shares of our common stock after the Reverse Stock Split will include the period during which the stockholder held the shares of our common stock surrendered in the Reverse Stock Split.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning compensation paid with respect to our chief executive officer and four other most highly compensated officers who were serving as such as of December 31, 2002, each of whose aggregate compensation for fiscal 2002 exceeded $100,000, for services rendered in all capacities for us and our subsidiaries.

SUMMARY COMPENSATION TABLE
FISCAL YEARS 2002, 2001 and 2000

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Securities Underlying Options (#)	All Other Compensation
Hal M. Krisbergh Chairman and Chief Executive Officer	2000 2001 2002	$ $ $	337,080 337,080 337,080	$ $ $	148,769 151,650 37,913	20,000 160,000 80,000	— —
Gerard K. Kunkel* President	2000 2001 2002	$ $ $	175,280 212,036 250,962	$ $ $	61,348 63,925 19,788	24,000 200,000 24,000	— —
Richard Westerfer Chief Operations Officer	2000 2001 2002	$ $ $	132,693 184,500 214,616	$ $	37,212 35,467 17,145	— 161,000 49,000	— — —
Joseph E. Augenbraun* Chief Technology Strategist	2000 2001 2002	$ $ $	177,660 190,800 197,750	$ $ $	53,298 66,800 15,796	22,000 125,333 24,000	— — —
Randall J. Gort Chief Legal Officer	2000 2001 2002	$ $ $	171,774 187,650 200,769	$ $ $	54,748 63,925 15,831	24,000 127,333 24,000	— — —

*
Messrs Kunkel and Augenbraun resigned in August 2003

        We have established a bonus plan which provides for the payment of bonuses to executive officers and other employees based upon the performance of WorldGate, the performance of the business division of which the officer or employee is a member and the performance of the officer or employee. Under this plan, we generally assess the prior year's performance and makes bonus payments during the first calendar quarter of each year.

        During 2002 we had a Retirement Savings Plan that is funded by the participants' salary reduction contributions. All our employees are eligible to participate in the plan upon joining WorldGate. This plan was terminated in July, 2003. The plan is intended to permit any eligible employee who wishes to participate to contribute up to 12% of the employee's compensation on a before-tax basis under Section 401(k) of the Internal Revenue Code, subject to certain limitations. The plan provides for discretionary Company matching contributions that are to be made in proportion to each employee's contribution as well as discretionary Company profit sharing contributions, subject to certain limitations. Discretionary Company matching contributions and profit sharing contributions vest based upon the employee's length of service and are payable upon an employee's retirement, death, disability or termination of employment or, under specified circumstances, upon an employee's immediate and heavy financial emergency. Contributions are invested, in such proportions as the employee may elect in any of 10 mutual investment funds. In 2002, we made no discretionary profit sharing contributions to the plan.

        In addition to salary and bonus compensation, we have a stock option plan, the WorldGate 1996 Stock Option Plan. The Option Plan provides for the granting of awards to such officers, other employees, consultants and directors of WorldGate and our affiliates as the Compensation Committee may determine from time to time. Generally, outstanding options vest in equal installments over a four-year period, but in no event may an option be exercised more than ten years following the date of its grant, subject to acceleration in the event of some changes of control of WorldGate. On October 5, 2000, our shareholders approved an increase in the total number of our shares of common stock available under the plan to 3,200,000. On October 5, 2001, our shareholders approved an automatic annual increase of shares reserved under the 1996 Plan in an amount equal to the lesser of 4% of the then outstanding shares of the Company's common stock or 1,000,000 shares.

        The Compensation Committee has the authority to administer the stock option plan and to exercise all the powers and authorities either specifically granted to it under, or necessary or advisable in the administration of, the stock option plan, including, without limitation, the authority to grant awards; to determine the persons to whom and the time or times at which awards shall be granted; to determine the type and number of awards to be granted, the number of shares of common stock to which an award may relate and the terms, conditions, restrictions and performance goals relating to any award; to determine whether, to what extent, and under what circumstances an award may be settled, canceled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or non-recurring events affecting WorldGate or the financial statements of WorldGate (to the extent not inconsistent with Section 162(m) of the Code, if applicable), or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the stock option plan and any award; to prescribe, amend and rescind rules and regulations relating to the stock option plan; to determine the terms and provisions of agreements evidencing awards; and to make all other determinations deemed necessary or advisable for the administration of the stock option plan.

        The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Compensation Committee, provided, however, that Incentive Stock Options may not have an option exercise price less than the fair market value of a share of common stock on the date of grant. The option exercise price is payable by any one of the following methods or a combination thereof, to the extent permitted by the Compensation Committee:

  —
  in cash or by check or wire transfer,

  —
  subject to the approval of the Compensation Committee, in common stock owned by the participant for at least six months prior to the date of exercise and valued at their fair market value on the effective date of such exercise, or

  —
  subject to the approval of the Compensation Committee, by such other provision as the Compensation Committee may from time to time authorize.

        The board of directors or the Compensation Committee may suspend, revise, terminate or amend the stock option plan at any time, provided, however, that:

  —
  stockholder approval will be obtained if and to the extent required under Rule 16b-3 promulgated under the Exchange Act or if and to the extent the board determines that such approval is required for purposes of satisfying Section 162(m) or Section 422 of the Code, and

  —
  no such suspension, revision, termination or amendment may, without the consent of a participant, reduce the participant's rights under any outstanding award.

        On October 5, 2001, our shareholders approved the WorldGate 2001 Employee Stock Purchase Plan. The Stock Purchase Plan provides our eligible employees with the opportunity to periodically acquire shares of our common stock through payroll deductions. In general, the Stock Purchase Plan provides that:

  •
  each employee who has completed six months of continuous employment with WorldGate is eligible to participate in the Stock Purchase Plan so long as the employee customarily works at least 20 hours per week and 5 months per year;

  •
  participants in the Stock Purchase Plan are permitted to contribute up to fifteen percent of their compensation towards the purchase of our common stock;

  •
  at the end of each calendar quarter, the contributions of the participants are used to purchase shares of our common stock at the lower of eighty-five percent of the market price of our common stock: (i) at the beginning of each calendar quarter or (ii) at the end of each calendar quarter;

  •
  shares of our common stock which are purchased under the Stock Purchase Plan are not transferable by the participant until at least nine months has elapsed from the acquisition of the shares;

  •
  a maximum of 750,000 shares of our common stock (plus an annual increase of 375,000 shares) may be purchased in the aggregate by participants in the Stock Purchase Plan; and

  •
  our Board of Directors has the power and authority to administer the Stock Purchase Plan and may, subject to certain limitations suspend, revise, terminate or amend the Stock Purchase Plan.

        The following table presents information regarding options granted to our named executive officers during fiscal 2002 to purchase shares of our Common Stock. In accordance with SEC rules, the table shows the hypothetical "gains" or "option spreads" that would exist for the respective options based on assumed rates of annual compound stock price of 5% and 10% from the date the options were granted over the full option term.

Options/SAR Grants in Last Fiscal Year

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Individual Grants
	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year
Name			Exercise or Base Price ($/SH)	Expiration Date
					5% ($)	10% ($)
Hal M. Krisbergh	80,000	5.2%	$1.59	5/20/12	80,000	203,200
Gerard K. Kunkel*	24,000	1.6%	2.40	4/30/12	36,480	92,160
Richard Westerfer	49,000	3.2%	2.40	4/30/12	76,440	188,160
Joseph E. Augenbraun*	24,000	1.6%	2.40	4/30/12	36,480	92,160
Randall J. Gort	24,000	1.6%	2.40	4/30/12	36,480	92,160

*
Messrs Kunkel and Augenbraun resigned in August 2003

        The following table shows the number of shares of common stock subject to exercisable and unexercisable stock options held by each of the named executive officers as of December 31, 2002. The table also reflects the values of such options based on the positive spread between the exercise price of such options and $0.42, which was the per share closing sales price reported on the NASDAQ National Market on December 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option SAR Values

Name	Shares acquired on exercise (#)	Value Realized ($)	Number of securities underlying unexercised options/SARS at fiscal year end (#) Exercisable/ Unexercisable	Value of unexercised in-the-money options/SARS at fiscal year end ($) Exercisable/ Unexercisable
Hal M. Krisbergh	—	—	63,334/196,666	0/0
Gerard K. Kunkel*	—	—	130,081/140,918	0/0
Richard Westerfer	—	—	77,835/134,832	0/0
Joseph E. Augenbraun*	—	—	62,666/86,667	0/0
Randall J. Gort	—	—	63,666/87,667	0/0

*
Messrs Kunkel and Augenbraun resigned in August 2003

Compensation of Directors

        We adopted a new director compensation plan commencing in 2001. Pursuant to the new director plan, non-employee directors, currently Messrs. Davidson, Jaffe, Irving, Morris and Tarshis, will receive an annual stock grant of 6,500 shares, vesting in equal amounts over four years, issued at the fair market value on the date of grant, and a stipend of $1,000 for each board or committee meeting the director attends in person. We will continue to reimburse non-employee directors for reasonable travel expenses for attending board or committee meetings.

        Prior to the adoption of the new director plan, on July 26, 2000, we granted to Mr. Irving options to purchase 25,000 shares of common stock at an exercise price of $28.375 per share. In addition, upon becoming a director, we granted to Messrs. Davidson, Jaffe, Morris and Tarshis options to purchase 20,000 shares of common stock at an exercise price of $2.45 per share. These options were issued at the fair market value on the date of their appointment as a director. These options will vest in four equal installments on the anniversary of the grant date. Other than Messrs. Davidson, Jaffe, Irving, Morris and Tarshis, no other board member was reimbursed for his travel and other expenses or compensated for his service on the board.

Compensation Committee Interlocks and Insider Participation

        The Compensation and Stock Option Committee (the "Compensation Committee") is currently composed of Messrs. Krisbergh, Morris and Irving. The Compensation Committee makes recommendations to the board concerning the compensation and benefits programs for its directors, officers and employees, including all options granted under the Company's option plan. With the exception of Mr. Krisbergh, no member of the Compensation Committee is an officer or employee of the Company. Mr. Krisbergh does not, however, participate in the determination of his own compensation.

Report of Compensation and Stock Option Committee on Executive Compensation

        This report by the Compensation Committee of the Board of Directors (the "Committee") discusses the Committee's compensation objectives and policies applicable to the Company's executive officers. The report reviews the Committee's policy generally with respect to the compensation of all executive officers as a group for fiscal 2002 and specifically reviews the compensation established for the Company's Chief Executive Officer as reported in the Summary Compensation Table. Other than Mr. Krisbergh, the Committee is composed entirely of non-employee directors of the Company. The Committee also administers the Company's Stock Option Plan and Employee Stock Purchase Plan.

Compensation Philosophy

        The Committee consists of two non-employee directors and Mr. Krisbergh. Mr. Krisbergh does not, however, participate in the determination of his own compensation. The Committee is responsible for setting cash and long-term incentive compensation for executive officers and other key employees of the Company. The Company's compensation policies are intended to create a direct relationship between the level of compensation paid to executives and the Company's current and long-term level of performance. The Committee believes that this relationship is best implemented by providing a compensation package of separate components, all of which are designed to enhance the Company's overall performance. The components are base salary, short-term compensation in the form of annual bonuses and long-term incentive compensation in the form of stock options.

        The base salaries, targeted bonus amounts and number of stock options established for or granted to the Company's executive officers for 2002 are based, in part, on the Committee's understanding of compensation amounts and forms paid to persons in comparable roles performing at comparable levels at other companies in the same or related industries. Such amounts however, mainly reflect the subjective discretion of the members of the Committee based on the evaluation of the Company's current and anticipated future performance and the contribution of the individual executive officers to such performance, and the contribution of the individual executive officers to the Company in areas not necessarily reflected by the Company's performance.

Base Salaries

        The base salaries for the Company's senior executive officers for 2002 were established subjectively by the Committee based on the market environment and the Company's need to attract and retain key personnel for whom the Company must compete against larger, more established companies.

Short-Term Annual Bonuses

        Annual bonuses established for the executive officers are intended to provide an incentive for improved performance in the short term. The Committee establishes target bonus levels at the beginning of the year based on predetermined goals with respect to individual, department and Company performance. Bonuses awarded in fiscal year 2002 were substantially reduced from prior years and were determined in accordance with the significant achievements associated with our services for TVGateway. Funds for these bonus payments were largely reimbursed by TVGateway.

Long-Term Incentive Compensation

        The Company's long-term incentive compensation plan for its senior executive officers, administered through the Company's stock option plan, promotes ownership of the Company's Common Stock, which, in turn, provides a common interest between the shareholders of the Company and the executive officers of the Company. Options granted to executive officers under the plan have an exercise price equal to the fair market value of the shares on the date of grant, an exercise period of ten years and generally vest over four years. The number of options granted to executive officers is determined by the Committee, which is charged with administering the stock option plan.

Compensation of the Chief Executive Officer

        During fiscal year 2002, Mr. Krisbergh's base salary was not increased. Mr. Krisbergh requested that the Committee consider allowing him to forego a salary increase for the year, and the Committee agreed.

Stock Option Repricing

        Effective as of October 28, 2001, the Company's board of directors cancelled certain stock options outstanding under the Company's Stock Option Plan that had been granted to certain of listed executive officers, and issued an equal number of replacement options. The replacement options were vested as of October 28,2001, to the same extent that the corresponding cancelled options were vested as of October 28, 2001, and any unvested portion of the replacement options vest annually based upon the holder's continued service to the Company, over the remaining period during which the corresponding cancelled options would have vested. The replacement options have the same expiration date as the corresponding cancelled options.

        The following table sets forth the information regarding the stock repricing with respect to options held by the listed executive officers:

Name (a)	Date (b)	Number of Securities (c)	Market Price (d)	Exercise Price (e)	New Exercise Price (f)	Option Term Remaining (g)
Hal Krisbergh	—	—	—	—	—	—
Gerard Kunkel	10/25/01	13,333	2.78	16.5	2.78	3/17/09
	10/25/01	45,000	2.78	22.88	2.78	10/21/09
	10/25/01	12,000	2.78	21.57	2.78	5/04/10
	10/25/01	12,000	2.78	6.34	2.78	12/08/10
Richard Westerfer	10/25/01	60,000	2.78	29.88	2.78	2/24/10
	10/25/01	35,000	2.78	6.34	2.78	12/08/10
Joseph Augenbraun	10/25/01	40,000	2.78	22.88	2.78	10/21/09
	10/25/01	13,333	2.78	16.50	2.78	3/17/09
	10/25/01	10,000	2.78	21.57	2.78	5/04/10
	10/25/01	12,000	2.78	6.34	2.78	12/08/10
Randall Gort	10/25/01	13,333	2.78	16.50	2.78	3/1/09
	10/25/01	40,000	2.78	22.88	2.78	10/21/09
	10/25/01	12,000	2.78	21.57	2.78	5/04/10
	10/25/01	12,000	2.78	6.34	2.78	12/08/10

Limitations on Deductibility of Compensation

        Under the 1993 Omnibus Budget Reconciliation Act, a portion of annual compensation payable after 1993 to any of the Company's five highest paid executive officers would not be deductible by the Company for federal income tax purposes to the extent such officer's overall compensation exceeds $1,000,000. Qualifying performance-based incentive compensation, however, would be both deductible and excluded for purposes of calculating the $1,000,000 base. Although the Committee does not presently intend to award compensation in excess of the $1,000,000 cap, it will continue to address this issue when formulating compensation arrangements for the Company's executive officers.

                      Respectfully submitted,
                      Compensation and Stock Option Committee

                      Hal M. Krisbergh
                      Jeff Morris
                      Clarence L. Irving, Jr.

Comparative Stock Performance Graph

        The following indexed line graph indicates the Company's total return to stockholders from April 15, 1999, the date on which the Company's Common Stock began trading on the Nasdaq National Market, to December 31, 2002, as compared to the total return for the Nasdaq Stock Market—US Index, the Nasdaq Telecommunications Index and the ISDEX Internet Index. Also indicated for years prior to 2002 is Chase H & Q Internet Index, which no longer is available. The calculations in the graph assume that $100 was invested on April 15, 1999, in each of the Company's Common Stock and each index and also assume dividend reinvestment.

Comparison of Cumulative Total Return
Among WorldGate Communications, Inc., The Nasdaq Stock Market (U.S.) Index
The Nasdaq Telecommunications Index and
The Internet Index

INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP, or PwC, has served as our independent accountants since 1996. On October 30, 2002, the shareholders of the Company ratified the selection of PwC as independent auditors of the Company for the fiscal year ending December 31, 2002. No independent public accountant has yet been selected for the fiscal year ending December 31, 2003, as we are currently considering alternatives to reduce our accounting fees. Representatives of PwC are not expected to be present at the Meeting.

        Aggregate fees for professional services rendered for the Company by PwC as of or for the years ended December 31, 2002 and 2001, were:

	2002	2001
Audit	$181,900	$136,677
Audit Related	15,975	49,425
Tax	53,950	24,099
All Other	0	11,430
Total	$251,825	$221,631

        The Audit fees for the years ended December 31, 2002 and 2001, respectively, were for professional services rendered for the audits and interim reviews of the consolidated financial statements of the Company, the issuance of consents and assistance with review of documents filed with the SEC.

        The Audit Related fees as of the years ended December 31, 2002 and 2001, respectively, were for assurance and related services related to employee benefit plan audits and financial statement audits of the Company's equity investee.

        Tax fees as of the years ended December 31, 2002 and 2001, respectively, were for services related to tax compliance, including the preparation of tax returns.

        All Other fees as of the year ended December 31, 2001 were for services rendered for employee benefit plan advisory services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of our common stock (collectively, the "reporting persons") to file reports of ownership with the Securities and Exchange Commission and to furnish us with copies of these reports. Based solely on our review of those documents received by us, and written representations, if any, received from reporting persons with respect to the filing of reports on Forms 3, 4 and 5, we believe that all filings required to be made by the reporting persons for fiscal year 2002 were made on a timely basis.

STOCKHOLDER'S PROPOSALS FOR 2004 ANNUAL MEETING

        Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the SEC. To be considered for inclusion in the proxy statement and form of proxy relating to the 2004 annual meeting, such proposals must be received by the Company no later than April 28, 2004. Such proposals must relate to matters appropriate for stockholder action and be consistent with regulations of the Securities and Exchange Commission.

        If the April 28, 2004 deadline is missed, a stockholder proposal may still be submitted for consideration at the 2004 annual meeting, although it will not be included in the proxy statement, if the submission complies with the procedural and information requirements set forth in the Company's bylaws. Accordingly, written notice must be sent to the secretary of the Company not less than 90 or more than 120 calendar days before the first anniversary of the prior year's annual meeting. This means that for the 2004 annual meeting, written notice must be delivered between the close of business on April 28, 2004 and the close of business on June 26, 2004. If the date of the annual meeting, however, is not within 30 days before or 60 days after the anniversary of the prior year's meeting date, a stockholder proposal must be submitted within 120 calendar days before the actual meeting and no later than the later of (i) the 90th calendar day before the actual meeting and (ii) the 10th calendar day following the calendar day on which the Company first announces the meeting date to the public.

        All proposals should be directed to the attention of the Secretary of the Company.

OTHER MATTERS

        As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS

        If you and other residents at your mailing address own shares of common stock through a broker or bank, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice, known as "householding," reduces our printing and postage costs and eliminates duplicate mailings that stockholders living at the same address receive. If you or any stockholder residing at your mailing address wishes to receive a separate annual report or proxy statement, write or telephone us as follows: WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: 215-354-5100, facsimile number: (215) 354-1049. If you and other residents at your mailing address are receiving multiple copies of the annual report and proxy statement and wish to receive single copies in the future, contact us at the above phone number or address

ANNUAL REPORT ON FORM 10-K

        The Company has furnished without charge to each person whose proxy is being solicited, a copy of the Company's annual report on Form 10-K, for the year ended December 31, 2002, including the financial statements, but excluding exhibits. Requests for additional copies of such report should be directed to the Company, Attention: Investor Relations. The Company undertakes to deliver to each beneficial owner of the Company's common stock to whom this proxy statement is delivered, upon written request or oral request, without charge, a copy of any and all documents referred to herein but not included herewith including, but not limited to, certain exhibits and the Schedules to the Asset Purchase Agreement. Delivery of such documents shall be made by first class mail or other equally prompt means within one business day of receipt of such request. All requests shall be directed to: WorldGate Communications, Inc., Attn: Investor Relations, 3190 Tremont Avenue, Trevose, PA 19053, telephone number: (215) 354-5100, facsimile number: (215) 354-1049.

                      By Order of the Board of Directors
                      Hal Krisbergh
                      Chairman and Chief Executive Officer

August 25, 2003

Exhibit A—Asset Purchase Agreement

ASSET PURCHASE AGREEMENT
BY AND BETWEEN
WORLDGATE COMMUNICATIONS, INC.
AND
TVGATEWAY, LLC

Dated as of August 6, 2003

ARTICLE 1	DEFINED TERMS	53
1.1	Definitions	53
1.2	Terms Defined Elsewhere in this Agreement	56
1.3	Clarifications	57
ARTICLE 2	SALE AND TRANSFER	57
2.1	The Sale	57
2.2	Excluded Assets	57
2.3	Assumption of Obligations and Liabilities	57
ARTICLE 3	PURCHASE PRICE	58
3.1	Purchase Price	58
ARTICLE 4	THE CLOSING	58
4.1	Time and Place of Closing	58
4.2	Deliveries by Seller	58
4.3	Deliveries by Buyer	59
ARTICLE 5	REPRESENTATIONS AND WARRANTIES OF SELLER	59
5.1	Organization	59
5.2	Authority Relative to this Agreement	59
5.3	Noncontravention; Consents and Approvals	60
5.4	Undisclosed Liabilities	60
5.5	Litigation	60
5.6	Taxes	60
5.7	Absence of Proceedings	61
5.8	Title to Property	61
5.9	Intellectual Property and Software and Technology	61
5.10	Compliance with Laws	61
5.11	Brokers and Finders	61
5.12	SEC Compliance	62
5.13	Accuracy of Documents	62
5.14	Ownership of WorldGate Stock	62
5.15	No Other Representations or Warranties	62
ARTICLE 6	REPRESENTATIONS AND WARRANTIES OF BUYER	62
6.1	Organization	62
6.2	Authority Relative to this Agreement	62
6.3	Noncontravention; Consents and Approvals	63
6.4	Litigation	63
6.5	Brokers and Finders	63
6.6	Ability to Perform	63
6.7	No Other Representations or Warranties	64
ARTICLE 7	COVENANTS OF THE PARTIES	64
7.1	Operation of the Assets	64
7.2	Access to Information	65
7.3	Proxy Statement	65
7.4	WorldGate Shareholders' Approval	66
7.5	Termination	66
7.6	Consummation of Agreement	66

7.7	Public Announcements	66
7.8	No Solicitation	67
7.9	Mutual Releases	67
7.10	Defense of Claims	67
7.11	Certain Expenses; Sub-Lease Agreement	67
7.12	Tax Matters	67
ARTICLE 8	CONDITIONS TO THE OBLIGATIONS OF BUYER	68
8.1	Representations and Warranties	68
8.2	Covenants	68
8.3	WorldGate Shareholders' Approval	68
8.4	Certificates	68
8.5	Certain Proceedings	68
8.6	Termination	68
8.7	Releases	68
8.8	Seller's Actions	68
8.9	Document Delivery	69
8.10	Opinion Letter; Patent Status Letters	69
8.11	Seller Delivered Release	69
ARTICLE 9	CONDITIONS TO THE OBLIGATIONS OF SELLER	69
9.1	Representations and Warranties	69
9.2	Covenants	69
9.3	Certificates	69
9.4	Certain Proceedings	70
9.5	Document Delivery	70
9.6	Buyer Delivered Release	70
9.7	Member Delivered Releases; WorldGate Common Stock and Warrants	70
9.8	Termination	70
9.9	WorldGate Shareholders' Approval	70
ARTICLE 10	SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION;	70
10.1	Survival of Representations	70
10.2	Indemnification by Seller	70
10.3	Indemnification by Buyer	71
10.4	Exclusive Remedy	72
ARTICLE 11	TERMINATION	72
11.1	Termination	72
11.2	Procedure and Effect of Termination	73
ARTICLE 12	MISCELLANEOUS PROVISIONS	73
12.1	Expenses; Seller Delivered Termination Fee; Buyer Delivered Termination Fee	73
12.2	Further Assurances	74
12.3	Amendment and Modification	75
12.4	Waiver of Compliance: Consents	75
12.5	Notices	75
12.6	Assignment	76
12.7	Governing Law	76
12.8	Specific Performance	76
12.9	Counterparts	76
12.10	Interpretation	76
12.11	Entire Agreement	76

12.12	Severability	76
12.13	Cooperation With Respect to Taxes and Other Matters	76
12.14	Confidentiality	77

TABLE OF EXHIBITS

Exhibit A	—	Form of Assignment and Assumption Agreement
Exhibit B	—	Form of Bill of Sale
Exhibit C	—	Form of Trademark Assignment
Exhibit D	—	Form of Patent Assignments
Exhibit E	—	Form of Copyright Assignment
Exhibit F	—	Form of License Agreement
Exhibit 7.9(a)	—	Buyer Delivered Release
Exhibit 7.9(b)	—	Seller Delivered Release
Exhibit 7.9(c)	—	Member Delivered Release
Exhibit 7.9(d)	—	Member Received Release
Exhibit 8.10	—	Form of Seller's Opinion Letter

TABLE OF SCHEDULES

Schedule 1.1	—	Permitted Liens
Schedule 2.1(a)	—	Scheduled Personal Property
Schedule 2.1(b)	—	Excluded IP
Schedule 2.1(c)	—	Assigned Software and Technology
Schedule 5.1(b)	—	Subsidiaries
Schedule 5.3(b)	—	Consents and Approvals
Schedule 5.6	—	Taxes
Schedule 5.7	—	Absence of Proceedings
Schedule 5.9	—	Assigned Intellectual Property
Schedule 5.11	—	Brokers & Finders
Schedule 7.1	—	Operation of Assets

ASSET PURCHASE AGREEMENT

        This Asset Purchase Agreement (this "Agreement") is entered into this 6th day of August, 2003, by and among WORLDGATE COMMUNICATIONS, INC., a Delaware corporation ("WorldGate" and together with its Subsidiaries, the "Seller") and TVGATEWAY, LLC, a Delaware limited liability company ("Buyer").

PRELIMINARY STATEMENTS

        A.    Subject to the terms and conditions of this Agreement, Buyer desires to purchase the Assets from Seller, and Seller desires to sell the Assets to Buyer, upon the terms and conditions stated herein.

        B.    Immediately prior to the execution and delivery of this Agreement, as a condition and inducement to Buyer's willingness to enter into this Agreement, each of HAL KRISBERGH, an individual resident of the Commonwealth of Pennsylvania, RICH WESTERFER, an individual resident of the Commonwealth of Pennsylvania, JOSEPH E. AUGENBRAUN, an individual resident of the State of New Jersey, JOEL I. BOYARSKI, an individual resident of the Commonwealth of Pennsylvania, and RANDALL J. GORT, an individual resident of the Commonwealth of Pennsylvania (collectively, the "WorldGate Officers") who directly or indirectly beneficially owns shares of the Common Stock, par value $.01 per share, of WorldGate has executed and delivered to Buyer a voting agreement, dated as of the date hereof (collectively, the "Voting Agreements").

        In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINED TERMS

        1.1    Definitions.    Capitalized terms not otherwise defined elsewhere in this Agreement shall have the meanings ascribed to such terms in this Section 1.1.

        "Affiliate" means, with respect to any Person, (a) any Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with the specified Person; or (b) any Person that is a director or officer of, partner in, or trustee of, or serves in a similar capacity with respect to, the specified Person or of which the specified Person is a director, officer, partner, or trustee, or with respect to which the specified Person serves in a similar capacity. For purposes of this definition, "control" as applied to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

        "Alternative Transaction Order" means an order of any Bankruptcy Court in which any bankruptcy petition is filed by or against Seller that requires the Seller to enter into or consummate a transaction whereby any substantial portion of the Assets are sold or otherwise disposed of to any entity other than the Buyer or an assignee of the Buyer.

        "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

        "Consent" means the consents, permits and approvals of all Governmental Authorities and other third parties (or notices to such parties) necessary to consummate the sale of the Assets from Seller to Buyer and the other transactions contemplated by this Agreement in a lawful manner and without causing a default under, conflict with, or acceleration, violation or termination of, any legal requirement, license or Contract to which Seller is a party or is bound or to which any of the Assets is subject.

        "Contracts" means all oral and written contracts, leases, non-governmental licenses and other agreements, undertakings and commitments (including leases for personal or real property and employment agreements), including any amendments and other modifications thereto, to which Seller is party or to which any of the Assets is subject.

        "Governmental Authority" means any federal, state, local political subdivision or other governmental or regulatory or administrative department, court, commission, board, bureau, agency, authority or instrumentality, foreign or domestic.

        "Intellectual Property" means (a) all designs, methods, processes, technology and inventions and any derivatives thereof (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and enhancements thereof, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, (d) all mask works and all applications, registrations and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, documentation, know how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), and (f) all other proprietary rights.

        "Law" means applicable common law and any applicable statute, permit, ordinance, code or other law, rule, regulation, order, technical or other standard, requirement or procedure enacted, adopted, promulgated or applied by any Governmental Authority, including any applicable order, administrative or judicial decision, decree or judgment which may have been handed down, adopted or imposed by any Governmental Authority, all as in effect from time to time.

        "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

        "Liens" means any mortgage, pledge, lien, charge, claim, option, conditional sale, security interest or other encumbrance, restriction, liability or limitation of any nature whatsoever.

        "Limited Liability Company Agreement" means the Limited Liability Company Agreement dated as of July 24, 2000 of Buyer, as amended by the Consent and First Amendment, dated as of September 17, 2002, as further amended by the Joint Unanimous Written Consent of the Members and Board of Directors of TVGateway, LLC and Second Amendment, dated May 30, 2003.

        "Loss" means any Liability, claim, damage, Taxes or expense (including reasonable legal fees and expenses).

        "Material Adverse Effect" means any effect, change, event, circumstance or condition that has materially adversely affected or would reasonably be expected to materially adversely affect the results of operations, the Scheduled Assets, the operation or development of the Scheduled Assets, in the hands of Seller, or business of Seller or any Subsidiary of Seller, as applicable, but excluding any effect, change, event, circumstance or condition attributable to general economic conditions and industry conditions.

        "Member" means a Member of Buyer as such term is defined in the Limited Liability Company Agreement of Buyer.

        "Patent Counsel" shall mean for each patent or patent application included in the Scheduled Intellectual Property the law firm primarily responsible for prosecuting and maintaining such patent or patent application in the United States.

        "Patent Counsel Fees" means with respect to each Patent Counsel the aggregate fees and expenses due to such Patent Counsel.

        "Patent Status Letter" means with respect to each patent or patent application included in the Scheduled Intellectual Property a letter from Patent Counsel indicating that such patent or patent application is in good standing in the United States and that all Patent Counsel Fees due to such Patent Counsel shall have been paid as of the Closing.

        "Permitted Liens" means (i) liens for taxes not yet due and payable; (ii) landlords' liens; (iii) liens for property taxes not delinquent; and (iv) all matters disclosed in Schedule 1.1 hereto. Notwithstanding the foregoing, "Permitted Liens" shall not include (a) encumbrances on the Assets that secure amounts owed by the Seller or to its creditors for indebtedness for borrowed money, (b) state or Federal tax liens for Taxes relating to the Assets that are past due, or (c) judgment liens, or mechanics' liens related to the Assets.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity (or any department, agency, or political subdivision thereof) or any other type of entity.

        "Redemption Agreement" means the Redemption Agreement, dated as of the date hereof, by and between Buyer and Seller.

        "Scheduled Assets" means the Scheduled Personal Property, the Scheduled Intellectual Property and the Assigned Software and Technology.

        "SEC" means the Securities and Exchange Commission.

        "Software and Technology" means (a) all computer software (including data and related documentation, fixes, new releases, enhancements, updates, additions and/or modifications), domain names, URL's, source code and object code, (b) all platforms, applications, interfaces, products, systems and services and (c) all copies and tangible embodiments of Software and Technology (in whatever form or medium).

        "Sub-Lease Agreement" means the lease agreement, between Buyer and Seller, relating to Buyer's use of space at 3190 Tremont Avenue, Trevose, Pennsylvania.

        "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other body performing similar functions are at any time, directly or indirectly, owned by such Person.

        "Tremont Landlord" means the Person from whom Seller leases space at 3190 Tremont Avenue, Trevose, Pennsylvania.

        "WorldGate Securities" means, with respect to any Member, (x) the shares of Common Stock of WorldGate, if any, held as of the date hereof by such Member or its Affiliates that were issued on August 15, 2000, and (y) the warrants to purchase shares of Common Stock of WorldGate, if any, held by such Member or its Affiliates that were issued on or about July 24, 2000.

        "WorldGate SEC Documents" means (i) WorldGate's annual reports on Form 10-K for its fiscal year ended December 31, 2002, (ii) WorldGate's proxy or information statements relating to meetings of, or actions taken without a meeting by, WorldGate's shareholders held since December 31, 2002, (iii) WorldGate's quarterly report on Form 10-Q for the quarter ended March 31, 2003, which includes Seller's balance sheet as of March 31, 2003 and (iv) all of WorldGate's other reports, statements, schedules and registration statements filed with the SEC since December 31, 2002.

        1.2    Terms Defined Elsewhere in this Agreement.    In addition to the defined terms in Section 1.1, the following is a list of defined terms used in this Agreement and a reference to the Section hereof in which such term is defined:

Defined Term	Section
Agreement	Preambles
Assets	Section 2.1
Assigned Intellectual Property	Section 2.1(b)
Assigned Software and Technology	Section 2.1(c)
Assumed Liabilities	Section 2.3(a)
Assumption Agreement	Section 4.2(a)
Bill of Sale	Section 4.2(b)
Buyer	Preamble
Buyer Delivered Release	Section 7.9
Buyer Delivered Termination Fee	Section 12.1(c)(i)
Buyer's Claims	Section 10.2(b)
Buyer's Damages	Section 10.2
Buyer's Indemnitees	Section 10.2
Closing	Section 4.1
Closing Date	Section 4.1
Copyright Assignment	Section 4.2(e)
Election Notice	Section 12.1(c)(i)
Excluded Assets	Section 2.2
Excluded IP	Section 2.1(b)
License Agreement	Section 4.2(f)
Member Delivered Release	Section 7.9
Member Received Release	Section 7.9
Obligations	Section 2.3(a)
Patent Assignments	Section 4.2(d)
Proxy Statement	Section 7.3(a)
Purchase Price	Section 3.1(a)
Requesting Member	Section 7.9
Scheduled Intellectual Property	Section 5.9
Scheduled Personal Property	Section 2.1(a)
Seller	Preambles
Seller Delivered Release	Section 7.9
Seller Delivered Termination Fee	Section 12(b)(i)
Seller's Claims	Section 10.3(b)
Seller's Damages	Section 10.3
Seller's Indemnitees	Section 10.3
SLA	Section 7.5
Taxes	Section 5.6
Termination Date	Section 4.1
Trademark Assignment	Section 4.2(c)
Transfer	Section 7.1(a)
Voting Agreements	Preliminary Statements
WorldGate	Preambles
WorldGate Officers	Preliminary Statements
WorldGate Shareholders' Approval	Section 5.2
WorldGate Shareholders' Meeting	Section 7.3(a)

        1.3    Clarifications.    Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires. Use of the word "including" herein shall be deemed and construed to mean "including but not limited to." Except as specifically otherwise provided in this Agreement in a particular instance, a reference to a Section or Schedule is a reference to a Section of this Agreement or a Schedule attached hereto, and the terms "hereof," "herein" and other like terms refer to this Agreement as a whole, including the Schedules hereto, and not solely to any particular part hereof.

ARTICLE 2

SALE AND TRANSFER

        2.1    The Sale.    Upon the terms and subject to the conditions set forth in this Agreement, Seller agrees to sell, assign, transfer and deliver to Buyer (or cause one of its wholly-owned subsidiaries to sell, assign, transfer and deliver to Buyer), and Buyer agrees to purchase and accept from Seller (and any such wholly-owned subsidiary), all of the Assets. "Assets" shall mean the following assets and property:

          (a)    All of Seller's right, title and interest in the tangible personal property, assets and equipment listed on Schedule 2.1(a) (the "Scheduled Personal Property");

          (b)    All of Seller's Intellectual Property (the "Assigned Intellectual Property"), other than the Intellectual Property listed on Schedule 2.1(b) (the "Excluded IP");

          (c)    All of Seller's Software and Technology listed on Schedule 2.1(c) (the "Assigned Software and Technology"); and

          (d)    All records, files and data including maps, plans, diagrams, engineering data, blueprints and schematics, if any, relating to the Assets set forth in (a), (b) or (c) and in the possession of Seller.

        2.2    Excluded Assets.    Buyer shall not purchase, and shall not have the right to purchase, and Seller hereby retains and is not transferring, all properties and assets of Seller not included in the Assets, including, without limitation, the Excluded IP (such properties and assets, "Excluded Assets").

        2.3    Assumption of Obligations and Liabilities.

        (a)    As of and after the Closing, and subject to consummation of the Closing, Buyer shall assume, pay, discharge and perform the obligations and liabilities which relate to the Assets ("Obligations") and which are attributable to the period after the Closing Date, and any Obligations under the Scheduled Intellectual Property or the Assigned Software and Technology to be observed, paid, discharged or performed, as the case may be, at any time after the Closing Date and which are attributable to the period after the Closing Date (collectively, the "Assumed Liabilities").

        (b) Other than as specified herein, including Section 2.3(a) hereof, Buyer shall not, nor shall it have the obligation to, assume, pay, perform, discharge or be responsible or liable for, any obligations, duties, claims, commitments, expenses, current or deferred income taxes, agreements or other Liabilities of Seller relating to Assets or the Excluded Assets of any nature whatsoever, which obligations, duties and liabilities shall remain the obligations, duties and liabilities of Seller in all respects. Without limiting the generality of the foregoing, Buyer shall not be liable for any of Seller's (i) obligations or Liabilities with respect to litigation or other proceedings of any nature whatsoever (A) attributable to the period prior to the Closing Date or (B) arising out of or in connection with any fact or circumstances occurring, existing or arising on or prior to the Closing Date; or (ii) obligations or Liabilities to employees or independent contractors of Seller to pay wages, commissions, salaries, bonuses, severance, accrued sick leave, accrued vacation or otherwise, including, without limitation, any such compensation or benefits arising out of the termination of employment of any employee of the Seller resulting from the transactions contemplated by this Agreement; or (iii) any obligations or Liabilities related to Contracts.

ARTICLE 3

PURCHASE PRICE

3.1
Purchase Price.

        (a) The purchase price for the Assets (the "Purchase Price") shall be Two Million Four Hundred Thousand Dollars ($2,400,000) (the "Purchase Price").

        (b) At Closing, Buyer shall pay to Seller the Purchase Price by wire transfer of immediately available funds to a bank account designated in writing by Seller no later than three (3) business days prior to the Closing Date.

ARTICLE 4

THE CLOSING

4.1
Time and Place of Closing

        (a) Subject to (i) satisfaction or, to the extent permissible by law, waiver (by the party for whose benefit the closing condition is imposed), on the Closing Date of the closing conditions described in Articles 8 and 9, and (ii) the provisions of Article 11 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer at 3190 Tremont Avenue, Trevose, PA 19053 or at such other place as the parties shall mutually agree, at 10:00 a.m., local time, on the third Business Day after the date of the WorldGate Shareholders' Approval in accordance with Section 7.4 (the "Closing Date"); provided that notwithstanding the foregoing, in no event shall the Closing take place later than November 5, 2003 (the "Termination Date").

        (b) Notwithstanding the foregoing, if on any date scheduled for the Closing pursuant to the preceding paragraph, the conditions precedent set forth in Articles 8 and 9 hereof have not been satisfied, the party for whose benefit such condition has been imposed may elect to postpone the Closing, and the Closing shall thereafter take place on a date specified by prior written notice from such party, which date shall be not less than ten (10) days nor more than fifteen (15) days after the satisfaction or waiver of such condition precedent; provided that in no event shall such date be later than the Termination Date.

4.2
Deliveries by Seller.    At the Closing, Seller shall deliver to Buyer the following:

          (a) An Assignment and Assumption Agreement substantially in the form of Exhibit A hereto (the "Assumption Agreement"), duly executed by Seller;

          (b) A Bill of Sale substantially in the form of Exhibit B hereto (the "Bill of Sale"), duly executed by Seller;

          (c) the Trademark Assignment substantially in the form set forth as Exhibit C, duly executed by Seller (the "Trademark Assignment");

          (d) a Patent Assignment for each patent and patent application that is a part of the Scheduled Intellectual Property substantially in the form set forth as Exhibit D, duly executed by Seller (collectively, the "Patent Assignments");

          (e) the Copyright Assignment substantially in the form set forth as Exhibit E, duly executed by Seller (the "Copyright Assignment");

          (f) the License Agreement substantially in the form set forth as Exhibit F, duly executed by Seller (the "License Agreement");

          (g) The certificates, consents and other documents contemplated by Article 8 hereof;

          (h) the Seller Delivered Release, duly executed by Seller; and

          (i) All other documents, certificates, instruments and writings expressly required hereunder to be delivered by Seller at or prior to the Closing or which Buyer reasonably may request.

4.3
Deliveries by Buyer.    At the Closing, Buyer shall deliver to Seller the following:

          (a) The Purchase Price to the extent to be paid or deposited at Closing in accordance with the provisions of Article 3 hereof;

          (b) the Trademark Assignment, duly executed by Buyer;

          (c) the Patent Assignments, duly executed by Buyer;

          (d) the Copyright Assignment, duly executed by Buyer;

          (e) the License Agreement, duly executed by Buyer;

          (f) The certificates and other documents contemplated by Article 9 hereof;

          (g) The Assumption Agreement duly executed by Buyer;

          (h) Buyer Delivered Release, duly executed by Buyer; and

          (i) All other documents, certificates, instruments and writings expressly required hereunder to be delivered by Buyer at or prior to the Closing or which Seller reasonably may request.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF SELLER

        Seller hereby represents and warrants to the Buyer as follows:

          5.1 Organization.    (a) WorldGate is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware. WorldGate has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. WorldGate is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

          (b) Each Subsidiary of WorldGate has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as now being conducted and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is necessary, except where the failure to be so qualified would not have a Material Adverse Effect. The only Subsidiaries of WorldGate are the Subsidiaries listed on Schedule 5.1(b) hereto.

          5.2 Authority Relative to this Agreement.    Seller has the full corporate power and authority to execute and deliver this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Seller and, other than the WorldGate Shareholders' Approval, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Seller, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized and approved by all necessary corporate action by Seller other than the WorldGate Shareholders' Approval. This Agreement has been duly executed and delivered by Seller, and this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Seller have been or will be duly and validly executed and delivered by Seller and, assuming that each of this Agreement and such other agreements and instruments contemplated hereby or related hereto executed or to be executed by Buyer constitutes a legal, valid and binding agreement of Buyer, each of this Agreement and such other agreements and instruments constitutes or will constitute, when executed and delivered by Seller, a legal, valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity. The only vote of the holders of any class or series of capital stock of WorldGate necessary to approve and adopt this Agreement and the other transactions contemplated hereby is the affirmative vote of the holders of a majority of the outstanding shares of WorldGate's common stock, par value $.01 per share (the "WorldGate Shareholders' Approval").

          5.3 Noncontravention; Consents and Approvals.

          (a) The execution and delivery of this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Seller and the consummation by Seller of the transactions contemplated hereby and thereby will not (i) conflict with or result in any breach of any provisions of the certificate or articles of incorporation or bylaws of Seller, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default, give rise to any right of termination, cancellation or acceleration, under, any of the terms, conditions or provisions of any Contract, governmental license, note, bond, mortgage, indenture or other evidence or instrument of, or agreement relating to, indebtedness to which Seller is a party or by which it or any of its properties or assets are bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Scheduled Assets, Seller or any of Seller's properties or assets.

          (b) Except for those Consents and approvals as set forth in Schedule 5.3(b), no filing or registration with, or notification to, and no permit, authorization, Consent or approval of, any Governmental Authority or any Person is necessary for the execution and delivery by Seller of this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Seller or the consummation by Seller of the transactions contemplated by this Agreement.

          5.4 Undisclosed Liabilities.    Since the date of the March Balance Sheet, Seller has not incurred any debt for borrowed money or any material liabilities or obligations except (i) the liabilities and obligations set forth on the March Balance Sheet, (ii) liabilities and obligations that have been incurred subsequent to the March Balance Sheet Date in the ordinary course of business of the same character as those set forth on the March Balance Sheet, and (iii) liabilities, obligations and contingencies that are of a nature not required to be reflected in the consolidated financial statements of Seller prepared in accordance with generally accepted accounting principles consistently applied. None of the liabilities, obligations or contingencies referred to in the preceding sentence encumber the Scheduled Assets or constitute Liens to which the Scheduled Assets are subject.

          5.5 Litigation.    There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or threatened in writing in which any claim or assertion has been made with respect to the use or ownership of, or any other interest in, any Scheduled Assets or that otherwise relates to any Scheduled Assets.

          5.6 Taxes.    Except as set forth in Schedule 5.6, there is not any Liability for Taxes related to the period prior to Closing (except for sales, use, property and transfer taxes, if any, incident to the consummation of the transactions contemplated herein) which may be asserted by any taxing authority against the Assets or Buyer with respect to the Assets, and no Lien for Taxes has attached to the Assets. Seller is not a "United States real property holding corporation" within the meaning of Section 897 of the Code. For purposes hereof, "Taxes" means all income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition under the laws of the United States or any state or municipality or political subdivision thereof or any foreign country or political subdivision thereof.

          5.7 Absence of Proceedings.    Except as set forth in Schedule 5.7, there are no applications by Seller or complaints by other Persons pending or threatened in writing before any Governmental Authority relating to Seller or the Scheduled Assets (other than applications or complaints that would not result in a Material Adverse Effect).

          5.8 Title to Property.    From and after the Closing Date, Buyer shall own and have good and valid title to all items of owned tangible personal property included in the Scheduled Assets, including all of the Assigned Software and Technology, and good and valid leasehold interests in all items of leased tangible personal property included in the Scheduled Assets, in each case, free and clear of all Liens, other than Permitted Liens.

          5.9 Intellectual Property and Software and Technology.    Schedule 5.9 contains, to the best of Seller's knowledge, a true and complete list of all of the Assigned Intellectual Property (the "Scheduled Intellectual Property"), including, with respect to each patent or patent application, Patent Counsel and Patent Counsel Fees. Except as contemplated by the License Agreement, from and after the Closing Date, Buyer will exclusively own and will have the exclusive right to use all of the Scheduled Intellectual Property and the Assigned Software and Technology. To the best of Seller's knowledge, no Scheduled Intellectual Property and no Assigned Software and Technology (a) violates or infringes any copyright, patent, trademark, service mark or trade secret rights, any right of publicity or privacy, or any contractual right of any third party or (b) is the subject of an action seeking to deny, modify or revoke any registration or application therefor or renewal thereof. Except as contemplated by the License Agreement, neither Seller nor any other Person, has granted to any Person not a party to this Agreement any right, title or interest in or to any such Scheduled Intellectual Property and such Assigned Software and Technology. All of the Scheduled Intellectual Property and the Assigned Software and Technology has been created by employees of Seller within the scope of their employment by Seller or by independent contractors of Seller who have executed agreements expressly assigning all right, title and interest in such Scheduled Intellectual Property and such Assigned Software and Technology to Seller. To the best of Seller's knowledge, the Assigned Software and Technology will function (i) in accordance with any applicable written specifications and/or documentation, (ii) in good working order, free from material defects in stated design, materials and workmanship, and (iii) without any material virus or any other contaminant, or disabling devices including, but not limited to, codes, commands or instructions that may be used to access, alter, delete, damage or disable the Assigned Software and Technology.

          5.10 Compliance with Laws.    The Scheduled Assets have been operated in compliance in all material respects with all applicable Laws.

          5.11 Brokers and Finders.    Except for any broker or finder set forth on Schedule 5.11, whose fees shall be paid by Seller, neither Seller nor any of any of its officers, directors or employees have employed any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

          5.12 SEC Compliance.

          (a) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Closing, then on the date of such filing), each WorldGate SEC Document complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended, and the regulations promulgated thereunder, and the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, as the case may be.

          (b) As of its filing date (and, if amended or superceded by a filing prior to the date of this Agreement or the Closing, then on the date of such filing) and on the date hereof, each WorldGate SEC Document (and, if amended or superceded by a filing prior to the date of this Agreement, then such WorldGate SEC Document as amended or superceded) filed pursuant to the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (c) Each WorldGate SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act of 1933, as amended, and the regulations promulgated thereunder, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          5.13 Accuracy of Documents.    All copies of documents and agreements listed on the schedules and delivered to the Buyer in connection with the transactions contemplated by this Agreement are accurate and complete and are authentic.

          5.14 Ownership of WorldGate Stock.    6,345,679 shares of the Common Stock, par value $.01 per share, of WorldGate, representing approximately 26.91% of the voting power of WorldGate, are subject to the provisions of the Voting Agreements and are all of the shares of such Common Stock beneficially owned by the WorldGate Officers.

          5.15 No Other Representations or Warranties.    Except for the representations and warranties expressly contained in this Agreement, the exhibits to and documents delivered in accordance with this Agreement, the Redemption Agreement and the exhibits to and documents delivered in accordance with the Redemption Agreement, neither Seller, nor any other Person on behalf of Seller, makes any other express or implied representation or warranty to Buyer.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF BUYER

        Buyer represents and warrants to Seller as follows:

          6.1 Organization.    Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

          6.2 Authority Relative to this Agreement.    Buyer has the full limited liability company power and authority to execute and deliver this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Buyer and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Buyer and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board of Directors and Members of Buyer, and no other limited liability company proceedings on the part of Buyer are necessary to authorize this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Buyer or the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Buyer, and this Agreement and all other agreements and instruments contemplated hereby or related hereto to be executed and delivered by Buyer have been or will be duly and validly executed and delivered by Buyer and, assuming that each of this Agreement and such other agreements and instruments contemplated hereby or related hereto executed or to be executed by Seller constitutes a legal, valid and binding agreement of the Seller, each of this Agreement and such other agreements and instruments constitutes or will constitute, when executed and delivered by Buyer, a legal, valid and binding agreement of Buyer, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and to general principles of equity.

          6.3 Noncontravention; Consents and Approvals.

          (a) Assuming that all filings, permits, authorizations, consents and approvals or waivers thereof have been duly made or obtained as contemplated by Section 5.3(b), including without limitation, receipt of all consents or approvals necessary to transfer or assign the Assets, the execution and delivery of this Agreement and all other agreements and instruments contemplated hereby or related hereto by Buyer and the consummation by Buyer of the transactions contemplated hereby and thereby will not (i) conflict with or result in any breach of any provision of the certificate of formation or limited liability company agreement of Buyer, (ii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which Buyer is a party, or by which Buyer or any of its properties or assets is bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets.

          (b) Assuming the accuracy of the representations and warranties of Seller set forth in Article 5, no filing or registration with, or notification to, and no permit, authorization, consent or approval of, any Governmental Authority is required by Buyer in connection with the execution and delivery of this Agreement and all other agreements and instruments contemplated hereby or related hereto by Buyer or the consummation by Buyer of the transactions contemplated hereby and thereby, except (i) in connection with the applicable requirements of the HSR Act, (ii) in connection, or in compliance, with the Securities Exchange Act of 1934, as amended, and (iii) any Consents and approvals applicable to Seller necessary to transfer or assign the Assets.

          6.4 Litigation.    There are no legal, administrative, arbitration or other proceedings or governmental investigations pending against Buyer or its Affiliates which in any manner challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

          6.5 Brokers and Finders.    The Buyer has not employed any broker or finder in connection with the transactions contemplated by this Agreement or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by this Agreement.

          6.6 Ability to Perform.    Buyer has the ability to obtain funds in cash in amounts equal to the Purchase Price and will at the Closing have immediately available funds in cash that are sufficient to pay the Purchase Price and to pay any other amounts payable pursuant to this Agreement and to consummate the transactions contemplated by this Agreement.

          6.7 No Other Representations or Warranties.    Except for the representations and warranties expressly contained in this Agreement, the exhibits to and documents delivered in accordance with this Agreement, the Redemption Agreement and the exhibits to and documents delivered in accordance with the Redemption Agreement, neither Buyer, nor any other Person on behalf of Buyer, makes any other express or implied representation or warranty to Seller.

ARTICLE 7

COVENANTS OF THE PARTIES

          7.1 Operation of the Assets.    Except as otherwise expressly contemplated by this Agreement or with the prior written consent of Buyer or except as described on Schedule 7.1 attached hereto, from the date hereof until the Closing Date, the Seller shall not take any action inconsistent with this Agreement or with the consummation of the Closing. Without limiting the generality of the foregoing, except as otherwise expressly contemplated by this Agreement or with the prior written consent of Buyer or except as described on Schedule 7.1 attached hereto, from the date hereof until the Closing Date, the Seller shall:

          (a) not sell, transfer, lease, license, pledge, encumber, mortgage, remove from its premises or otherwise dispose of, or agree to sell, transfer, lease, license, pledge, encumber, mortgage, remove from its premises or otherwise dispose of ("Transfer"), any of the Assets;

          (b) not permit any insurance policy relating to the Assets to be canceled or terminated or modified in any material respect;

          (c) maintain the books and records relating to the operation of the Assets in the ordinary course of business consistent with past practices;

          (d) not enter into any new Contract related to the Assets;

          (e) report periodically to Buyer concerning the status of the Assets;

          (f) not take any action which is inconsistent with its obligations under this Agreement;

          (g) use commercially reasonable efforts to maintain the Assets in good operating condition and repair in all material respects, subject to ordinary wear and tear;

          (h)   maintain compliance in all material respects with all Laws, rules and regulations of all federal, state, local or foreign governmental or regulatory bodies that relate to the Assets;

          (i)    take all reasonably necessary actions to secure, maintain and enforce its rights in and to the Scheduled Intellectual Property and to preserve the secrecy of any Scheduled Intellectual Property that is a trade secret or confidential in nature;

          (j)    prevent the lapse of any Scheduled Intellectual Property in the United States;

          (k)   use commercially reasonable efforts to secure, maintain and enforce its rights in and to the Assigned Intellectual Property in the United States and to preserve the secrecy of any Assigned Intellectual Property that is a trade secret or confidential in nature; or

          (l)    not enter into any agreement, contract or commitment to take any action prohibited by Sections 7.1(a), 7.1(b), 7.1(d), 7.1(f), 7.1(i), or 7.1(k).

        The Seller will not take or agree or commit to take any action that would make any representation and warranty of the Seller hereunder inaccurate in any material respect at, or as of any time prior to, the Closing Date or omit or agree to omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time.

        7.2    Access to Information.    From the date of this Agreement to the Closing Date, Seller will (a) give Buyer and its authorized representatives reasonable access during normal business hours to the facilities, personnel and operations related to the Assets and to all of Seller's books and records relating to the Assets, (b) permit Buyer and such authorized representatives to make such inspections thereof as Buyer may reasonably request and to conduct such interviews, tests, studies and surveys and take samples as it deems necessary for evaluating the Assets, and (c) cause Seller's officers or other appropriate officials to furnish Buyer with such financial and operating data and other information with respect to the Assets as the Buyer may from time to time reasonably request.

        7.3    Proxy Statement.

        (a)   As promptly as reasonably practicable after the date hereof, Seller shall prepare and file the proxy statement or any amendment or supplement thereto (the "Proxy Statement") to be sent to Seller's shareholders in connection with their meeting to consider the transactions contemplated by this Agreement (the "WorldGate Shareholders' Meeting") with the SEC. Subject to Section 7.4(b) hereof, the Proxy Statement shall include the recommendation of the Board of Directors of Seller that Seller's shareholders vote in favor of approval and adoption of the transactions contemplated by this Agreement.

        (b)   Seller shall use its commercially reasonable efforts to have the Proxy Statement printed and mailed to Seller's stockholders as promptly as practicable following the earlier to occur of the expiration of the 10 calendar day period contemplated by Rule 14a-6(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder, or the resolution of any comments received from the SEC with respect to the Proxy Statement or any information incorporated by reference in the Proxy Statement. Seller shall, as promptly as practicable after receipt thereof, provide Buyer copies of any written comments and advise Buyer of any oral comments with respect to the Proxy Statement received from the SEC. Seller shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of (i) the Securities Exchange Act of 1934, as amended, including Sections 14(a) and 14(d) thereof, and the regulations promulgated thereunder, (ii) the Securities Act of 1933, as amended, and the regulations promulgated thereunder, (iii) the rules and regulations of the Nasdaq, and (iv) the General Corporation Law of the State of Delaware.

        (c)   The Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of the Seller, and (ii) the time of

WorldGate Shareholders' Meeting, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

        (d)   The parties shall cooperate and provide the other with a reasonable opportunity to review and comment on the Proxy Statement, and any amendment or supplement to the Proxy Statement prior to filing such document with the SEC, and Seller will provide Buyer with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no initial filing, amendment or supplement (including by incorporation by reference) to the Proxy Statement shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed (Buyer shall be deemed to have given such consent if it does not object within three business days after being notified of such a proposed action that requires Buyer's consent); provided, however, that with respect to documents filed by Seller which are incorporated by reference in the Proxy Statement, this right of approval shall apply only with respect to information relating to Buyer or its business, financial condition or results of operations. Subject to the terms and conditions hereof, Seller will use its reasonable best efforts to cause the Proxy Statement to be mailed to its shareholders.

        7.4    WorldGate Shareholders' Approval.

        (a)   Seller shall cause the WorldGate Shareholders' Meeting to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the other transactions contemplated hereby. In connection with the WorldGate Shareholders' Meeting, Seller will, subject to Section 7.3(b), use its reasonable best efforts to obtain the WorldGate Shareholders' Approval and otherwise comply with all legal requirements applicable to the WorldGate Shareholders' Meeting.

        (b)   Except as provided in the second sentence of this Section 7.4(b), Seller's Board of Directors shall recommend approval and adoption of this Agreement by Seller's shareholders. Seller's Board of Directors shall be permitted to withdraw, or modify in a manner adverse to Buyer, its recommendation to Seller's shareholders only if Seller's Board of Directors determines in good faith by a majority vote, after consulting with Seller's outside counsel, that it must take such action to comply with its fiduciary duties under applicable law and Seller shall have delivered to Buyer a prior written notice advising Buyer that it intends to take such action and describing its reasons for taking such action (such notice to be delivered not less than three Business Days prior to the time such action is taken). Unless this Agreement is previously terminated in accordance with Article 11, Seller shall submit this Agreement to Seller's shareholders at the WorldGate Shareholders' Meeting.

        7.5    Termination.    At Closing, Seller and Buyer shall terminate the Service and License Agreement, dated as of July 24, 2000, by and between Buyer and WorldGate Service, Inc. (the "SLA").

        7.6    Consummation of Agreement.    Seller and Buyer shall use commercially reasonable efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by them, respectively, under this Agreement so that the transactions contemplated hereby shall be consummated as expeditiously as possible. If any event should occur, either within or outside the control of Seller or Buyer that would materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, Seller and Buyer will use their respective commercially reasonable efforts to cure as expeditiously as possible.

        7.7    Public Announcements.    Except as may be required by law (including, without limitation, federal securities laws or the applicable rules of any securities exchange or securities market to which a party may be subject) or court order, Seller, on the one hand, and Buyer, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement that is not approved by the other party, which approval shall not be unreasonably withheld.

        7.8    No Solicitation.    From the date hereof until the earlier of (a) the termination of this Agreement pursuant to Article 11 and (b) the Closing, Seller shall not (nor will it permit any of its partners, officers, directors, Affiliates or agents to) directly or indirectly solicit or participate or engage in or initiate any negotiations or discussions, or enter into (or authorize) any agreement or agreement in principle, or announce any intention to do any of the foregoing, with respect to any offer or proposal to acquire any of the Assets, whether by merger, purchase of assets or equity or otherwise, except with respect to Buyer as contemplated by this Agreement. In addition, Seller shall cease and terminate any such negotiations, discussions or agreements with respect to any offer or proposal to acquire all or a substantial part of the Assets, whether by merger, purchase of assets or equity or otherwise that it may have, on or prior to the date hereof, initiated, entered into or engaged in, except with respect to Buyer as contemplated by this Agreement.

        7.9    Mutual Releases.    At Closing, Buyer shall deliver to Seller a release, substantially in the form attached hereto as Exhibit 7.9(a) (the "Buyer Delivered Release"). At Closing, Seller shall deliver to Buyer a release, substantially in the form attached hereto as Exhibit 7.9(b) (the "Seller Delivered Release"). At Closing, Seller shall also deliver to each of Buyer's Members who provides Seller with the following (each such Member, a "Requesting Member"): (x) a release, substantially in the form attached hereto as Exhibit 7.9(c) (the "Member Delivered Release") and (y) such Member's WorldGate Securities, if any, a release, substantially in the form attached hereto as Exhibit 7.9(d) (the "Member Received Release").

        7.10    Defense of Claims.    At any time and from time to time after Closing, if a claim is brought or threatened against Buyer that arises out of or is related to the Assigned Intellectual Property, Seller will, at Buyer's own expense (but without impacting, limiting, restricting, affecting or reducing any of Buyer's indemnification rights set forth in this Agreement), cooperate fully in the defense of such claim or threatened claim, including, without limitation, by joining in any litigation, and by asserting and prosecuting any related claims or counterclaims it may have against the party that has brought or threatened to bring such claims against Buyer. Such expenses shall be repaid if it is determined that they constitute expenses for which Buyer is entitled to indemnification under Article 10.

        7.11    Certain Expenses; Sub-Lease Agreement.    Within fifteen (15) days after receipt by Buyer from Seller of a reasonably detailed invoice, Buyer shall reimburse Seller up to Two Thousand Five Hundred Dollars ($2,500) for all costs and expenses incurred in connection with the filing of an appropriate response to prevent the lapse of the patent application marked with an asterisk on Schedule 5.9. Seller and Buyer hereby agree that Buyer may pay directly to the Tremont Landlord any rent due under the Sub-Lease Agreement and that Buyer shall continue to pay to Seller all sewer, water, fuel, electricity and other utilities due by Buyer under the Sub-Lease Agreement in accordance with the Sub-Lease Agreement.

        7.12    Tax Matters.    Notwithstanding anything to the contrary, each party to this Agreement (on behalf of itself and each of its employees, representatives and other agents) agrees that each other party to this Agreement (and each of its employees, representatives and other agents) may disclose to any and all Persons, without limitation of any kind, the "tax treatment" and "tax structure" (as those terms are defined in Treasury Regulation §1.6011-4) of the transactions contemplated herein, and all materials of any kind (including opinions or other tax analyses) that are provided to such other party relating to such tax treatment and tax structure.

ARTICLE 8

CONDITIONS TO THE OBLIGATIONS OF BUYER

        The obligations of Buyer to purchase the Assets from Seller and to perform its other obligations hereunder to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by Buyer:

          8.1    Representations and Warranties.    All representations and warranties of Seller contained herein shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of such date, except for changes expressly permitted by this Agreement.

          8.2    Covenants.    Seller shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

          8.3    WorldGate Shareholders' Approval.    The WorldGate Shareholders' Approval and the related items listed on Schedule 5.3(b) shall have been obtained and shall be in full force and effect.

          8.4    Certificates.    Buyer shall have been provided with a certificate executed on behalf of the Seller by its Chief Executive Officer or Chief Financial Officer to the effect that, as of the Closing Date: (a) all representations and warranties made by the Seller in this Agreement are true and correct in all material respects; (b) all covenants, obligations and conditions of this Agreement to be performed by the Seller on or before such date have been so performed in all material respects; and (c) the WorldGate Shareholders' Approval has been obtained and remains in full force and effect.

          8.5    Certain Proceedings.    No writ, order, decree or injunction of a court of competent jurisdiction or Governmental Authority (other than a writ, order, decree or injunction resulting from an action brought by Buyer or any Affiliate of Buyer) shall have been entered, instituted or threatened in writing against Buyer or Seller that seeks to prohibit or restrict the sale of the Assets and other transactions contemplated hereby, seeks to limit or restrict the operation of the Assets as they are currently conducted, or otherwise seeks to restrict Buyer's exercise of the full rights to own and operate the Assets, and no action, proceeding, investigation, regulation or legislation shall have been entered, instituted or threatened in writing before any court, Governmental Authority or legislative body (other than an action brought by Buyer or any Affiliate of Buyer) which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby, (ii) seeks damages against Buyer as a result of the transactions contemplated hereby; or (iii) can otherwise reasonably be expected to materially and adversely affect Buyer.

          8.6    Termination.    At Closing, the SLA shall have been terminated in accordance with Section 7.5.

          8.7    Releases.    At Closing, there shall be no Liens on the Assets other than Permitted Liens, and Seller shall have provided Buyer with evidence that this condition has been satisfied which shall be reasonably satisfactory to Buyer.

          8.8    Seller's Actions.    All proceedings to be taken by Seller in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to Buyer and Buyer's counsel, and Seller shall have made available to Buyer for examination the originals or true and correct copies of all documents which Buyer may reasonably request in connection with the transactions contemplated by this Agreement.

          8.9    Document Delivery.    Seller shall have delivered the following to Buyer, and where documents are involved, the documents shall be appropriately executed by Seller:

            (a)   All documents required to be delivered to Buyer by Seller pursuant to Section 4.2;

            (b)   copies of all books, accounts, records, documents, files, agreements and reports included in the Assets;

            (c)   All such other documents as may be reasonably requested by Buyer;

            (d)   Copies of all Consents received prior to Closing;

            (e)   Exclusive ownership and the exclusive right to use all the Scheduled Intellectual Property and Assigned Software and Technology listed on Schedule 5.9;

            (f)    Such other and further releases or other documents in Seller's possession as may be reasonably necessary, in the opinion of counsel to Buyer, to effectuate the transactions contemplated by this Agreement; and

            (g)   An affidavit executed by such Seller stating, under penalties of perjury, Seller's taxpayer identification number and that such Seller is not a foreign person under Section 1445(b)(2) of the Code and the Treasury Regulations promulgated thereunder.

          8.10    Opinion Letter; Patent Status Letters.    Buyer shall have received the executed opinion of Seller's counsel substantially in the form of Exhibit 8.10 hereto. Buyer shall have received a Patent Status Letter from each Patent Counsel.

          8.11    Seller Delivered Release.    Buyer shall have received the Seller Delivered Release, duly executed by Seller, and each Requesting Member shall have received a Member Received Release, duly executed by Seller.

ARTICLE 9

CONDITIONS TO THE OBLIGATIONS OF SELLER

        The obligations of Seller under this Agreement to effect the sale of the Assets to Buyer and to perform its other obligations hereunder to be performed at the Closing shall be subject to the fulfillment at or prior to the Closing of each of the following additional conditions, any one or more of which may be waived by Seller:

          9.1    Representations and Warranties.    All representations and warranties of Buyer contained herein shall be true and correct in all material respects on the Closing Date as though such representations and warranties were made as of such date, except for changes expressly permitted by this Agreement.

          9.2    Covenants.    Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed or complied with by it on or prior to the Closing Date.

          9.3    Certificates.    Seller shall have been provided with a certificate executed on behalf of the Buyer by its Chief Executive Officer to the effect that, as of the Closing Date: (a) all representations and warranties made by the Buyer in this Agreement are true and correct in all material respects; and (b) all covenants, obligations and conditions of this Agreement to be performed by the Buyer on or before such date have been so performed in all material respects.

          9.4    Certain Proceedings.    No writ, order, decree or injunction of a court of competent jurisdiction or Governmental Authority (other than a writ, order, decree or injunction resulting from an action brought by Seller or any Affiliate of Seller) shall have been entered, instituted or threatened in writing against Seller that seeks to prohibit or restrict the sale of the Assets and other transactions contemplated hereby, seeks to limit or restrict the operation of the Assets as they are currently conducted, or otherwise seeks to restrict Buyer's exercise of the full rights to own and operate the Assets, and no action, proceeding, investigation, regulation or legislation shall have been entered, instituted or threatened in writing before any court, Governmental Authority or legislative body (other than an action brought by Seller or any Affiliate of Seller) which (i) questions the validity or legality of the transactions contemplated hereby or seeks to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to, or arising out of, this Agreement or the consummation of the transactions contemplated hereby, (ii) seeks damages against Seller as a result of the transactions contemplated hereby; or (iii) can otherwise reasonably be expected to materially and adversely affect Seller, excluding, in the case of clauses (i), (ii) or (iii), any such action or proceeding as may be instituted, threatened or proposed by Seller, any stockholder or other Affiliate of Seller or by any other Person through or on behalf of Seller.

          9.5    Document Delivery.    Buyer shall have delivered the following to Seller, and where documents are involved, the documents shall be appropriately executed by Buyer:

            (a)   Payment of the Purchase Price as contemplated by Section 3.1;

            (b)   All documents required to be delivered pursuant to Section 4.3; and

            (c)   All such other documents as may be reasonably requested by Seller.

          9.6    Buyer Delivered Release.    Seller shall have received the Buyer Delivered Release, duly executed by Buyer.

          9.7    Member Delivered Releases; WorldGate Common Stock and Warrants.    Each Requesting Member shall have delivered to Seller (x) a Member Delivered Release, duly executed by such Member, and (y) its WorldGate Securities, if any, together with a duly executed stock power in blank and a duly executed warrant assignment.

          9.8    Termination.    At Closing, the SLA shall have been terminated in accordance with Section 7.5.

          9.9    WorldGate Shareholders' Approval.    The WorldGate Shareholders' Approval and the related items listed on Schedule 5.3(b) shall have been obtained and shall be in full force and effect.

ARTICLE 10

SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION;

        10.1    Survival of Representations.    All representations, warranties and agreements made by any parties to this Agreement or pursuant hereto shall survive the Closing and shall be unaffected by any investigation, assessment or documents, made or received by a party hereto or its agents, whether before or after the Closing.

        10.2    Indemnification by Seller.    Subject to the limitations, conditions and provisions set forth herein, Seller agrees to indemnify, defend and hold harmless Buyer and its officers, directors, shareholders, agents, employees, representatives, successors and assigns (collectively, "Buyer's Indemnitees") from and against all Losses (collectively, "Buyer's Damages") resulting from a breach of any covenant, agreement, representation or warranty of Seller contained in this Agreement, and from any Liability or obligation arising out of (x) the Assets prior to the Closing, (y) any Excluded Assets and (z) any Liability that is not an Assumed Liability, regardless of when such Liabilities or obligations are asserted, claimed or imposed.

        (a)    Limitation of Liability. Seller's obligation to indemnify Buyer's Indemnitees against any Buyer's Damages pursuant to this Article 10 or otherwise shall be subject to all of the following limitations:

          (i)    Seller shall be obligated to indemnify Buyer only for those Buyer's Damages as to which Buyer has given Seller written notice within twelve (12) months after the Closing Date; provided, however, that such twelve (12) month limitation shall not apply in respect to Buyer's Damages arising out of any breach of any representation or warranty under Sections 5.1, 5.2, 5.6, and 5.7, and, instead, Seller shall be obligated to indemnify Buyer for any and all Losses arising on or after the Closing Date and at any time prior to thirty (30) days after the running of the statute of limitations applicable to such claim. Any written notice delivered by Buyer to Seller pursuant to this subparagraph (i) shall set forth the basis of the claim for Buyer's Damages and an estimate of the amount thereof.

          (ii)   No claim or claims shall be asserted by Buyer's Indemnitees pursuant to the provisions of this Section 10.2, unless the amount of such Buyer's Damages equal at least Fifty Thousand Dollars ($50,000) in the aggregate after which Buyer shall be entitled to recover all of Buyer's Damages, including the initial Fifty Thousand Dollars ($50,000).

        (b)   Conditions of Indemnification. The obligations and liabilities of Seller under Section 10.2 with respect to claims for Buyer's Damages resulting from the assertion of liability by third parties ("Buyer's Claims") shall be subject to the following terms and conditions:

          (i)    Within thirty (30) days after receiving notice thereof, Buyer will give Seller notice of any Buyer's Claims asserted against or incurred by Buyer's Indemnitees; provided, however, that any delay in giving the notice shall not impair Buyer's rights hereunder unless such delay has a material adverse effect on Seller's ability to defend such claim and, in such case, such impairment shall only be to the extent of such material adverse effect. Seller may undertake the defense thereof at its expense by counsel of its own choosing. Buyer may, by counsel, participate in such proceedings, negotiations or defense, at its own expense, but Seller shall retain control over such litigation. In all such cases, Buyer will give reasonable assistance to Seller, including making employees of Buyer available without charge as reasonably requested.

          (ii)   If, within twenty (20) days after notice of any such Buyer's Claim, Seller fails to notify Buyer of its intention to defend, then Buyer will have the right to undertake at Seller's expense the defense, compromise or settlement of such Buyer's Claim.

          (iii)  In no event shall Seller's maximum aggregate liability under this Agreement exceed Five Hundred Thousand Dollars ($500,000).

        10.3    Indemnification by Buyer.    Subject to the conditions and provisions set forth herein, Buyer hereby agrees to indemnify, defend and hold Seller and its officers, directors, shareholders, agents, employees, representatives, successors and assigns (collectively, "Seller's Indemnitees") harmless from and against all Losses resulting from a breach of any covenant, agreement, representation or warranty of Buyer contained in this Agreement or arising out of the Assets after the Closing (collectively, "Seller's Damages").

        (a)   Limitation of Liability.    Buyer's obligation to indemnify Seller's Indemnitees against any Seller's Damages pursuant to this Article 10 or otherwise shall be subject to all of the following limitations:

          (i)    Buyer shall be obligated to indemnify Seller only for those Seller's Damages as to which Seller has given Buyer written notice within twelve (12) months after the Closing Date. Any written notice delivered by Seller to Buyer pursuant to this subparagraph (i) shall set forth the basis of the claim for Seller's Damages and an estimate of the amount thereof.

          (ii)    No claim or claims shall be asserted by Seller's Indemnitees pursuant to the provisions of this Section 10.3, unless the amount of such Seller's Damages equal at least Fifty Thousand Dollars ($50,000) in the aggregate, after which Seller shall be entitled to recover all of Seller's Damages, including the initial Fifty Thousand Dollars ($50,000).

        (b)    Conditions of Indemnification. The obligations and liabilities of Buyer under Section 10.3 with respect to claims for Seller's Damages resulting from the assertion of liability by third parties ("Seller's Claims") shall be subject to the following terms and conditions:

          (i)    Within thirty (30) days after receiving notice thereof, Seller will give Buyer notice of any Seller's Claims asserted against or incurred by Seller's Indemnitees; provided, however, that any delay in giving the notice shall not impair Seller's rights hereunder unless such delay has a material adverse effect on Buyer's ability to defend such claim and, in such case, such impairment shall only be to the extent of such material adverse effect. Buyer may undertake the defense thereof at its expense by counsel of its own choosing. Seller may, by counsel, participate in such proceedings, negotiations or defense, at its own expense, but Buyer shall retain control over such litigation. In all such cases, Seller shall give reasonable assistance to Buyer, including making all of Seller's employees available without charge as reasonably requested.

          (ii)    If, within twenty (20) days after notice of any such Seller's Claim, Buyer fails to notify Seller of its intention to defend, then Seller will have the right to undertake at Buyer's expense the defense, compromise or settlement of such Seller's Claim.

          (iii)    In no event shall Buyer's maximum aggregate liability under this Agreement exceed Five Hundred Thousand Dollars ($500,000).

        10.4    Exclusive Remedy.    After the Closing, the remedies provided for in this Article 10 are exclusive and shall be in lieu of all other remedies for any breach of any representation, warranty, covenant, obligation or other provision of this Agreement; provided, however, that the foregoing clause of this sentence shall not be deemed a waiver by either party of any right to specific performance or injunctive relief; provided, further, that said clause shall not apply to claims for fraud.

ARTICLE 11

TERMINATION

        11.1    Termination.

        (a)    This Agreement shall automatically be terminated upon the entry of an Alternative Transaction Order.

        (b)    This Agreement may be terminated:

          (i)    at any time by mutual consent of Seller and Buyer;

          (ii)    by Buyer or Seller, if Closing hereunder has not taken place on or before the Termination Date, provided that the party seeking such termination shall not then be in material breach of its representations, warranties, covenants or agreements under this Agreement;

          (iii)    by Buyer if Seller's Board of Directors shall have failed to recommend or withdrawn, or modified in a manner adverse to Buyer, its approval or recommendation of this Agreement or the transactions contemplated hereby, or shall have failed to call the WorldGate Shareholders' Meeting in accordance with Section 7.4(a) (or Seller's Board of Directors resolves to do any of the foregoing);

          (iv)    by Buyer upon the institution of a proceeding in bankruptcy, receivership or insolvency by or against Seller, or an assignment of all or substantially all of Seller's assets;

          (v)    by Seller if all conditions set forth in Article 9 have not been satisfied or waived on or prior to the Closing Date, and Seller is not in material breach of its representations, warranties, covenants or agreements under this Agreement; and

          (vi)    by Buyer if all conditions set forth in Article 8 have not been satisfied or waived on or prior to the Closing Date, and Buyer is not in material breach of its representations, warranties, covenants or agreements under this Agreement.

        11.2    Procedure and Effect of Termination.

        (a)    In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by any or all of the parties pursuant to Section 11.1, prompt written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

          (i)    None of the parties hereto nor any of their directors, officers, shareholders, partners, employees, agents or Affiliates shall have any liability or further obligation to any other party or any of its partners, directors, officers, shareholders, employees, agents or Affiliates pursuant to this Agreement with respect to which termination has occurred, except as stated in Sections 11.2(b) and 12.1 hereof;

          (ii)    All filings, applications and other submissions relating to the transactions contemplated hereby shall, to the extent practicable, be withdrawn from the agency or other Person to which made; and

          (iii)    Buyer shall return any information received by Buyer from Seller.

        (b)    Notwithstanding anything to the contrary contained in this Agreement, if any of Seller or Buyer is in breach in any material respect of its respective obligations under this Agreement prior to the date of termination of this Agreement, then and in that event, as appropriate, the following provisions shall apply:

          (i)    if Seller is in breach of its obligations under this Agreement, Buyer shall have the right to seek all remedies available to it as provided hereunder or at law or equity, including the remedy of specific performance as provided in Section 12.8 (unless Buyer shall have received the Seller Delivered Termination Fee under Section 12.1); and

          (ii)    if Buyer is in breach of its obligations under this Agreement, Seller shall have the right to seek all remedies available to it as provided hereunder or at law or equity, including the remedy of specific performance as provided in Section 12.8 (unless Seller shall have elected to receive the Buyer Delivered Termination Fee under Section 12.1).

ARTICLE 12

MISCELLANEOUS PROVISIONS

        12.1    Expenses; Seller Delivered Termination Fee; Buyer Delivered Termination Fee.

        (a)    Whether or not the transactions contemplated hereby are consummated, except as otherwise specifically provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party that incurs such costs and expenses. Seller shall pay any sales, use, property and transfer Taxes incident to the consummation of the transactions contemplated hereby.

        (b)    Seller Delivered Termination Fee.

          (i)    If this Agreement is terminated pursuant to Section 11.1(a) (if the bankruptcy petition that results in the Alternative Transaction Order was filed by Seller or any of its Affiliates), Section 11.1(b)(iii) or Section 11.1(b)(iv) (if such bankruptcy, receivorship or insolvency proceedings were instituted by Seller or any of its Affiliates), Seller shall pay to Buyer a termination fee of Two Hundred Thousand Dollars ($200,000) in cash (the "Seller Delivered Termination Fee"). The parties agree that the Seller Delivered Termination Fee is a reasonable estimate of Buyer's costs, expenses and loss of business opportunity and is fair consideration to induce Buyer to enter into this Agreement.

          (ii)    Any payment of the Seller Delivered Termination Fee shall be made within one business day after termination of this Agreement. WorldGate shall pay the Seller Delivered Termination Fee by wire transfer of immediately available funds. If Seller fails to pay to Buyer any fee or expense on the date due hereunder (including the Seller Delivered Termination Fee), Seller shall pay the costs and expenses (including reasonable legal fees and expenses subject to verification) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the rate of the lower of 10% or the publicly announced prime rate of Citibank, N.A. in New York City, plus 2% from the date such fee was required to be paid to the date it is paid.

          (iii)    If the Seller Delivered Termination Fee is paid, Seller shall not have any further liability under this Agreement, and Buyer shall have no further claims or causes of action (at law, equity or otherwise) against Seller related to this Agreement.

        (c)    Buyer Delivered Termination Fee.

          (i)    If this Agreement is terminated pursuant to Section 11.1(b)(v) because the condition to the obligations of Seller set forth in Section 9.2 shall not have been satisfied at the Closing, Seller shall have the right to elect, within three (3) days of the date of Seller's notice pursuant to Section 11.2(a) to so terminate this Agreement, by written notice to Buyer (the "Election Notice") to require Buyer to pay to Seller a termination fee of Two Hundred Thousand Dollars ($200,000) in cash (the "Buyer Delivered Termination Fee").

          (ii)    Any payment of the Buyer Delivered Termination Fee shall be made within one business day after delivery of the Election Notice. Buyer shall pay the Buyer Delivered Termination Fee by wire transfer of immediately available funds. If Buyer fails to pay to Seller any fee or expense on the date due hereunder (including the Buyer Delivered Termination Fee), Buyer shall pay the costs and expenses (including reasonable legal fees and expenses subject to verification) in connection with any action, including the prosecution of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the rate of the lower of 10% or the publicly announced prime rate of Citibank, N.A. in New York City, plus 2% from the date such fee was required to be paid to the date it is paid.

          (iii)    If Seller exercises its right to receive the Buyer Delivered Termination Fee, and the Buyer Delivered Termination Fee is paid, Buyer shall not have any further liability under this Agreement and Seller shall have no further claims or causes of action (at law, equity or otherwise) against Buyer related to this Agreement.

        12.2    Further Assurances.    Subject to the terms and conditions of this Agreement, each of the parties hereto will use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. From time to time after the Closing Date, without further consideration, Seller will, at its expense, execute and deliver, or cause to be executed and delivered, such documents to Buyer as Buyer may reasonably request in order to more effectively vest in Buyer good title to the Assets (subject to Seller's representations and warranties hereunder) and to evidence the representations and warranties of Seller hereunder. From time to time after the Closing Date, without further consideration, Buyer will, at Buyer's expense, execute and deliver such documents to Seller as Seller may reasonably request in order more effectively to consummate the sale of the Assets pursuant to this Agreement.

        12.3    Amendment and Modification.    This Agreement may be amended, modified or supplemented only by written agreement executed by Seller and Buyer.

        12.4    Waiver of Compliance: Consents.    Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 12.4.

        12.5    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or by nationally recognized courier service (receipt requested) or by facsimile transmission, telexed or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

If to Buyer:	TVGateway, LLC 3190 Tremont Avenue Suite 100 Trevose, PA 19053 Facsimile: Attention: General Counsel
With a copy to:	Dow, Lohnes & Albertson, PLLC 1200 New Hampshire Avenue, N.W. Suite 800 Washington, D.C. 20036 6802 Attention: Stuart A. Sheldon, Esq. Telecopier: 202-776-2222
If to Seller:	WorldGate Communications, Inc. 3190 Tremont Avenue, Suite 100 Trevose, PA 19053 Attn: General Counsel Facsimile: 215-354-1049

With a copy to:	Drinker Biddle & Reath LLP 1000 Westlakes Drive Suite 300 Berwyn, PA 19312-2409 Attention: Walter Mostek, Esq. Facsimile: 610-993-8585

        12.6    Assignment.    This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of Buyer and Seller, nor is this Agreement intended to confer upon any other Person except the parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, Buyer and Seller shall each be entitled to assign its rights, interest and obligations under this Agreement or any portion thereof to any Affiliate or subsidiary or, in the case of Buyer, any Member of Buyer; provided that the assigning party shall not be released from its obligations hereunder.

        12.7    Governing Law.    This Agreement shall be governed by the laws of the State of Delaware (but not the laws pertaining to choice of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

        12.8    Specific Performance.    The parties recognize that if a party hereto breaches its obligations under this Agreement, monetary damages alone would not be adequate to compensate the non-breaching party for its injury. In the event of a breach by a party for any representation, warranty, covenant or agreement under this Agreement, in addition to any other remedy available to it (including money damages and reimbursement of all related costs and expenses, including legal fees and expenses), the non-breaching party shall be entitled to receive an injunction restraining any such breach and to enforcement of this Agreement by a decree of specific performance requiring the breaching party to fulfill its obligations under this Agreement, in each case without the necessity of showing economic loss or other actual damages and without any bond or other security being required. If any action is brought by a party to specifically enforce this Agreement, the other party shall waive the defense that there is an adequate remedy at law.

        12.9    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        12.10    Interpretation.    The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

        12.11    Entire Agreement.    This Agreement, including the Exhibits hereto, the Schedules hereto and the documents delivered pursuant to this Agreement embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. The Exhibits hereto and the Schedules hereto are an integral part of this Agreement and are incorporated by reference herein.

        12.12    Severability.    If any provision of this Agreement or the application thereof to any Person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

        12.13    Cooperation With Respect to Taxes and Other Matters.    Seller and Buyer will cooperate fully, including allowing each other full access to and right to copy documents, with each other after the Closing in connection with any audit examination by any governmental taxing authority or otherwise with respect to the Assets including, but not limited to, furnishing or making available records, files, financial information, accounting records, books of account or other materials (including customer, vender and subscriber records) (the "Tax and Accounting Records") necessary or helpful for the defense against the assertions of any taxing authority as to any tax returns, tax declarations or tax reports of Buyer, Seller or any of their respective Affiliates, or otherwise reasonably required by Buyer in the operation of the Assets. Neither Buyer, on the one hand, nor Seller, on the other hand, will destroy any Tax and Accounting Records for a period of six (6) years after the Closing Date without having given thirty (30) days prior written notice to Seller or Buyer, respectively, and, in the event Seller or Buyer wishes to copy any such records, cooperate in making such records available for such copying, provided arrangements are made for reimbursement of all expenses reasonably incurred as a result of such cooperation.

        12.14    Confidentiality.    Buyer and Seller will maintain in confidence, and will cause their directors, officers, employees, agents and advisors to maintain in confidence the terms and provisions of this Agreement and the transactions contemplated by this Agreement, unless (i) such information was already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the disclosure or use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required or in connection with the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by law (including rules and regulations of the SEC), legal proceedings, or the rules of any stock exchange to which Buyer or Seller, as the case may be, is subject.

IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

WORLDGATE COMMUNICATIONS, INC.
By:	/s/ Hal Krisbergh
Name:	Hal Krisbergh
Title:	Chairman and Chief Executive Officer
TVGATEWAY, LLC
By:	/s/ William D. McCall
Name:	William D. McCall
Title:	CEO

EXHIBIT F—(to Asset Purchase Agreement)
Form of License Agreement

LICENSE AGREEMENT

        This License Agreement is entered into this            day of            , 2003, (the "Effective Date") by and between WORLDGATE COMMUNICATIONS, INC., a Delaware corporation ("WorldGate"), and TVGATEWAY, LLC, a Delaware limited liability company ("TVGateway").

        A.    WorldGate and TVGateway entered into an Asset Purchase Agreement as of the date hereof (the "Asset Purchase Agreement") pursuant to which TVGateway purchased certain assets from WorldGate, including, without limitation, certain intellectual property.

        B.    WorldGate desires to license from TVGateway certain intellectual property, and TVGateway desires to license such intellectual property to WorldGate.

        In consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     License Grant.

        (a)   TVGateway hereby grants to WorldGate a non-exclusive, royalty-free license for a period of five (5) years beginning on the Effective Date to use the Assigned Intellectual Property, as defined in the Asset Purchase Agreement, and the Assigned Software and Technology, as defined in the Asset Purchase Agreement, (collectively, the "Licensed Technology") solely in connection with providing services to WorldGate's now existing customers listed on Exhibit A.

        (b)   TVGateway hereby grants to WorldGate a non-exclusive, royalty-free, perpetual license to use the Licensed Technology solely to provide services to customers within the Republic of India.

        (c)   Notwithstanding the foregoing, WorldGate shall not use the Licensed Technology to develop, market or distribute an electronic program guide.

        2.     Ownership.    As between TVGateway and WorldGate, all right, title and interest in and to the Licensed Technology and associated intellectual property rights, including, without limitation, trademarks, service marks, copyrights, patents, trade secrets and other proprietary rights shall remain the exclusive property of TVGateway.

        3.     No Warranty; Limitation of Liability.    THE LICENSED TECHNOLOGY IS PROVIDED "AS IS" AND TVGATEWAY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. IN NO EVENT SHALL TVGATEWAY BE LIABLE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO: PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES; LOSS OF USE, DATA, OR PROFITS; OR BUSINESS INTERRUPTION) HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, WHETHER IN CONTRACT, STRICT LIABILITY, OR TORT (INCLUDING NEGLIGENCE OR OTHERWISE) ARISING OUT OF OR RELATED TO THE USE OF THE LICENSED TECHNOLOGY.)

        5.     Assignment and Sublicense.    WorldGate shall not assign or sublicense this Agreement or the licenses granted hereunder in the United States except in connection with the sale of all or substantially all of its business or assets and even in that case only with TVGateway's prior written consent, which shall not be unreasonably withheld. If WorldGate proposes to assign or sublicense this Agreement or the license granted hereunder to an entity that competes with or plans to compete with

TVGateway, that shall be a valid, legitimate and reasonable basis on which TVGateway may deny its consent to assignment or sublicense consistent with this provision.

        6.     Notice of Claims.    In the event that either party becomes aware of any claim or threatened claim that the Licensed Technology infringes or violates the rights of any third party, such party shall promptly provide written notice to the other party of any such claim or potential claim. In the event any third party asserts a claim against TVGateway relating to the Licensed Technology, WorldGate, at its own expense, will cooperate with any reasonable request of TVGateway to assist in the defense of such claim.

        7.     Confidentiality.    WorldGate will maintain in confidence, and will cause its directors, officers, employees, agents and advisors to maintain in confidence the terms and provisions of this Agreement and any computer code or trade secret contained within the Licensed Technology, unless (i) such information was already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the disclosure or use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required or in connection with the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by law (including rules and regulations of the SEC), legal proceedings, or the rules of any stock exchange to which TVGateway or WorldGate, as the case may be, is subject.

        8.     Miscellaneous.    Except for the Asset Purchase Agreement, this Agreement, including Exhibit A, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law. This Agreement may be amended, modified or supplemented only by written agreement executed by TVGateway and WorldGate. This Agreement will be governed by the laws of the State of Delaware (but not the laws pertaining to choice of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        [Rest of page intentionally left blank. Signature page follows.]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective duly authorized officers as of the Effective Date.

TVGATEWAY, LLC

By:

Name:

Title:

WORLDGATE COMMUNICATIONS, INC.

By:

Name:

Title:

Exhibit A

WORLDGATE'S EXISTING CUSTOMERS FOR WORLDGATE INTERACTIVE SERVICE

DOMESTIC

Buckeye Cablesystems, Ohio

Charter Communications

Comcast

GEUS, Texas

Massillon Cable, Ohio

Tacoma Click!, Washington

INTERNATIONAL

Amzak, Costa Rica and El Salvador

Cable Onda, Panama

CableVision, Mexico

Cogeco, Canada

Digital Latin America, Miami

Gigared, Argentina

Intercable, Venezuela

Liberty Cable, Puerto Rico

MegaCable, Mexico

Retecal Cable, Spain

TeleCable Nacional, Dominican Republic

Telfonica del Peru, Peru

TV Cable, Columbia

TV International, Mexico

        With respect to the above-listed customers, WorldGate shall have the right to provide the WorldGate Interactive Service, as it exists as of the date hereof, under the agreements pursuant to which WorldGate currently provides service to the customers listed above, provided that those customers do not have the right to sublicense (except that those customers may authorize their subscribers to use the service) or otherwise provide the WorldGate Interactive Service to any other party, and provided further that the existing agreements pursuant to which WorldGate provides service to those customers shall not be renewed, extended or otherwise amended.

EXHIBIT 7.9(a)-(to Asset Purchase Agreement)
Form of Buyer Release Delivered to Seller

RELEASE AGREEMENT

        This RELEASE (this "Release") is dated as of                        , 2003 ("Effective Date") by: "TVGateway": TVGATEWAY, LLC, a Delaware limited liability company, and in favor of: "WorldGate": WORLDGATE COMMUNICATIONS, INC., a Delaware corporation.

R E C I T A L S:

        A.    WorldGate and TVGateway are parties to an Asset Purchase Agreement dated July    , 2003 (the "Purchase Agreement").

        B.    The agreement of TVGateway to deliver this Release was a material inducement to WorldGate in entering into the Purchase Agreement, and the execution and delivery of this Release by TVGateway is a condition to WorldGate's obligation to sell, transfer and deliver the Assets (as defined in the Purchase Agreement) to TVGateway.

A G R E E M E N T S:

        NOW, THEREFORE, in consideration of the mutual promises and other consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, TVGateway agrees and declares as follows:

        1.     Capitalized Terms.    In addition to the above-defined terms, the following terms shall have the following meanings in this Release:

        a.     "Associated Persons" means representatives, agents, and attorneys, and in addition with respect to an individual his or her spouse, lineal descendants, estates and heirs, and with respect to a corporation, limited liability company, or partnership party, each of its predecessors, successors and assigns.

        b.     "Releasors" means TVGateway, its Associated Persons, and all of its past and present subsidiary and affiliated corporations and companies.

        c.     "Releasees" means WorldGate, its Associated Persons, and all past and present directors and officers, employees, consultants, fiduciaries, servants, predecessors, successors and assigns, subsidiary and affiliated corporations and companies.

        d.     Any capitalized term used but not defined in this Release shall have the meaning given to such term in the Purchase Agreement.

        2.     Release.    Except as set forth in Section 3, the Releasors hereby release, relieve, acquit, relinquish, acquit, satisfy and forever discharge, jointly and severally, the Releasees of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, attorney's fees, costs, expenses, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liabilities, judgments, executions, obligations, reckonings, liens, claims and demands, whether contractual, tortious or otherwise, in law or in equity, of every kind and nature whatsoever, known or unknown, which the Releasors ever had, now have or hereafter can, shall or may have, against the Releasees for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the end of time. All of the foregoing shall be referred to herein as the "Released Claims and Demands," and with each being a "Released Claim or Demand."

        3.     Non-Released Matters.    Notwithstanding anything in this Release or any other agreement to the contrary, this Release is not intended to and shall not release (a) the Releasees from their obligations or liabilities, if any, under this Release, the Purchase Agreement, the Bill of Sale, the Assignment and Assumption Agreement, the Patent Assignment, the Copyright Assignment and the

Trademark Assignment, (b) the Releasees from their obligations or liabilities under the release agreement, attached as Exhibit 7.7(b) to the Purchase Agreement, being delivered by them, as "Releasors," to the Releasors, as "Releasees," on the date hereof, (c) the Releasees from their obligations or liabilities under the release agreements, a form of which is attached as Exhibit 7.7(c) to the Purchase Agreement, being delivered by them, as "Releasors," to each Member on the date hereof and (d) the Releasees from any obligation to indemnify any Releasor, or any of any Releasor's Associated Persons for any claim by any third party, person, or entity not subject to this Release.

        4.     Non-Assertion of Released Claims.    Each of the Releasors hereby agrees and covenants not to sue and to refrain and desist forever from instituting or asserting against any of the Releasees any claim, demand, action, or suit of whatsoever kind or nature, in law or in equity, directly or indirectly, for payment, damages or loss related to any claim or demand released by virtue of this Release, and each Releasor agrees that this Release may be pleaded by any Releasee as a counterclaim or cross-claim to or as a defense in bar or abatement of any Released Claim or Demand which is brought, instituted, or taken by or on behalf of any Releasor.

        5.     Waiver of After-Discovered Claims.    Each Releasor acknowledges that it may hereafter discover claims or facts in addition to or different from those currently known to or assertable by such Releasor with respect to such Releasor's Releasees and to any Released Claim and Demand. Each Releasor hereby expressly assumes the risk of any mistake of fact and of any facts proven to be other than or different from the facts now known to any of the parties or believed by them to exist. Notwithstanding the foregoing, each such Releasor intends hereby fully, finally and forever to settle and release each and every Released Claim and Demand against such Releasor's Releasees, and in furtherance of such intention, this Release shall be and remain in effect as a full and complete general release with respect to each and every Released Claim and Demand, notwithstanding the discovery or existence of any such additional or different claims or facts. Each Releasor acknowledges that it has received independent legal advice with regard to its rights or asserted rights arising out of the matters in controversy among the parties and also with regard to the advisability of making and executing this Release.

        6.     Binding Effect without Admission.    Without limitation, this Release, the consideration for which is given in compromise of disputed claims, is intended to be legally binding and a full and final accord and satisfaction and release of claims which are denied and contested, and nothing contained herein shall be construed or offered as an admission by any party of any liability of any kind to any other party, person or entity.

        7.     Representations and Warranties.    Each Releasor hereby represents and warrants to its Releasees as follows:

        a.     Except as set forth herein or in the Purchase Agreement, Releasees have not made any statement or representation to such Releasor in providing this Release, and such Releasor does not rely upon any statement, representation, or promise of any other party (or any of their Associated Persons), in executing this Release;

        b.     Such Releasor has all requisite power and authority to execute this Release, all limited liability company action necessary to approve the execution of this Release by such Releasor has been taken, and such Releasor has taken all necessary and appropriate action to secure such requisite power and authority to execute this Release for each of its Associated Persons; and

        c.     Such Releasor has not heretofore assigned, transferred or granted, or purported to assign, transfer or grant any of such Releasor's Released Claims and Demands, or any interest therein or right thereto, to any person.

        8.     Further Assurances.    Releasors shall execute all such further and additional documents, if any, and take such further and additional actions, if any, as shall be reasonable and necessary to carry out the provisions of this Release.

        9.     Governing Law.    This Release shall be governed by and construed in accordance with the laws of the State of Delaware excluding the conflicts of law provisions thereof.

        10.   Amendment and Waiver.    This Release shall not be supplemented, modified or amended except in a writing signed by each of WorldGate and TVGateway. Any failure of any of the Releasors to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the Releasees entitled to the benefits thereof only by a written instrument signed by such Releasees granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by such Releasors.

        11.   Successors and Assigns.    This Release shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        12.   Gender and Number.    Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires.

        13.   Joint Drafting.    Each of the parties hereto have jointly participated in the negotiation and drafting of this Release. In the event an ambiguity or question of intent or interpretation arises, this Release shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Release.

        14.   Counterparts.    This Release may be executed in counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Release by signing any such counterpart signature page or such counterpart.

        IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

        TVGATEWAY, LLC

        By:

        Name:

        Title:

EXHIBIT 7.9(b)-(to Asset Purchase Agreement)
Form of Seller Release Delivered to Buyer

RELEASE AGREEMENT

        This RELEASE (this "Release") is dated as of                        , 2003 ("Effective Date") by:    "WorldGate": WORLDGATE COMMUNICATIONS, INC., a Delaware corporation, and in favor of:    "TVGateway": TVGATEWAY, LLC, a Delaware limited liability company.

R E C I T A L S:

A.    WorldGate and TVGateway are parties to an Asset Purchase Agreement dated July    , 2003 (the "Purchase Agreement").

B.    The agreement of WorldGate to deliver this Release was a material inducement to TVGateway in entering into the Purchase Agreement, and the execution and delivery of this Release by WorldGate is a condition to TVGateway's obligation to purchase the Assets (as defined in the Purchase Agreement).

A G R E E M E N T S:

        NOW, THEREFORE, in consideration of the mutual promises and other consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, WorldGate agrees and declares as follows:

1.
Capitalized Terms. In addition to the above-defined terms, the following terms shall have the following meanings in this Release:

a.
"Associated Persons" means representatives, agents, and attorneys, and in addition with respect to an individual, his or her spouse, lineal descendants, estates and heirs, and with respect to a corporation, limited liability company, or partnership party, each of its predecessors, successors and assigns.

b.
"Releasors" means WorldGate, its Associated Persons, and all of its past and present subsidiary and affiliated corporations and companies.

c.
"Releasees" means TVGateway, its Associated Persons, and all past and present directors and officers, employees, consultants, fiduciaries, servants, predecessors, successors and assigns, subsidiary and affiliated corporations and companies.

d.
Any capitalized term used but not defined in this Release shall have the meaning given to such term in the Purchase Agreement.

2.
Release.    Except as set forth in Section 3, the Releasors hereby release, relieve, acquit, relinquish, acquit, satisfy and forever discharge, jointly and severally, the Releasees of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, attorney's fees, costs, expenses, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liabilities, judgments, executions, obligations, reckonings, liens, claims and demands, whether contractual, tortious or otherwise, in law or in equity, of every kind and nature whatsoever, known or unknown, which the Releasors ever had, now have or hereafter can, shall or may have, against the Releasees for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the end of time. All of the foregoing shall be referred to herein as the "Released Claims and Demands," and with each being a "Released Claim or Demand."

3.
Non-Released Matters.    Notwithstanding anything in this Release or any other agreement to the contrary, this Release is not intended to and shall not release (a) the Releasees from their obligations or liabilities, if any, under this Release, the Purchase Agreement, the Assignment and Assumption Agreement, the Patent Assignment, the Copyright Assignment and the Trademark Assignment, (b) the Releasees from their obligations or liabilities under the release agreement, attached as Exhibit 7.7(a) to the Purchase Agreement, being delivered by them, as "Releasors," to the Releasors, as "Releasees," on the date hereof, and (c) the Releasees from any obligation to indemnify any Releasor, or any of any Releasor's Associated Persons for any claim by any third party, person, or entity not subject to this Release.

4.
Non-Assertion of Released Claims.    Each of the Releasors hereby agrees and covenants not to sue and to refrain and desist forever from instituting or asserting against any of the Releasees any claim, demand, action, or suit of whatsoever kind or nature, in law or in equity, directly or indirectly, for payment, damages or loss related to any claim or demand released by virtue of this Release, and each Releasor agrees that this Release may be pleaded by any Releasee as a counterclaim or cross-claim to or as a defense in bar or abatement of any Released Claim or Demand which is brought, instituted, or taken by or on behalf of any Releasor.

5.
Waiver of After-Discovered Claims.    Each Releasor acknowledges that it may hereafter discover claims or facts in addition to or different from those currently known to or assertable by such Releasor with respect to such Releasor's Releasees and to any Released Claim and Demand. Each Releasor hereby expressly assumes the risk of any mistake of fact and of any facts proven to be other than or different from the facts now known to any of the parties or believed by them to exist. Notwithstanding the foregoing, each such Releasor intends hereby fully, finally and forever to settle and release each and every Released Claim and Demand against such Releasor's Releasees, and in furtherance of such intention, this Release shall be and remain in effect as a full and complete general release with respect to each and every Released Claim and Demand, notwithstanding the discovery or existence of any such additional or different claims or facts. Each Releasor acknowledges that it has received independent legal advice with regard to its rights or asserted rights arising out of the matters in controversy among the parties and also with regard to the advisability of making and executing this Release.

6.
Binding Effect without Admission.    Without limitation, this Release, the consideration for which is given in compromise of disputed claims, is intended to be legally binding and a full and final accord and satisfaction and release of claims which are denied and contested, and nothing contained herein shall be construed or offered as an admission by any party of any liability of any kind to any other party, person or entity.

7.
Representations and Warranties.    Each Releasor hereby represents and warrants to its Releasees as follows:

a.
Except as set forth herein or in the Purchase Agreement, Releasees have not made any statement or representation to such Releasor in providing this Release, and such Releasor does not rely upon any statement, representation, or promise of any other party (or any of their Associated Persons), in executing this Release;

b.
Such Releasor has all requisite power and authority to execute this Release, all corporate action necessary to approve the execution of this Release by such Releasor has been taken, and such Releasor has taken all necessary and appropriate action to secure such requisite power and authority to execute this Release for each of its Associated Persons; and

c.
Such Releasor has not heretofore assigned, transferred or granted, or purported to assign, transfer or grant any of such Releasor's Released Claims and Demands, or any interest therein or right thereto, to any person.

8.
Further Assurances.    Releasors shall execute all such further and additional documents, if any, and take such further and additional actions, if any, as shall be reasonable and necessary to carry out the provisions of this Release.

9.
Governing Law.    This Release shall be governed by and construed in accordance with the laws of the State of Delaware excluding the conflicts of law provisions thereof.

10.
Amendment and Waiver.    This Release shall not be supplemented, modified or amended except in a writing signed by each of WorldGate and TVGateway. Any failure of any of the Releasors to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the Releasees entitled to the benefits thereof only by a written instrument signed by such Releasees granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by such Releasors.

11.
Successors and Assigns.    This Release shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.
Gender and Number.    Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires.

13.
Joint Drafting.    Each of the parties hereto have jointly participated in the negotiation and drafting of this Release. In the event an ambiguity or question of intent or interpretation arises, this Release shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Release.

14.
Counterparts.    This Release may be executed in counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Release by signing any such counterpart signature page or such counterpart.

IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

WORLDGATE COMMUNICATIONS, INC.

By:

Name: Title:

EXHIBIT 7.9(c)-(to Asset Purchase Agreement)
Form of Member Delivered Release

RELEASE AGREEMENT

        This RELEASE (this "Release") is dated as of                        , 2003 ("Effective Date")
by: "[Member]": [Insert Member name], and
in favor of: "WorldGate": WORLDGATE COMMUNICATIONS, INC., a Delaware corporation.

R E C I T A L S:

        A.    WorldGate, and TVGateway, LLC, a Delaware limited liability company ("TVGateway") are parties to an Asset Purchase Agreement dated            , 2003 (the "Purchase Agreement").

        B.    [Member] is a member of TVGateway.

        C.    The agreement of [Insert Member Name] as a Requesting Member (as defined in the Purchase Agreement) to deliver this Release to WorldGate, was a material inducement to WorldGate in entering into the Purchase Agreement, and the execution and delivery of this Release by [Insert Member Name] as a Requesting Member is a condition to WorldGate's obligation to purchase the Assets (as defined in the Purchase Agreement).

A G R E E M E N T S:

        NOW, THEREFORE, in consideration of the mutual promises and other consideration set forth in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Member] agrees and declares as follows:

        1.    Capitalized Terms.    In addition to the above-defined terms, the following terms shall have the following meanings in this Release:

        a.     "Associated Persons" means representatives, agents, and attorneys, and in addition with respect to an individual, his or her spouse, lineal descendants, estates and heirs, and with respect to a corporation, limited liability company, or partnership party, each of its predecessors, successors and assigns.

        b.     "Releasors" means [Insert Member Name], its Associated Persons, and all of its past and present subsidiary and affiliated corporations and companies.

        c.     "Releasees" means WorldGate, its Associated Persons, and all its past and present stockholders, directors and officers, employees, consultants, fiduciaries, servants, managers, partners, predecessors, successors and assigns, subsidiary and affiliated corporations and companies.

        d.     Any capitalized term used but not defined in this Release shall have the meaning given to such term in the Purchase Agreement.

        2.    Release.    Except as set forth in Section 3, the Releasors hereby release, relieve, acquit, relinquish, acquit, satisfy and forever discharge, jointly and severally, the Releasees of and from all manner of action and actions, cause and causes of action, suits, debts, dues, sums of money, accounts, attorney's fees, costs, expenses, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, liabilities, judgments, executions, obligations, reckonings, liens, claims and demands, whether contractual, tortious or otherwise, in law or in equity, of every kind and nature whatsoever, known or unknown, which the Releasors ever had, now have or hereafter can, shall or may have, against the Releasees for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the end of time. All of the foregoing shall be referred to herein as the "Released Claims and Demands," and with each being a "Released Claim or Demand."

        3.    Non-Released Matters.    Notwithstanding anything in this Release or any other agreement to the contrary, this Release is not intended to and shall not release (a) the Releasees from their obligations or liabilities under the release agreement, attached as Exhibit 7.7(d) to the Purchase Agreement, being delivered by them, as "Releasors," to the Releasors, as "Releasees," on the date hereof[, and (b) the Releasees from any obligation to indemnify any Releasor, or any of any Releasor's Associated Persons for any claim by any third party, person, or entity not subject to this Release].

        4.    Non-Assertion of Released Claims.    Each of the Releasors hereby agrees and covenants not to sue and to refrain and desist forever from instituting or asserting against any of the Releasees any claim, demand, action, or suit of whatsoever kind or nature, in law or in equity, directly or indirectly, for payment, damages or loss related to any claim or demand released by virtue of this Release, and each Releasor agrees that this Release may be pleaded by any Releasee as a counterclaim or cross-claim to or as a defense in bar or abatement of any Released Claim or Demand which is brought, instituted, or taken by or on behalf of any Releasor.

        5.    Waiver of After-Discovered Claims.    Each Releasor acknowledges that it may hereafter discover claims or facts in addition to or different from those currently known to or assertable by such Releasor with respect to such Releasor's Releasees and to any Released Claim and Demand. Each Releasor hereby expressly assumes the risk of any mistake of fact and of any facts proven to be other than or different from the facts now known to any of the parties or believed by them to exist. Notwithstanding the foregoing, each such Releasor intends hereby fully, finally and forever to settle and release each and every Released Claim and Demand against such Releasor's Releasees, and in furtherance of such intention, this Release shall be and remain in effect as a full and complete general release with respect to each and every Released Claim and Demand, notwithstanding the discovery or existence of any such additional or different claims or facts. Each Releasor acknowledges that it has received independent legal advice with regard to its rights or asserted rights arising out of the matters in controversy among the parties and also with regard to the advisability of making and executing this Release.

        6.    Binding Effect without Admission.    Without limitation, this Release, the consideration for which is given in compromise of disputed claims, is intended to be legally binding and a full and final accord and satisfaction and release of claims which are denied and contested, and nothing contained herein shall be construed or offered as an admission by any party of any liability of any kind to any other party, person or entity.

        7.    Representations and Warranties.    Each Releasor hereby represents and warrants to its Releasees as follows:

        a.     Releasees have not made any statement or representation to such Releasor in providing this Release, and such Releasor does not rely upon any statement, representation, or promise of any other party (or any of their Associated Persons), in executing this Release;

        b.     Such Releasor has all requisite power and authority to execute this Release, all corporate action necessary to approve the execution of this Release by such Releasor has been taken, and such Releasor has taken all necessary and appropriate action to secure such requisite power and authority to execute this Release for each of its Associated Persons; and

        c.     Such Releasor has not heretofore assigned, transferred or granted, or purported to assign, transfer or grant any of such Releasor's Released Claims and Demands, or any interest therein or right thereto, to any person.

        8.    Further Assurances.    Releasors shall execute all such further and additional documents, if any, and take such further and additional actions, if any, as shall be reasonable and necessary to carry out the provisions of this Release.

        9.    Governing Law.    This Release shall be governed by and construed in accordance with the laws of the State of Delaware excluding the conflicts of law provisions thereof.

        10.    Amendment and Waiver.    This Release shall not be supplemented, modified or amended except in a writing signed by each of WorldGate and [Insert Member Name]. Any failure of any of the Releasors to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the Releasees entitled to the benefits thereof only by a written instrument signed by such Releasees granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure by such Releasors.

        11.    Successors and Assigns.    This Release shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

        12.    Gender and Number.    Words used herein, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender and any other number as the context requires.

        13.    Joint Drafting.    Each of the parties hereto have jointly participated in the negotiation and drafting of this Release. In the event an ambiguity or question of intent or interpretation arises, this Release shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Release.

        14.    Counterparts.    This Release may be executed in counterpart signature pages or in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Release by signing any such counterpart signature page or such counterpart.

        IN WITNESS WHEREOF, the parties have executed this Release as of the date first above written.

        [INSERT MEMBER NAME]

By:
Name:
Title:

Exhibit B—Fairness Opinion for the TVGateway Transaction

AUGUST 6, 2003

The Board of Directors
WorldGate Communications, Inc.
3190 Tremont Ave.
Trevose, PA 19053

To the Board of Directors:

We understand that:

  A.
  WorldGate Communications, Inc. ("WorldGate" or the "Company") is proposing to enter into an asset purchase agreement ("Agreement" or the "APA") with TVGateway, LLC ("TVGateway" or the "Buyer") providing for the sale of certain tangible assets, intellectual property and software and technology of the Company to the Purchaser.

  B.
  The completion of the Agreement will be conditional upon, among other things, approval by WorldGate's shareholders and optionholders, at a shareholder meeting to be held as soon as reasonably practicable (the "Shareholder Meeting"); and

  C.
  Concurrently with the execution of the Agreement, shareholders representing approximately 26.9% of the Company's outstanding common shares have entered into lock-up agreements (the "Lock-up Agreements") pursuant to which they have agreed to vote their shares in favor of the Agreement at the Shareholder Meeting.

THE ENGAGEMENT OF BOSTON CORPORATE FINANCE, INC.

        By letter agreement dated January 21, 2003 (the "Engagement Agreement"), WorldGate engaged Boston Corporate Finance, Inc. ("BCF" or "we") to, among other things, provide financial advice to WorldGate and its board of directors (the "Board of Directors") in connection with its consideration of financing and strategic alternatives for maximizing shareholder value. As part of our engagement, we solicited expressions of interest from i) potential equity investors; and, ii) potential purchasers of either the Company or its intellectual property and other operating assets. In addition, we assisted the Company's management and advised the Board of Directors regarding the relative financial merits of the expressions of interest received by the Company as part of that process. Pursuant to the Engagement Agreement, the Board of Directors has requested that we prepare and deliver this opinion (the "Opinion") as to the fairness, from a financial point of view, of the consideration to be offered by TVGateway to WorldGate pursuant to the Agreement.

        BCF will be paid a fee for rendering this Opinion and will be paid an additional fee that is contingent upon the completion of the Agreement or any alternative transaction. In addition, WorldGate has agreed to indemnify BCF with respect to liabilities that might arise out of its engagement.

CREDENTIALS OF BOSTON CORPORATE FINANCE, INC.

        BCF is an investment banking firm which specializes in providing mergers and acquisitions services and providing corporate finance advice to technology companies. BCF and its principals have had extensive experience in advising companies in similar businesses and situations as WorldGate.

SCOPE OF REVIEW

        In connection with rendering our Opinion, we have reviewed and relied upon, among other things, the following:

  I)
  the Agreement dated August 6, 2003 between WorldGate and TVGateway;

  II)
  a draft of the APA, dated as of the date of this Opinion;

  III)
  drafts of Shareholder Lock-up Agreements dated as of the date of this Opinion;

  IV)
  draft press releases of WorldGate and TVGateway in contemplation of announcing the proposed transaction;

  V)
  the annual reports to shareholders of WorldGate and Forms 10-K for 2002 and 2001;

  VI)
  WorldGate's proxy circulars for the prior two years;

  VII)
  the unaudited interim reports of WorldGate for the first two quarters of 2003;

  VIII)
  WorldGate's internal budget for the remainder of 2003;

  IX)
  WorldGate's financial condition as of June 30, 2003 and its projection for the remainder of 2003 through 2005;

  X)
  published information and analysis for WorldGate and other companies within the ITV industry;

  XI)
  certain other internal information prepared and provided to us by WorldGate's management, primarily financial in nature, concerning the business, assets, liabilities and prospects of WorldGate, including a forecast of residual value if forced into liquidation;

  XII)
  review of the activity in the public market for WorldGate's common stock over the past year;

  XIII)
  certain information on TVGateway and its relationship to WorldGate;

  XIV)
  public information and analysis on other companies, including data relating to the public market for ITV, software and cable industry companies and implied multiplies for comparable transactions;

  XV)
  such other information, analysis and discussions (including discussions with shareholders who will execute the Lock-up Agreements) as we considered necessary or appropriate in the circumstances; and,

  XVI)
  certificates signed by WorldGate's Chief Executive Officer and Chief Financial Officer attesting to the accuracy and completeness of the information provided.

        In addition to the information described above, BCF was active in the marketplace, speaking to many potential purchasers or financing sources for WorldGate since the date of the Engagement Agreement. We have participated in numerous discussions with internal management and outside parties, and have actively pursued other potential transaction alternatives.

ASSUMPTIONS AND LIMITATIONS

        Our Opinion is subject to the assumptions, explanations and limitations set forth below.

        We have not been asked to prepare and have not prepared a formal valuation or appraisal of WorldGate or any of its assets or securities and our Opinion should not be construed as such.

        With your permission, we have relied upon, and have assumed the completeness, accuracy and fair presentation of, all financial and other information, data, advice, opinions and representations obtained by us from public sources, or provided to us by WorldGate and its advisors or otherwise obtained pursuant to our engagement, and our Opinion is conditional upon such completeness, accuracy and fair presentation. We have not been requested or attempted to verify independently the accuracy, completeness or fairness of presentation of any such information, data, advice, opinions and representations. With respect to operating and financial forecasts and budgets provided to us and relied upon in our analysis, we have assumed that they have been reasonably prepared on bases reflecting the most reasonable assumptions, estimates and judgments of WorldGate's management, having regard to WorldGate's plans, financial condition and prospects. We have also assumed that the Agreement will be completed substantially in accordance with the draft we have reviewed.

        The Company has represented to us, in a certificate of two senior officers of the Company delivered as of the date hereof, among other things, that the information, opinions and other materials provided to us by or on behalf of WorldGate, including the written information and discussions referred to above under the heading of "Scope of Review" (collectively, the "Information") are complete and correct at the date the Information was provided to us and that since the date of the Information, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of WorldGate or any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion.

        Our Opinion is rendered on the basis of securities markets, economic and general business and financial conditions prevailing as of the date hereof and the conditions and prospects, financial and otherwise, of WorldGate as it is reflected in the Information and as they were represented to us in our discussions with management of the Company. In our analyses and in connection with the preparation of our Opinion, we have made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Agreement.

        Our Opinion has been provided to the Board of Directors for its use only and may not be relied upon by any other person without the prior written consent of BCF. Any reference to the Opinion or any reference to BCF by WorldGate in connection with the Agreement or the Shareholder Meeting will be subject to BCF's prior review and approval. In addition, we consent to a description of and the inclusion of our Opinion in any filing required to be made by the Company with the SEC and other regulatory bodies, in connection with the Agreement and in materials delivered to the Company's stockholders that are a part of such filings, provided that any such description or inclusion shall be subject to our prior review and approval.

        Our Opinion is not to be construed as a recommendation to any holder of WorldGate's common shares as to how to vote at the Shareholder Meeting.

        The Opinion is given as of the date hereof and, although we reserve the right to change or withdraw the Opinion if we learn that any of the information that we relied upon in preparing the Opinion was inaccurate, incomplete or misleading in any material respect, we disclaim any obligation to change or withdraw the Opinion, to advise any person of any change that may come to our attention or to update the Opinion after today.

OPINION

        Based upon and subject to the foregoing and such other matters as we considered relevant, it is our opinion, as of the date hereof, that the consideration offered by TVGateway pursuant to the Agreement is fair, from a financial point of view, to the holders of WorldGate's common shares.

Yours very truly,

BOSTON CORPORATE FINANCE, INC.

Exhibit C—Reverse Stock Split Amendment

AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
WORLDGATE COMMUNICATIONS, INC. EFFECTING A REVERSE STOCK SPLIT

FORM OF AMENDMENT

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
WORLDGATE COMMUNICATIONS, INC.

(Pursuant to Section 242 of the
General Corporation Law of the State of Delaware)

WORLDGATE COMMUNICATIONS, INC., a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation")

DOES HEREBY CERTIFY THAT:

FIRST: The Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable and in the best interests of the Corporation that Article FOURTH of the Amended and Restated Certificate of Incorporation of the Corporation be amended by adding a new paragraph immediately after the first paragraph of said Article FOURTH, so that the first paragraph of said Article FOURTH, giving effect to such amendment, will read in its entirety as follows.

  "FOURTH: The amount of total authorized capital stock of the Corporation is 63,500,000 shares, divided into 50,000,000 shares of common stock, par value $0.01 per share ("Common Stock"), and 13,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

  "Simultaneously with the time of filing with the Secretary of State of Delaware of the Certificate of Amendment that adds this paragraph to this Certificate of Incorporation, (the "Effective Time"), each share of Common Stock of the Corporation, par value $0.01 per share, issued and outstanding immediately prior thereto shall automatically and without action on the part of the holder thereof be combined into one-twentieth of one share of Common Stock, subject to treatment of fractional share interests as described below. Each holder of record (a "Holder") of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive, upon surrender for cancellation of such Old Certificates to the transfer agent designated by the Corporation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of shares of Common Stock into which the shares formerly represented by such Old Certificates so surrendered are combined under the terms hereof. From and after the Effective Time, and until surrendered as provided above, each Old Certificate shall represent the shares of Common Stock into which the shares evidenced thereby immediately before the Effective Time are combined under the terms hereof. No fractional shares of Common Stock shall be issued. Fractional share interests created as a result of the recapitalization effected hereby shall be rounded to the nearest whole share, with fractional share interests which are equal to or greater than 0.5 shares being rounded up to one whole share and fractional share interests which are less than 0.5 shares being rounded down to zero shares."

  SECOND: The foregoing amendment has been duly adopted and approved by the directors and stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

  IN WITNESS WHEREOF, said WorldGate Communications, Inc. has caused this Certificate of Amendment to be executed by a duly authorized officer of the Corporation this    day of                         .

WORLDGATE COMMUNICATIONS, INC.
By:

Exhibit D—Charter of the Audit Committee of the Board of Directors

Charter of the Audit Committee of the Board of Directors

I.    PURPOSE

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Company to any governmental body or the public; the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established; and the Company's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

        Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

        Review and appraise the audit effort of the Company's independent accountants.

        Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

        The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

II.    COMPOSITION

        The Audit Committee shall be comprised of three or more directors as determined by the Board, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting related financial management expertise.

        The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.    MEETINGS

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate, private executive sessions.

IV.    RESPONSIBILITIES AND DUTIES

        To fulfill its responsibilities and duties the Audit Committee shall:

        (1)    Recommend annually to the Board of Directors the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

        (2)    Annually review the engagement of the independent auditors, including the scope, extent and procedures of the audit and other services provided, and the compensation to be paid therefor.

        (3)    Review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

        (4)    Request the independent auditors to provide, from time to time as specific issues arise, an overview of key industry accounting and financial reporting issues/practices that are material to the Company and discuss with such auditors the Company's practices in those areas.

        (5)    Discuss quarterly with management and the independent auditors any changes to the accounting and reporting principles and practices applied by the Company in preparing its financial statements. Discuss any material regulatory, litigation or tax matters that may impact financial statements

        (6)    Review with the senior management of the Company and the independent auditors information as reported in the Company's financial statements, supplemental disclosures to the SEC or other disclosures. Such information should include: (a) the Company's balance sheet, income statement and statements of cash flows and stockholders' equity for each interim period, and (b) upon completion of their audit, financial results for the year.

        (7)    Discuss company performance and practices with independent auditors at least quarterly.

        (8)    Review with independent auditors the cooperation they received during their audit examination, including their access to all requested records, data and information. Elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

        (9)    Consult with the independent auditors and discuss with senior management of the Company the scope and quality of internal accounting and financial reporting controls in effect.

        (10)    Investigate, review and report to the Board of Directors the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board of Directors or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of Directors of the Company, or any affiliates of the foregoing.

        (11)    Annually review with management and the Company's legal and/or tax advisors, as appropriate, the Company's system and process for monitoring compliance with laws and regulations.

        (12)    Report to the Board of Directors from time to time, or whenever it shall be called upon to do so.

QuickLinks

WORLDGATE COMMUNICATIONS, INC. 3190 Tremont Avenue Trevose, PA 19053
WORLDGATE COMMUNICATIONS, INC. 3190 Tremont Avenue Trevose, PA 19053

PROXY STATEMENT
Questions and Answers Regarding this Meeting
Questions and Answers About The TVGateway Transaction
Questions and Answers About the Reverse Stock Split
Questions and Answers About The Company's Current Stockholders
Questions and Answers About The Company's Current Executive Officers
Forward-Looking Statements
PROPOSAL NO. 1 ELECTION OF DIRECTORS
AUDIT COMMITTEE REPORT
VOTE REQUIRED AND BOARD RECOMMENDATION
PROPOSAL NO. 2 THE TVGATEWAY TRANSACTION
Consideration
Assets Sold
Excluded Assets
License Back
Buyer Assumed Liabilities
Excluded Liabilities
Mutual Releases
Closing
Representations and Warranties of Seller
Representations and Warranties of Buyer
Covenants
Conditions to WorldGate's Obligations
Conditions to Obligations of TVGateway
Indemnification
Termination
WORLDGATE COMMUNICATIONS, INC.
The Creation of a Videophone Product and Associated Business
The Business of Videotelephony
PROPOSAL 3 AMENDMENT AND RESTATEMENT OF OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT
Risks Related to the Asset Sale
Risks Related to WorldGate's Continuing Business Operations
Risks Associated with the Reverse Stock Split
Fairness Opinion of Boston Corporate Finance
Appraisal Rights
Regulatory Approvals
Income Tax Consequences of the Reverse Stock Split
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE FISCAL YEARS 2002, 2001 and 2000
Options/SAR Grants in Last Fiscal Year
Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option SAR Values
Compensation Philosophy
Base Salaries
Short-Term Annual Bonuses
Long-Term Incentive Compensation
Compensation of the Chief Executive Officer
Comparative Stock Performance Graph
Comparison of Cumulative Total Return Among WorldGate Communications, Inc., The Nasdaq Stock Market (U.S.) Index The Nasdaq Telecommunications Index and The Internet Index
INFORMATION CONCERNING INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
STOCKHOLDER'S PROPOSALS FOR 2004 ANNUAL MEETING
OTHER MATTERS
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
ANNUAL REPORT ON FORM 10-K
Exhibit A—Asset Purchase Agreement

TABLE OF EXHIBITS
TABLE OF SCHEDULES
ASSET PURCHASE AGREEMENT
PRELIMINARY STATEMENTS
ARTICLE 1 DEFINED TERMS
ARTICLE 2 SALE AND TRANSFER
ARTICLE 3 PURCHASE PRICE
ARTICLE 4 THE CLOSING
ARTICLE 5 REPRESENTATIONS AND WARRANTIES OF SELLER
ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF BUYER
ARTICLE 7 COVENANTS OF THE PARTIES
ARTICLE 8 CONDITIONS TO THE OBLIGATIONS OF BUYER
ARTICLE 9 CONDITIONS TO THE OBLIGATIONS OF SELLER
ARTICLE 10 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION;
ARTICLE 11
TERMINATION
ARTICLE 12
MISCELLANEOUS PROVISIONS
EXHIBIT F—(to Asset Purchase Agreement) Form of License Agreement LICENSE AGREEMENT
EXHIBIT 7.9(a)-(to Asset Purchase Agreement) Form of Buyer Release Delivered to Seller RELEASE AGREEMENT
RELEASE AGREEMENT
EXHIBIT 7.9(c)-(to Asset Purchase Agreement) Form of Member Delivered Release RELEASE AGREEMENT
R E C I T A L S
A G R E E M E N T S
Exhibit B—Fairness Opinion for the TVGateway Transaction
Exhibit C—Reverse Stock Split Amendment
AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WORLDGATE COMMUNICATIONS, INC. EFFECTING A REVERSE STOCK SPLIT FORM OF AMENDMENT CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF WORLDGATE COMMUNICATIONS, INC.
Exhibit D—Charter of the Audit Committee of the Board of Directors Charter of the Audit Committee of the Board of Directors